As filed with the Securities and Exchange Commission on May 1, 2000
                                                      Registration No. 333-33976

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         STERLING FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


               Pennsylvania                                     6021                                      23-2449551
     (State or other jurisdiction of                (Primary Standard Industrial                       (I.R.S. Employer
      incorporation or organization)                 Classification Code Number)                      Identification No.)

          John E. Stefan, President                                     J. Bradley Scovill, President
       Sterling Financial Corporation                                        Hanover Bancorp, Inc.
         101 North Pointe Boulevard                                           Post Office Box 513
        Lancaster, Pennsylvania 17601                                         33 Carlisle Street
                                                                       Hanover, Pennsylvania 17331-2404
               (717) 581-6030                                                   (717) 637-2201
 (Address, including ZIP Code, and telephone        (Name, address, including ZIP Code, and telephone number, including area
number, including area code, of registrant's                              code, of agent for service)
        principal executive offices)                                             With a Copy to:
               With a Copy to:
        Nicholas Bybel, Jr., Esquire                                        Paul G. Mattaini, Esquire
          B. Tyler Lincoln, Esquire                                    BARLEY, SNYDER, SENFT & COHEN, LLC
           SHUMAKER WILLIAMS, P.C.                                            126 East King Street
             Post Office Box 88                                          Lancaster, Pennsylvania  17602
       Harrisburg, Pennsylvania 17108                                             (717)399-1519
                (717)763-1121

         Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. _____

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. _____

         If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Title of Each Class       Amount           Proposed Maximum            Proposed Maximum          Amount of
of Securities to          to be            Offering Price                Aggregate              Registration
be Registered             Registered(1)    Per Share                   Offering Price(2)           Fee(3)
------------------------------------------------------------------------------------------------------------
Common Stock,
 par value
 $5.00 per share           3,733,342        $16.94                     $63,242,813.48            $16,696.10

  (1) Based on maximum number of shares of Registrant's common stock that may be issued in connection with the proposed transaction, including the conversion of all outstanding common stock and stock options of Hanover Bancorp, Inc. into shares of common stock of Sterling Financial Corporation. In accordance with Rule 416, this Registration Statement shall also register any additional shares of Registrant's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the Agreement relating to the transaction.

  (2) Shares to be issued in the merger (as defined herein) computed in accordance with Rule 457(f)(1), solely for the purpose of calculating the registration fee, at March 27, 2000, the latest practicable date prior to the date of filing of this Registration Statement, with respect to 3,884,189 shares of Hanover common stock to be exchanged in the merger and unexercised options to purchase for 130,157 shares of Hanover common stock.

  (3)     Fee paid prior to original filing on April 4, 2000.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PROXY STATEMENT/PROSPECTUS


                         STERLING FINANCIAL CORPORATION
                                 Proxy Statement
                                       and
                 Prospectus for 3,733,342 Shares of Common Stock
                              Trading Symbol: SLFI

                              HANOVER BANCORP, INC.
                                 Proxy Statement
                              Trading Symbol: HOVB


                        JOINT PROXY STATEMENT/PROSPECTUS

         The Boards of Directors of Sterling Financial Corporation and Hanover Bancorp, Inc. provide this proxy statement/prospectus to you to solicit your vote on the merger of Hanover Bancorp, Inc. into Sterling Financial Corporation, the election of directors and other matters discussed in this proxy statement/prospectus.

         If the merger takes place, shareholders of Hanover Bancorp, Inc. will receive .93 shares of common stock of Sterling Financial Corporation for each share of Hanover Bancorp, Inc. capital stock they own, subject to adjustment, as we describe in this proxy statement/prospectus. Sterling common stock is quoted on the National Market System of the NASDAQ. On March 31, 2000, the closing price of Sterling common stock was $18.63, making the trading value of .93 shares of Sterling common stock $17.32 on that date.


         Neither the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Pennsylvania Department of Banking nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         The shares of Sterling Financial Corporation common stock offered in this proxy statement/prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

    THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MAY 9, 2000, AND WAS FIRST
                MAILED TO SHAREHOLDERS ON OR ABOUT MAY 9, 2000.

         This proxy statement/prospectus incorporates important business and financial information about Sterling Financial Corporation and Hanover Bancorp, Inc. that we have not included or delivered with this document. This information is available without charge to shareholders. Please direct requests for this information to Ronald L. Bowman, Vice President/Secretary, Sterling Financial Corporation, at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133, telephone number (717) 735-5608 or to Thomas J. Paholsky, Secretary, Hanover Bancorp, Inc., at 33 Carlisle Street, Hanover, Pennsylvania 17331, telephone number (717) 637-2201. In order to ensure timely delivery of the documents in advance of the meeting, you should make your request no later than June 6, 2000.


         We have not authorized any person to give any information or to make any representation not contained in this proxy statement/prospectus, and if given or made, you should not rely on any such information or representation as having been authorized. This proxy statement/prospectus does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation.

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER..........................................................Q&A-1

SUMMARY.............................................................................................1
         The Merger.................................................................................1
         No Federal Income Tax on Shares Received in Merger.........................................1
         Hanover and Sterling Boards Recommend Shareholder Approval.................................1
         Copy of Agreement and Plan of Merger Attached..............................................1
         Exchange Ratio Fair From a Financial Point of View According to Financial
                  Advisor of Sterling ..............................................................2
         Exchange Ratio Fair From a Financial Point of View According to Financial
                  Advisor of Hanover................................................................2
         Vote Required to Approve the Merger........................................................2
         Sterling's Annual Meeting to be Held on June 13, 2000......................................3
         Hanover's Annual Meeting to be Held on June 14, 2000.......................................3
         The Companies..............................................................................3
         Record Dates...............................................................................4
         Conditions that Must Be Satisfied for the Merger to Occur..................................4
         Termination and Amendment of the Agreement and Plan of Merger..............................5
         Dissenters Rights..........................................................................5
         Sterling to use Pooling-of-Interests Accounting Treatment..................................5
         Organization and Operation after the Merger................................................5
         The Rights of Hanover Shareholders Will Change After the Merger............................5
         Monetary Benefits to Management in the Merger..............................................6
         Share Information and Market Prices........................................................6

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING
         STATEMENTS................................................................................ 7

COMPARATIVE PER SHARE DATA......................................................................... 9

SELECTED FINANCIAL DATA ...........................................................................12
         Sterling Financial Corporation............................................................13
         Hanover Bancorp, Inc......................................................................15

PRO FORMA COMBINED FINANCIAL INFORMATION...........................................................19

THE MEETINGS.......................................................................................25
         Date, Time and Place......................................................................25
         Matters To Be Considered at the Sterling Annual Meeting...................................25
         Matters To Be Considered at the Hanover Annual Meeting....................................25
         Votes Required............................................................................26

         Voting, Revocation and Solicitation of Proxies.............................................27
         Record Date................................................................................29

MATTER NO. 1 - APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.........................................31
         Background of the Merger...................................................................31
         Sterling Reasons for the Merger............................................................36
         Hanover Reasons for the Merger.............................................................37
         Effect of the Merger.......................................................................39
         Exchange Ratio.............................................................................39
         Opinion of Sterling Independent Financial Advisor..........................................39
         Opinion of Hanover Independent Financial Advisor...........................................45
         Effective Date of the Merger...............................................................64
         Exchange of Hanover Stock Certificates.....................................................65
         Business Pending the Merger................................................................65
         Materials Contracts........................................................................67
         Conditions to the Merger...................................................................67
         Investment Agreement.......................................................................68
         Termination of the Merger Agreement........................................................70
         Change of Control Fee......................................................................75
         Employee Benefits..........................................................................76
         Management and Operations Following the Merger.............................................76
         Federal Income Tax Consequences............................................................77
         Accounting Treatment.......................................................................78
         Expenses...................................................................................79
         Restriction on Resale of Stock Held by Affiliates..........................................79
         Financial Interests of Directors and Officers..............................................80
         Dissenters' Rights.........................................................................81

COMPARATIVE STOCK PRICES AND DIVIDENDS AND
         RELATED SHAREHOLDER MATTERS................................................................85
         Sterling Common Stock......................................................................85
         Hanover Sterling Stock.....................................................................86

COMPARISON OF SHAREHOLDER RIGHTS....................................................................88

INFORMATION ABOUT STERLING FINANCIAL CORPORATION....................................................90
         Incorporation of Certain Documents by Reference............................................91

INFORMATION ABOUT HANOVER BANCORP, INC..............................................................93
         Description of Capital Stock...............................................................93
         Incorporation of Certain Documents by Reference............................................96

MATTER NO. 2 - ADJOURNMENT..........................................................................97

MATTER NO. 3 - ELECTION OF DIRECTORS................................................................98
         Nomination and Election of Directors - Sterling............................................98
         Nomination and Election of Directors - Hanover............................................120

STERLING ANNUAL MEETING - OTHER MATTERS............................................................133

MATTER NO. 4 - RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...............134

MISCELLANEOUS ADDITIONAL INFORMATION...............................................................135
         Conduct of the Meeting....................................................................135
         Shareholder Return Performance Graph......................................................135
         Shareholder Proposals for Next Annual Meeting.............................................136

HANOVER ANNUAL MEETING - OTHER MATTERS.............................................................137
         Shareholder Return Performance Graph......................................................137
         Shareholder Proposals.....................................................................138
         Other Matters.............................................................................138
         Independent Certified Public Accountants..................................................138

EXPERTS............................................................................................139

LEGAL OPINIONS.....................................................................................139

WHERE YOU CAN FIND MORE INFORMATION................................................................139

ANNEXES
         Annex A  -        Agreement and Plan of Merger
         Annex B  -        Garland McPherson & Associates, Inc. Fairness Opinion
         Annex C  -        McConnell, Budd & Downes, Inc. Fairness Opinion
         Annex D  -        Statute Regarding Dissenters' Rights

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q.       Why are we receiving these documents?

A. The Boards of Directors of Sterling Financial Corporation and Hanover Bancorp, Inc. provide this proxy statement/prospectus, their Annual Reports to Shareholders and their Annual Reports on Form 10-K, as amended, to you to solicit your vote on proxies at the annual meetings of shareholders to be held at Liberty Place Theater and Conference Center, (the former headquarters of Armstrong World Industries), 313 West Liberty Street, Lancaster, Pennsylvania at 9:00 a.m., local time, on Tuesday, June 13, 2000, for shareholders of Sterling and at Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania, at 9:30 a.m., on Wednesday, June 14, 2000, for shareholders of Hanover.


Q.        Who are the parties to the merger?

A.        Sterling and Hanover.

Q.        How will the merger be effected?

A. Hanover will merge with and into Sterling. Sterling will survive the merger. Shareholders of Hanover will receive shares of common stock of Sterling in exchange for their shares in Hanover. Bank of Hanover and Trust Company, Hanover's wholly owned Pennsylvania chartered bank subsidiary and HOVB Investment Co., also a wholly owned subsidiary of Hanover, will continue operations as wholly owned subsidiaries of Sterling after the merger.

Q.        What do I need to do now?

A. Just indicate on your proxy card how you want to vote your shares, then sign and mail your proxy card in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at the Sterling annual meeting or the Hanover annual meeting.

          Your vote is very important. Approval of the merger agreement by Sterling shareholders requires the affirmative vote of 66 2/3% of the outstanding shares entitled to vote at the Sterling annual meeting, present in person or by proxy. Hanover shareholder approval requires the affirmative vote of at least a majority of the outstanding shares of voting stock, present in person or by proxy, at the Hanover annual meeting. You should return your signed proxy card as soon as possible.

          Both the Sterling and Hanover Boards of Directors unanimously recommend voting "FOR" the agreement.


                                     Q&A-1

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A. Your broker will vote your shares with respect to the merger only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your shares will not be voted on the merger agreement.

Q.       Can I change my vote after I have mailed my signed proxy card?

A. Yes. There are three ways for you to revoke your proxy and change your vote.

         - You may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy.

         - You may complete and submit a new proxy card with a later date.

         -        You may vote in person at the annual meeting.

         If you have instructed a broker to vote your shares you must follow directions received from your broker to change your vote.

Q.       Who will be sending in their stock certificates?

A. Only Hanover shareholders will be required to send in their stock certificates after approval of the merger.

Q.       Should I send in my stock certificates now?

A. No. Shortly after the merger is completed, Sterling's transfer agent, American Stock Transfer & Trust Company, will send you written instructions for exchanging your Hanover stock certificates. They will request that you return your Hanover stock certificates at that time.

Q.       When do you expect to merge?

A. We are working towards completing the merger as quickly as possible. In addition to the approval of Sterling and Hanover shareholders, we must also obtain regulatory approvals. We currently expect to receive all necessary approvals and complete the merger by June 30, 2000.


                                      Q&A-2

Q. Who should I call with questions or to obtain additional copies of this proxy statement?

A.       You should contact:

         -        Ronald L. Bowman
                  Vice President/Secretary
                  Sterling Financial Corporation
                  101 North Pointe Boulevard
                  Lancaster, PA 17601
                  (717) 735-5608

         -        Thomas J. Paholsky
                  Secretary
                  Hanover Bancorp, Inc.
                  33 Carlisle Street
                  Hanover, PA 17331
                  (717) 637-2201


                                     Q&A -3

                                     SUMMARY

         This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. You should read carefully this entire proxy statement and the attached annexes. See "Where You Can Find More Information" on page 139 for reference to additional information available to you regarding Sterling Financial Corporation and Hanover Bancorp, Inc.

THE MERGER

         If the merger is completed, shareholders of Hanover will receive shares of Sterling common stock, plus cash instead of any fractional share, in exchange for their Hanover common stock. Sterling shareholders will continue to hold their shares of Sterling common stock. Hanover shareholders will receive .93 shares of Sterling for each share of Hanover common stock.

         Because the market price of Sterling stock fluctuates, you will not know when you vote exactly what the Sterling shares will be worth when issued in the merger.

NO FEDERAL INCOME TAX ON SHARES RECEIVED IN MERGER

         Hanover shareholders generally will not recognize gain or loss for federal income tax purposes upon receipt of shares of Sterling common stock received in the merger. Sterling's attorneys have issued a legal opinion to this effect, which Sterling has included as an exhibit to the registration statement filed with the Commission. Hanover shareholders will be taxed on cash received instead of any fractional share. Tax matters are complicated, and tax results may vary among shareholders. We urge you to contact your own tax advisor to understand fully how the merger will affect you.

HANOVER AND STERLING BOARDS RECOMMEND SHAREHOLDER APPROVAL

         The Hanover and Sterling Boards believe that the merger is in the best interests of Hanover, Sterling and their respective shareholders. Each Board unanimously recommends that you vote "FOR" approval of the merger.

COPY OF AGREEMENT AND PLAN OF MERGER ATTACHED

         We have attached the Agreement and Plan of Merger, including all exhibits, as Annex A at the back of this proxy statement. We incorporate the agreement into this proxy statement/prospectus by reference. We encourage you to read this agreement, because it is the legal document that governs the merger.

EXCHANGE RATIO FAIR FROM A FINANCIAL POINT OF VIEW ACCORDING TO FINANCIAL ADVISOR OF STERLING

         Garland McPherson & Associates, Inc. has given an opinion to the Sterling Board that, as of the date of this proxy statement, the exchange ratio in the merger is fair from a financial point of view to Sterling shareholders. Sterling has attached the full text of this opinion as Annex B to this proxy statement. Sterling encourages you to read the opinion carefully, together with the more comprehensive discussion under "Opinion of Sterling Financial Advisor," which begins on page 39 of this proxy statement/prospectus.

EXCHANGE RATIO FAIR FROM A FINANCIAL POINT OF VIEW ACCORDING TO FINANCIAL ADVISOR OF HANOVER

         McConnell, Budd & Downes, Inc. has given an opinion to the Hanover Board that, as of the date of this proxy statement, the exchange ratio is fair from a financial point of view to Hanover shareholders. Hanover has attached the full text of this opinion as Annex C to this proxy statement. Hanover encourages you to read the opinion carefully, together with the more comprehensive discussion under "Opinion of Hanover Financial Advisor," which begins on page 45 of this proxy statement/prospectus.

VOTE REQUIRED TO APPROVE THE MERGER

         Approval for the merger agreement by Hanover shareholders requires the affirmative vote of at least a majority of the outstanding shares of Hanover entitled to vote at the meeting. Approval of the merger agreement by Sterling shareholders requires the affirmative vote of 66 2/3% of the outstanding shares of Sterling entitled to vote at the meeting. A shareholder's failure to vote will have the effect of a vote against approval of the merger agreement. As of March 31, 2000, directors and executive officers of Sterling and of Hanover together own about 12.38% and 7.44% respectively, of the shares entitled to be cast at the meetings. Sterling and Hanover expect the officers and directors of Sterling and Hanover to vote their shares in favor of the merger agreement because they have each agreed to do so.

         Brokers who hold shares of Sterling and Hanover common stock as nominees will not have authority to vote these shares with respect to the merger agreement unless shareholders provide voting instructions.

STERLING ANNUAL MEETING TO BE HELD JUNE 13, 2000

         Sterling will hold its annual meeting of shareholders on June 13, 2000, at 9:00 a.m., local time, at Liberty Place Theater and Conference Center, (the former headquarters of Armstrong World Industries), 313 West Liberty Street, Lancaster, Pennsylvania.

         At the annual meeting, Sterling shareholders will vote on the merger agreement, the proposal to adjourn the meeting to solicit additional proxies, if necessary, the election of directors and to consider the additional matters contained in the proxy. If necessary, shareholders may conduct any other business that properly arises.

HANOVER ANNUAL MEETING TO BE HELD ON JUNE 14, 2000

         Hanover will hold its annual meeting of shareholders on June 14, 2000, at 9:30 a.m., local time, at the Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania.

         At the annual meeting, Hanover shareholders will vote on the merger agreement, the proposal to adjourn the meeting to solicit additional proxies, if necessary, and the election of directors. If necessary, shareholders may conduct any other business that properly arises.

THE COMPANIES

         Sterling Financial Corporation
         101 North Pointe Boulevard
         Lancaster, Pennsylvania  17601
         (717) 735-5608

         Sterling Financial Corporation is a Pennsylvania business corporation and a bank holding company, based in Lancaster, Pennsylvania. At December 31, 1999, Sterling and its subsidiaries had total consolidated assets of $1,059 million, deposits of $892 million and shareholders' equity of $90 million. The corporation provides a wide variety of commercial banking, leasing and trust services through its wholly owned subsidiary banks, Bank of Lancaster County, N.A. and The First National Bank of North East.

         Hanover Bancorp, Inc.
         33 Carlisle Street
         Hanover, Pennsylvania  17331
         (717) 637-2201

         Hanover Bancorp, Inc. is a Pennsylvania business corporation and a bank holding company based in Hanover, Pennsylvania. The corporation provides a wide variety of commercial banking and trust services through its wholly owned subsidiary, Bank of Hanover and Trust Company, a Pennsylvania banking institution. At December 31, 1999, Hanover had total consolidated assets of $504 million, deposits of $397 million and shareholders' equity of $33 million.

RECORD DATES

         If you owned shares of Sterling common stock at the close of business on March 31, 2000, or if you owned Hanover common stock at the close of business on March 31, 2000, you are entitled to vote on the agreement, the adjournment proposal and for the election of directors. In addition, Sterling shareholders are entitled to vote on the additional matters contained in the section of this proxy statement entitled "STERLING ANNUAL MEETING - other matters."

         On their respective record dates, there were 8,931,568 shares of Sterling common stock outstanding and 3,884,189 shares of Hanover common stock outstanding. You will have one vote at the Sterling annual meeting or at the Hanover annual meeting for each share of Sterling or Hanover common stock you owned on the company's record date.

CONDITIONS THAT MUST BE SATISFIED FOR THE MERGER TO OCCUR

         The following conditions must be met for us to complete the merger, in addition to other customary conditions:

         - Approval of the merger agreement by Sterling and Hanover shareholders;

         - Receipt of a legal opinion concerning the tax consequences of the merger; and

         - Receipt of letters from Ernst & Young LLP that the merger meets the requirements for pooling-of-interests under generally accepted accounting principles.

         The merger also cannot be completed unless we obtain the approval of the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking. Sterling will file the required applications or notices relating to the merger in early May. Although we believe the regulatory approvals will be received in a timely manner, we cannot be certain when or if we will obtain them.

TERMINATION AND AMENDMENT OF THE AGREEMENT AND PLAN OF MERGER

         Sterling and Hanover can mutually agree at any time to terminate the agreement without completing the merger. There are a number of other circumstances and conditions under which either Sterling or Hanover can terminate or amend the agreement. For a detailed discussion of the termination provisions of the agreement, see the section of this proxy entitled "Termination of the Agreement."

DISSENTERS RIGHTS

         In addition to voting "no" at the annual meeting, under Pennsylvania law, Sterling and Hanover shareholders have the right to dissent from the merger and receive cash equal to the "fair value" of their shares. See "Dissenters Rights" on page 81 for additional information.

STERLING TO USE POOLING-OF-INTERESTS ACCOUNTING TREATMENT

         Sterling will account for the merger as a pooling-of-interests for financial reporting purposes.

ORGANIZATION AND OPERATION AFTER THE MERGER

         In the acquisition of Hanover by Sterling, Bank of Hanover and Trust Company, Hanover's wholly owned operating subsidiary, will become a wholly owned operating subsidiary of Sterling. Sterling expects that the senior executive officers of Bank of Hanover will be employed by and retain their current management positions with Bank of Hanover. John E. Stefan, President and Chief Executive Officer of Sterling, will join the Bank of Hanover Board of Directors. In addition, three people, as Sterling and Hanover will agree, will be appointed to the Sterling Board of Directors and one individual will be appointed to the Board of Directors of the Bank of Lancaster County. Sterling's Board of Directors will elect J. Bradley Scovill, President and Chief Executive Officer of Hanover, as President and Chief Executive Officer of Bank of Hanover and an Executive Vice President of Sterling. Sterling's Board of Directors will also appoint Chad M. Clabaugh as Executive Vice President of Bank of Hanover and a Vice President of Sterling. Messrs. Scovill and Clabaugh will also be members of the Sterling Management Committee.

THE RIGHTS OF HANOVER SHAREHOLDERS WILL CHANGE AFTER THE MERGER

         Upon completion of the merger, shareholders of Hanover will become shareholders of Sterling. Sterling's articles of incorporation, bylaws and Pennsylvania law determine the rights of Sterling's shareholders. The rights of shareholders of Sterling differ in some respects from the rights of shareholders of Hanover.

MONETARY BENEFITS TO MANAGEMENT IN THE MERGER

         When considering the recommendation of the Sterling and Hanover Boards, you should be aware that some directors and officers of Hanover have interests in the merger in addition to their interests as shareholders. For a detailed discussion of these benefits, see the section of this proxy entitled "Financial Interest of Directors and Officers" on page 80.

SHARE INFORMATION AND MARKET PRICES

         Sterling common stock trades on the National Market System of the NASDAQ Stock Market. Hanover common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board. The trading symbol for Sterling is "SLFI." The trading symbol for Hanover is "HOVB." The following table shows the last sale prices of Sterling common stock and Hanover common stock and the equivalent price per share of Hanover common stock on January 24, 2000 and April 25, 2000.

                           Sterling Financial        Hanover           Equivalent
                           Corporation               Bancorp, Inc.     Market Price
                           Historical                Historical        Per Share
                           ----------                ----------        ---------
January 24, 2000           $27.56                    $14.50            $25.63
April 25, 2000             $20.00                    $15.75            $18.60

         The market prices of both Sterling and Hanover's common stock will fluctuate prior to the merger. You should obtain current market quotations for Sterling common stock and Hanover common stock.

                        CAUTIONARY STATEMENTS CONCERNING
                          FORWARD - LOOKING STATEMENTS

         This proxy statement may be deemed to contain "forward looking" information. Examples of forward looking information include, but are not limited to:

         - Projections of or statements regarding future earnings, interest income, other income, earnings per share, asset mix and quality, growth prospects, capital structure, expense savings and other financial terms;

         - Statements of plans and objectives of management or the Board of Directors;

         -        Statements of future economic or business performance; and

         - Statements of assumptions, such as economic conditions in the market areas served by Sterling and Hanover, underlying other statements and statements about Sterling and Hanover or their respective businesses.

         The forward looking information can often be identified by the use of forward looking terminology such as "believes," "expects," "may," "intends," "will," "should," "anticipates," "projects," or the negative of any of the foregoing or other variations of these words or comparable terminology, or by discussion or strategy. We cannot assure that we will achieve the future results covered by the forward looking information. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by forward looking information. Important factors that could impact operating results include, but are not limited to:

         - The effects of changing economic conditions in both the market areas served by Sterling and Hanover and nationally;

         - Credit risks of commercial, real estate, consumer and other lending activities;

         -        Significant changes in interest rates;

         - Changes in federal and state banking laws and regulations that could affect operations;

         -        Sterling's ability to integrate Hanover;

         -        Funding costs; and

         - Other external developments that could materially affect business and operations.

         We have not authorized anyone to give any information or to make any representations other than those contained in this proxy statement in connection with the solicitation of proxies or the offering of securities made in this proxy statement and, if given or made, you must not rely on any information or representation as having been authorized by Sterling or Hanover. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer of solicitation in the jurisdiction. Neither the delivery of this proxy statement nor any distribution of securities made under this proxy statement shall, under any circumstances, create an implication that there has been no change in the affairs of Sterling or Hanover since the date of this proxy statement or that the information in this proxy statement is correct as of any time subsequent to its date.

         All information in this proxy statement concerning Sterling and its subsidiaries has been furnished by Sterling and all information concerning Hanover has been furnished by Hanover.

                           COMPARATIVE PER SHARE DATA

         We summarize below the per share information for Sterling and Hanover on a historical, pro forma combined and equivalent basis. You should read this information in conjunction with Sterling's and Hanover's historical financial statements and the related notes contained in the annual and quarterly reports and other documents filed with the Commission. See "AVAILABLE INFORMATION." The Sterling proforma information gives effect to the merger, accounted for as a pooling of interests, assuming that .93 shares of Sterling common stock are issued for each outstanding share of Hanover's common stock. Hanover's equivalent pro forma share amounts are calculated by multiplying the pro forma Sterling basic and diluted earnings per share, Sterling pro forma per share dividend and Sterling pro forma book value per common share by the exchange ratio of .93 shares of Sterling common stock so that the per share amounts equal the respective values for one share of Hanover common stock. Do not rely on the pro forma information as being indicative of the historical results that we would have had if we had been combined or of the future results that we will experience after the merger. Pro forma information does not include any expense savings anticipated as a result of the merger.

                         STERLING FINANCIAL CORPORATION
                           Comparative Per Share Data

                                                                1999              1998              1997
                                                              -------            ------            ------
BOOK VALUE PER COMMON
      SHARE
      Historical:
        Sterling                                              $ 10.08            $ 9.91            $ 9.02
        Hanover                                                  8.43              9.38              8.77
      Proforma:
        Proforma per share of Sterling
          common stock (1)                                       9.79              9.96              9.14
        Equivalent proforma per share
          of Hanover (2)                                         9.10              9.26              8.50

BOOK VALUE PER REALIZED
      COMMON SHARE (6)
      Historical:
        Sterling                                              $ 10.24            $ 9.39            $ 8.70
        Hanover                                                  9.73              9.07              8.35
      Proforma:
        Proforma per share of Sterling
          common stock (1)                                      10.30              9.49              8.78
        Equivalent proforma per share
          of Hanover (2)                                         9.58              8.83              8.17

CASH DIVIDENDS PER COMMON
      SHARE
      Historical:
        Sterling                                              $ 0.721           $ 0.664           $ 0.625
        Hanover                                                 0.460             0.420             0.370
      Proforma:
        Proforma per share of Sterling
          common stock                                          0.721             0.664             0.625
        Equivalent proforma per share
          of Hanover (3)                                        0.671             0.618             0.581

INCOME FROM CONTINUING OPERATIONS
      PER COMMON SHARE
Basic
      Historical:
        Sterling                                               $ 1.48            $ 1.38            $ 1.24
        Hanover                                                  1.21              1.08              0.97
      Proforma:
        Proforma per share of Sterling
          common stock (4)                                       1.43              1.32              1.18
        Equivalent proforma per share
          of Hanover (5)                                         1.33              1.23              1.10

Diluted
      Historical:
        Sterling                                               $ 1.48            $ 1.38            $ 1.24
        Hanover                                                  1.21              1.08              0.97
      Proforma:
        Proforma per share of Sterling
          common stock (4)                                       1.43              1.31              1.18
        Equivalent proforma per share
          of Hanover (5)                                         1.33              1.22              1.10

(1) Represents proforma combined net book value of Sterling and Hanover attributable to shares of Sterling Common Stock, divided by the sum of
         (i) the number of shares of Sterling Common Stock outstanding during each period retroactively adjusted for stock dividends and splits and
         (ii) shares of Sterling Common Stock assumed to be issued pursuant to this merger during each period.

(2) Represents the amount computed pursuant to (1) above multiplied by the Exchange Ratio (.93).

(3) Represents the dividends declared on Sterling Common Stock during the respective periods multiplied by the Exchange Ratio (.93).

(4) Represents net income per share of Sterling Common Stock, on a pro forma basis. Such amounts have been determined by dividing pro forma net income by the sum of (i) the weighted average number of shares of Sterling Common Stock outstanding during each period retroactively adjusted for stock dividends and splits and (ii) share of Sterling Common Stock assumed to be issued pursuant to the Merger. Such amounts for purposes of determining diluted net income per share have been determined by dividing pro forma net income by the sum of (i) the weighted average number of shares of Sterling Common Stock and the dilutive effect of stock options outstanding during each period retroactively adjusted for stock dividends and splits and (ii) shares of Sterling Common Stock and the dilutive effect of Sterling options assumed to be issued pursuant to the merger.

(5) Represents the amount computed pursuant to (4) above multiplied by the Exchange Ratio (.93).

(6) Excludes the impact of unrealized gains (losses) on securities available-for-sale.

                             SELECTED FINANCIAL DATA

         We provide the following financial information to aid you in your analysis of the financial aspects of the merger. These tables contain certain selected historical consolidated summary financial data, for the periods and as of the dates indicated, for Sterling Financial Corporation and for Hanover Bancorp, Inc. This data is derived from, should be read in conjunction with, and is qualified by the consolidated financial statements of Sterling and of Hanover, including the notes to those financial statements, incorporated by reference in this proxy statement/prospectus. The pro forma data is not necessarily indicative of results that would have been achieved had the parties consummated the transaction and you should not construe the data as representative of future operations.

                         STERLING FINANCIAL CORPORATION
                           Selected Financial Data (1)
                      (In Thousands, Except Per Share Data)

                                              1999                1998                1997                1996               1995
                                         -----------           ---------           ---------           ---------          ---------
INCOME AND EXPENSE:
     Interest income                        $ 67,714            $ 65,763            $ 61,784            $ 57,530           $ 53,807
     Interest expense                         29,797              30,215              27,338              24,781             23,140
     Net interest income                      37,917              35,548              34,446              32,749             30,667
     Provision for loan losses                   420                 956               1,129                 540                276
     Net interest income after
        provision for loan losses             37,497              34,592              33,317              32,209             30,391
     Noninterest income                       29,497              27,193              22,928              19,166             16,246
     Noninterest expenses                     48,831              45,250              41,120              37,220             33,538
     Income before income taxes               18,163              16,535              15,125              14,155             13,099
     Income tax expense                        4,924               4,193               3,969               3,648              3,356
     Net income                               13,239              12,342              11,156              10,507              9,743

SELECTED SHARE DATA:
     Basic earnings per share                 $ 1.48              $ 1.38              $ 1.24              $ 1.16             $ 1.08
     Diluted earnings per share                 1.48                1.38                1.24                1.16               1.08
     Cash dividends                            0.721               0.664               0.625               0.550              0.650
     Weighted average number of
        common shares:
        Basic                                  8,912               8,922               8,998               9,082              9,041
        Diluted                                8,935               8,949               9,002               9,082              9,041
     Book value                                10.08                9.91                9.02                8.34               7.66
     Realized book value (3)                   10.24                9.39                8.70                8.17               7.49

AVERAGE BALANCE SHEET TOTALS:
     Total assets                        $ 1,025,760           $ 953,952           $ 860,419           $ 800,994          $ 726,314
     Federal funds sold, short-term
        investments and securities           277,540             257,461             215,258             202,967            198,979
     Loans                                   627,635             587,824             548,353             506,237            448,840
     Allowance for loan losses                 8,141               8,335               8,298               8,364              7,822
     Deposits                                869,582             815,070             726,185             678,505            614,882
     Borrowings                               43,022              31,550              35,317              30,578             29,143
     Stockholders' equity                     89,110              84,603              78,390              73,477             66,703

BALANCE SHEET AT PERIOD END:
     Total assets                        $ 1,059,374           $ 997,882           $ 915,173           $ 829,283          $ 776,593
     Federal funds sold, short-term
        investments and securities           265,834             286,095             245,783             213,392            221,522
     Loans                                   663,008             592,660             566,878             520,225            467,698
     Allowance for loan losses                 8,174               8,070               8,142               8,259              8,324
     Deposits                                892,432             855,056             783,297             707,252            671,418
     Borrowings                               59,291              35,661              35,312              33,175             23,757
     Stockholders' equity                     90,018              88,191              80,468              75,581             69,821

                         STERLING FINANCIAL CORPORATION
                           Selected Financial Data (1)
                      (In Thousands, Except Per Share Data)

                                             1999                1998                1997                1996               1995
                                             -----               -----               -----               -----              -----
SELECTED OPERATING RATIOS:
     Return on average assets                 1.29%               1.29%               1.30%               1.31%              1.34%
     Return on average equity                14.86%              14.59%              14.23%              14.30%             14.61%
     Return on average realized equity (3)   15.17%              15.23%              14.62%              14.69%             14.87%
     Leverage (average equity divided
         by average assets)                   8.69%               8.87%               9.11%               9.17%              9.18%
     Average total loans as a percentage
        of average deposits                  72.18%              72.12%              75.51%              74.61%             73.00%
     Interest income/average
        earning assets (2)                    7.80%               8.09%               8.35%               8.37%              8.56%
     Interest expense/average interest
        bearing liabilities                   3.73%               4.04%               4.05%               4.09%              4.22%
     Net interest income/average earning
        assets (2)                            4.51%               4.52%               4.77%               4.87%              4.99%

SELECTED ASSET QUALITY RATIOS:
     Nonperforming assets/total loans and
        other real estate owned               0.48%               0.63%               0.89%               0.39%              0.43%
     Nonperforming loans/total loans          0.46%               0.60%               0.83%               0.37%              0.38%
     Net charge-offs/average loans            0.05%               0.17%               0.23%               0.12%              0.09%
     Loan loss reserves/total loans           1.23%               1.36%               1.44%               1.59%              1.78%
     Loan loss reserves/nonperforming loans    269%                227%                174%                425%               474%

(1) Restated to reflect the acquisition of Northeast Bancorp, Inc., acquired on June 15, 1999, which has been accounted for under the pooling of interests accounting method.

(2) Amounts calculated on a tax-equivalent basis utilizing Sterling's statutory federal income tax rate.

(3) Excludes the impact of unrealized gains (losses) on securities available-for-sale.

                             HANOVER BANCORP, INC.
                            Selected Financial Data
                     (In Thousands, Except Per Share Data)

                                            1999                 1998                1997                1996                1995
                                          ---------            ---------           ---------           ---------           ---------
INCOME AND EXPENSE:
     Interest income                       $ 33,909             $ 31,239            $ 28,319            $ 25,420            $ 23,892
     Interest expense                        17,817               15,854              13,941              12,148              11,409
     Net interest income                     16,092               15,385              14,378              13,272              12,483
     Provision for loan losses                  640                1,060                 910                 480                 360
     Net interest income after
        provision for loan losses            15,452               14,325              13,468              12,792              12,123
     Noninterest income                       4,287                4,310               3,259               2,912               2,594
     Noninterest expenses                    13,661               12,907              11,549              10,986              10,201
     Income before income taxes               6,078                5,728               5,178               4,718               4,516
     Income tax expense                       1,332                1,477               1,371               1,138                 960
     Net income                               4,746                4,251               3,807               3,580               3,556

SELECTED SHARE DATA:
     Basic earnings per share                $ 1.21               $ 1.08              $ 0.97              $ 0.88              $ 0.86
     Diluted earnings per share                1.21                 1.08                0.97                0.88                0.86
     Cash dividends                           0.460                0.420               0.370               0.340               0.310
     Weighted average number of
        common shares:
        Basic                                 3,922                3,934               3,931               4,057               4,142
        Diluted                               3,923                3,952               3,931               4,057               4,142
     Book value                                8.43                 9.38                8.77                7.97                7.93
     Realized book value (2)                   9.73                 9.07                8.35                7.82                7.56

AVERAGE BALANCE SHEET:
     Total assets                         $ 487,956            $ 426,934           $ 377,604           $ 344,146           $ 321,949
     Federal funds sold, short-term
        investments and securities          170,706              119,808              90,257              91,138              98,378
     Loans                                  293,427              282,590             265,293             232,643             205,970
     Allowance for loan losses                3,639                3,233               2,537               2,322               2,631
     Deposits                               385,208              344,436             313,086             288,895             264,457
     Borrowings                              62,369               41,863              27,959              19,794              23,830
     Stockholders' equity                    35,451               35,972              32,616              31,910              30,602

BALANCE SHEET AT PERIOD END:
     Total assets                         $ 503,924            $ 470,093           $ 406,356           $ 356,129           $ 337,222
     Federal funds sold, short-term
        investments and securities          171,454              153,655             103,335              76,174             104,418
     Loans                                  298,975              289,340             277,475             254,573             213,869
     Allowance for loan losses                3,701                3,405               2,908               2,403               2,220
     Deposits                               396,509              364,008             329,951             297,004             278,234
     Borrowings                              70,321               64,787              37,885              24,300              22,953
     Stockholders' equity                    32,748               36,944              34,314              31,541              32,862

                             HANOVER BANCORP, INC.
                            Selected Financial Data

                                                   1999            1998           1997           1996           1995
                                                   -----           -----          -----          -----          -----
SELECTED OPERATING RATIOS:
     Return on average assets                       0.97%           1.00%          1.01%          1.04%          1.10%
     Return on average equity                      13.39%          11.82%         11.67%         11.22%         11.62%
     Return on average realized equity (2)         12.79%          12.32%         11.92%         11.41%         11.75%
     Leverage (average equity divided
         by average assets)                         7.27%           8.43%          8.64%          9.27%          9.51%
     Average total loans as a percentage
        of average deposits                        76.17%          82.04%         84.73%         80.53%         77.88%
     Interest income/average earning assets (1)     7.58%           7.99%          8.16%          8.09%          8.17%
     Interest expense/average interest bearing
        liabilities                                 4.33%           4.46%          4.45%          4.31%          4.22%
     Net interest income/average earning
        assets (1)                                  3.74%           4.05%          4.24%          4.34%          4.42%

SELECTED ASSET QUALITY RATIOS:
     Nonperforming assets/total loans and
        other real estate owned                     0.31%           0.35%          0.35%          0.21%          0.17%
     Nonperforming loans/total loans                0.19%           0.33%          0.26%          0.18%          0.15%
     Net charge-offs/average loans                  0.12%           0.20%          0.15%          0.13%          0.31%
     Loan loss reserves/total loans                 1.24%           1.18%          1.05%          0.94%          1.04%
     Loan loss reserves/nonperforming loans          403%            333%           302%           443%           597%


(1)      Amounts calculated on a tax-equivalent basis utilizing
         Hanover's statutory federal income tax rate.

(2) Excludes the impact of unrealized gains (losses) on securities available-for-sale.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

         The following tables set forth selected unaudited pro forma financial data reflecting the merger.

         We prepared the pro forma information assuming that shareholders of Hanover will receive .93 shares of Sterling common stock in the merger for each share of Hanover common stock they own. Sterling pro forma financial information included in this proxy statement is presented for illustrative purposes only. The pro forma financial information does not necessarily reflect the actual results of Sterling following completion of the merger.

         We prepared the pro forma information using the "pooling-of-interests" method of accounting for business combinations. Use of this method is a pre-condition for the completion of the merger.

         The pro forma information presented does not give effect to any cost savings that may be realized nor any merger-related expenses that may be incurred as a result of the merger. Cost savings may be recurring savings while specific merger related expenses are usually nonrecurring expenses. The information presented also ignores the effect of cash payments that will be required for fractional shares and may be paid to dissenting shareholders. The amount of these cash payments is impossible to estimate but we believe it to be immaterial.

                   STERLING FINANCIAL CORPORATION (PRO FORMA)
                            Selected Financial Data
                     (In Thousands, Except Per Share Data)

                                          1999                 1998                 1997                1996                1995
                                        ---------            --------             --------            --------            --------
INCOME AND EXPENSE:
     Interest income                    $ 101,414            $ 96,871             $ 89,960            $ 82,950            $ 77,699
     Interest expense                      47,405              45,938               41,136              36,929              34,549
     Net interest income                   54,009              50,933               48,824              46,021              43,150
     Provision for loan losses              1,060               2,016                2,039               1,020                 636
     Net interest income after
        provision for loan losses          52,949              48,917               46,785              45,001              42,514
     Noninterest income                    33,784              31,503               26,187              22,078              18,840
     Noninterest expenses                  62,492              58,157               52,669              48,206              43,739
     Income before income taxes            24,241              22,263               20,303              18,873              17,615
     Income tax expense                     6,256               5,670                5,340               4,786               4,316
     Net income                            17,985              16,593               14,963              14,087              13,299

SELECTED SHARE DATA:
     Basic earnings per share              $ 1.43              $ 1.32               $ 1.18              $ 1.10              $ 1.03
     Diluted earnings per share              1.43                1.31                 1.18                1.09                1.03
     Cash dividends                         0.721               0.664                0.625               0.550               0.650
     Weighted average number of
        common shares:
        Basic                              12,559              12,581               12,654              12,855              12,899
        Diluted                            12,620              12,644               12,671              12,869              12,907
     Book value                              9.79                9.96                 9.14                8.40                7.92
     Realized book value (2)                10.30                9.49                 8.78                8.24                7.68

AVERAGE BALANCE SHEET TOTALS:
     Total assets                     $ 1,513,716         $ 1,380,886          $ 1,238,023         $ 1,145,140         $ 1,048,263
     Federal funds sold, short-term
        investments and securities        448,246             377,269              305,515             294,105             297,357
     Loans                                921,062             870,414              813,646             738,880             654,810
     Allowance for loan losses             11,780              11,568               10,835              10,686              10,453
     Deposits                           1,254,790           1,159,506            1,039,271             967,400             879,339
     Borrowings                           105,391              73,413               63,276              50,372              52,973
     Stockholders' equity                 124,561             120,575              111,006             105,387              97,305

BALANCE SHEET AT PERIOD END:
     Total assets                       1,559,677           1,466,100            1,321,529           1,185,412           1,113,815
     Federal funds sold, short-term
        investments and securities        437,282             439,750              349,118             289,566             325,940
     Loans                                958,368             880,125              844,353             774,798             681,567
     Allowance for loan losses             11,875              11,475               11,050              10,662              10,544
     Deposits                           1,288,941           1,219,064            1,113,248           1,004,256             949,652
     Borrowings                           125,997              98,573               73,197              57,475              46,710
     Stockholders' equity                 122,760             125,135              114,782             107,122             102,683

                   STERLING FINANCIAL CORPORATION (PRO FORMA)
                            Selected Financial Data

                                             1999                1998                 1997                1996                1995
                                             -----               -----                -----               -----               -----
SELECTED OPERATING RATIOS:
     Return on average assets                 1.19%               1.20%                1.21%               1.23%               1.27%
     Return on average equity                14.44%              13.76%               13.48%              13.37%              13.67%
     Leverage (average equity divided
         by average assets)                   8.23%               8.73%                8.97%               9.20%               9.28%
     Average total loans as a percentage
        of average deposits                  73.40%              75.07%               78.29%              76.38%              74.47%
     Interest income/average earning
        assets (1)                            7.73%               8.06%                8.29%               8.28%               8.43%
     Interest expense/average interest
        bearing liabilities                   3.93%               4.18%                4.18%               4.16%               4.25%
     Net interest income/average earning
        assets (1)                            4.25%               4.37%                4.60%               4.71%               4.81%

SELECTED ASSET QUALITY RATIOS:
     Nonperforming assets/total loans
        and other real estate owned           0.43%               0.54%                0.71%               0.33%               0.35%
     Nonperforming loans/total loans          0.38%               0.51%                0.64%               0.31%               0.31%
     Net charge-offs/average loans            0.07%               0.18%                0.20%               0.12%               0.16%
     Loan loss reserves/total loans           1.23%               1.30%                1.31%               1.38%               1.55%
     Loan loss reserves/nonperforming loans    288%                241%                 184%                415%                443%

(1) Amounts calculated on a tax-equivalent basis utilizing Sterling and Hanover's statutory federal income tax rate.

(2) Excludes the impact of unrealized gain (losses) on securities available-for-sale.

              PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                                                              Sterling
                                                                                                                and
                                                                                        Pro Forma             Hanover
                                                     Sterling          Hanover         Adjustments           Combined
                                                   -----------       -----------       -----------          -----------
Cash and cash equivalents                          $    52,924       $    20,251       $      --            $    73,175
Interest bearing deposits in banks and
   short-term investments                                1,009               396              --                  1,405
Securities                                             259,575           171,058                (6)(1)          430,627
Loans                                                  663,008           298,975            (3,615)(2)          958,368
Allowance for loan losses                               (8,174)           (3,701)                               (11,875)
Goodwill and other intangible assets                     3,314               121              --                  3,435
Other assets                                            87,718            16,824              --                104,542
                                                   -----------       -----------       -----------          -----------
Total assets                                       $ 1,059,374       $   503,924       $    (3,621)         $ 1,559,677
                                                   ===========       ===========       ===========          ===========

Deposits                                           $   892,432       $   396,509       $      --            $ 1,288,941
Borrowings                                              59,291            70,321            (3,615)(2)          125,997
Other liabilities                                       17,633             4,346              --                 21,979
                                                   -----------       -----------       -----------          -----------
Total liabilities                                      969,356           471,176            (3,615)           1,436,917
                                                   -----------       -----------       -----------          -----------

Common stock                                            44,674             3,223            14,834(3)            62,731
Capital surplus                                         14,461            18,271           (14,834)(3)           17,892
                                                                                                (6)(1)
Accumulated other comprehensive income (loss)           (1,448)           (5,019)             --                 (6,467)
Retained earnings                                       32,432            16,273              --                 48,705
Treasury stock                                            (101)             --                --                   (101)
                                                   -----------       -----------       -----------          -----------
Total stockholders' equity                              90,018            32,748                (6)             122,760
                                                   -----------       -----------       -----------          -----------
Total liabilities and stockholders' equity         $ 1,059,374       $   503,924       $    (3,621)         $ 1,559,677
                                                   ===========       ===========       ===========          ===========


(1)      - Proforma adjustment to eliminate intercorporate investment.
(2)      - Proforma adjustment to eliminate intercorporate loans.
(3)      - Proforma adjustment to convert Hanover's $.83 par to Sterling's $5.00 par and to properly reflect .93 exchange ratio.

                         PRO FORMA STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

         The following three tables show pro forma statements of income for the years ended December 31, 1999, 1998 and 1997. We prepared this pro forma information under the pooling-of-interests method of accounting assuming that the merger occurred on the first day of each period for which we present information. Under the pooling-of-interests method of accounting, the income statements of the separate companies are added together for each period shown. The unaudited pro forma condensed combined income statements do not include any non-recurring material expenses related to the Hanover acquisition. Sterling is currently in the process of estimating the dollar amount of the expenses. You should read this pro forma information together with the historical financial statements of Sterling and Hanover incorporated by reference in this proxy statement. See "WHERE YOU CAN FIND MORE INFORMATION."

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                             As of December 31, 1999
                      (In Thousands, Except Per Share Data)

                                                                                                         Sterling
                                                                                                           and
                                                                                       Pro Forma         Hanover
                                                         Sterling      Hanover        Adjustments       Combined
                                                         --------      --------       -----------       --------
Interest income                                          $ 67,714      $ 33,909       $   (209)(1)      $101,414
Interest expense                                           29,797      $ 17,817           (209)(1)        47,405
Net interest income                                        37,917        16,092           --              54,009
Provision for loan losses                                     420           640           --               1,060
Net interest income after provision for loan losses        37,497        15,452           --              52,949
Non-interest income                                        29,497         4,287           --              33,784
Non-interest expense                                       48,831        13,661           --              62,492
                                                         --------      --------       --------          --------
Income before income taxes                                 18,163         6,078           --              24,241
Income tax expense                                          4,924         1,332           --               6,256
                                                         --------      --------       --------          --------
Net income                                               $ 13,239      $  4,746       $   --            $ 17,985
                                                         ========      ========       ========          ========

Total comprehensive income (loss)                        $  7,124      $ (1,477)      $   --            $  5,647
                                                         ========      ========       ========          ========
Basic earnings per share                                 $   1.48       $   1.21                        $   1.43
                                                         ========       ========                        ========
Diluted earnings per share                               $   1.48       $   1.21                        $   1.43
                                                         ========       ========                        ========

Weighted average number of shares outstanding:
   Basic                                                    8,912         3,922           (275)(2)        12,559
   Diluted                                                  8,935         3,923           (238)(3)        12,620


(1)      - Proforma adjustment to eliminate interest on intercorporate debt.

(2)      - Proforma adjustment to reflect exchange rate of .93.

(3) - Proforma adjustment to reflect exchange rate of .93 and incremental dilution of Hanover stock options.

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                             As of December 31, 1998
                      (In Thousands, Except Per Share Data)

                                                                                                     Sterling
                                                                                                      and
                                                                                  Pro Forma          Hanover
                                                         Sterling     Hanover    Adjustments        Combined
                                                         --------     -------    -----------        ---------
Interest income                                          $65,763      $31,239      $  (131)(1)      $96,871
Interest expense                                          30,215       15,854         (131)(1)       45,938
Net interest income                                       35,548       15,385         --             50,933
Provision for loan losses                                    956        1,060         --              2,016
Net interest income after provision for loan losses       34,592       14,325         --             48,917
Non-interest income                                       27,193        4,310         --             31,503
Non-interest expense                                      45,250       12,907         --             58,157
                                                         -------      -------      -------          -------
Income before income taxes                                16,535        5,728         --             22,263
Income tax expense                                         4,193        1,477         --              5,670
                                                         -------      -------      -------          -------
Net income                                               $12,342      $ 4,251      $  --            $16,593
                                                         =======      =======      =======          =======

Total comprehensive income                               $14,162      $ 3,803      $  --            $17,965
                                                         =======      =======      =======          =======
Basic earnings per share                                 $  1.38      $  1.08                       $  1.32
                                                         =======      =======                       =======
Diluted earnings per share                               $  1.38      $  1.08                       $  1.31
                                                         =======      =======                       =======

Weighted average number of shares outstanding:
   Basic                                                   8,922        3,934         (275)(2)       12,581
   Diluted                                                 8,949        3,952         (257)(3)       12,644


(1)      - Proforma adjustment to eliminate interest on intercorporate debt.

(2)      - Proforma adjustment to reflect exchange rate of .93.

(3) - Proforma adjustment to reflect exchange rate of .93 and incremental dilution of Hanover stock options.

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                             As of December 31, 1997
                      (In Thousands, Except Per Share Data)

                                                                                                     Sterling
                                                                                                       and
                                                                                  Pro Forma          Hanover
                                                         Sterling     Hanover    Adjustments        Combined
                                                         --------     -------    -----------        --------
Interest income                                          $61,784      $28,319      $  (143)(1)      $89,960
Interest expense                                          27,338       13,941         (143)(1)       41,136
Net interest income                                       34,446       14,378         --             48,824
Provision for loan losses                                  1,129          910         --              2,039
Net interest income after provision for loan losses       33,317       13,468         --             46,785
Non-interest income                                       22,928        3,259         --             26,187
Non-interest expense                                      41,120       11,549         --             52,669
                                                         -------      -------      -------          -------
Income before income taxes                                15,125        5,178         --             20,303
Income tax expense                                         3,969        1,371         --              5,340
                                                         -------      -------      -------          -------
Net income                                               $11,156      $ 3,807      $  --            $14,963
                                                         =======      =======      =======          =======

Total comprehensive income                               $12,456      $ 4,861      $  --            $17,317
                                                         =======      =======      =======          =======
Basic earnings per share                                 $  1.24      $  0.97                       $  1.18
                                                         =======      =======                       =======
Diluted earnings per share                               $  1.24      $  0.97                       $  1.18
                                                         =======      =======                       =======

Weighted average number of shares outstanding:
   Basic                                                   8,998        3,931         (275)(2)       12,654
   Diluted                                                 9,002        3,931         (262)(3)       12,671


(1)      - Proforma adjustment to eliminate interest on intercorporate debt.

(2)      - Proforma adjustment to reflect exchange rate of .93.

(3) - Proforma adjustment to reflect exchange rate of .93 and incremental dilution of Hanover stock options.

                                  THE MEETINGS

DATE, TIME AND PLACE

         Sterling. The Sterling annual meeting will be held at Liberty Place Theater and Conference Center, (the former headquarters of Armstrong World Industries), 313 West Liberty Street, Lancaster, Pennsylvania, at 9:00 a.m., local time, on June 13, 2000.

         Hanover. The Hanover annual meeting will be held at the Hanover Country Club, Lincolnway East, R. D. 1, Abbottstown, Pennsylvania, 9:30 a.m., local time, on June 14, 2000.

MATTERS TO BE CONSIDERED AT THE STERLING ANNUAL MEETING

         At the Sterling annual meeting, we will ask holders of Sterling common stock to consider and vote upon the approval and adoption of the agreement and the approval of the Sterling adjournment proposal. In addition, holders of Sterling common stock will be asked to:

         - Elect five Class of 2003 directors to serve for a three-year term; and

         - Vote upon a proposal to ratify the selection of Ernst & Young LLP as the corporation's independent certified public accountants for the year ending December 31, 2000.

         Sterling shareholders may also consider and vote upon other matters that may be properly brought before the Sterling annual meeting.

         The Board of Directors of Sterling has unanimously approved the agreement and recommends a vote FOR approval and adoption of the agreement, FOR approval of the adjournment proposal, FOR the election, as directors, of the nominees of the Board of Directors and FOR ratification of the appointment of auditors.

MATTERS TO BE CONSIDERED AT THE HANOVER ANNUAL MEETING

         At the Hanover annual meeting, we will ask holders of Hanover common stock to consider and vote upon the approval and adoption of the agreement and the approval of the Hanover adjournment proposal. In addition, holders of Hanover common stock will be asked to elect three directors each to serve for a three-year term. Hanover shareholders may also consider and vote upon other matters that may properly be brought before the Hanover annual meeting.

         The Board of Directors of Hanover has unanimously approved the agreement and recommends a vote FOR approval and adoption of the agreement, FOR approval of the Hanover adjournment proposal and FOR the election, as directors, of the nominees of the Board of Directors.

VOTES REQUIRED

         Sterling. Approval of the agreement requires the affirmative vote of holders of 66 2/3% of the outstanding shares of the Sterling common stock entitled to vote at the Sterling annual meeting. Sterling is authorized to issue 35,000,000 shares of common stock. On March 31, 2000, there were 8,931,568 shares of common stock outstanding. All other matters to be voted upon by the Sterling shareholders require the affirmative vote of a majority of the common stock present, in person or by proxy, at the annual meeting.

         Each holder of shares of Sterling common stock outstanding on Sterling record date, March 31, 2000, is entitled to one vote for each share held of record on each matter to be considered at the Sterling annual meeting. Shareholders of Sterling are not entitled to cumulate votes for the election of directors.

         As of the Sterling record date, directors and executive officers of Sterling and their affiliates beneficially owned and were entitled to vote 1,105,682 shares of Sterling common stock, which represented approximately 12.38% of the shares of Sterling common stock outstanding on the Sterling record date. Each Sterling director and executive officer has indicated his present intention to vote the Sterling common stock so owned by him or her for approval and adoption of the agreement and all other matters to be presented at the meeting to Sterling shareholders.

         Hanover. Approval of the agreement requires the affirmative vote of a majority of the outstanding shares of the Hanover common stock entitled to vote at the Hanover annual meeting. Hanover is authorized to issue 9,000,000 shares of common stock and 2,000,000 shares of preferred stock. On March 31, 2000, there were 3,884,189 shares of common stock outstanding and no shares of authorized preferred stock outstanding. All other matters to be voted on at the meeting require the affirmative vote of holders of the majority of the Hanover common stock present, in person or by the proxy, at the Hanover annual meeting.

         Each holder of shares of Hanover common stock outstanding on the Hanover record date, March 31, 2000, is entitled to one vote for each share held of record on each matter to be considered at the Hanover annual meeting. Shareholders of Hanover are not entitled to cumulate votes for the election of directors.

         As of the Hanover record date, directors and senior officers of Hanover and their affiliates beneficially owned and were entitled to vote 288,874 shares of Hanover common stock, which represented approximately 7.4% of the shares of Hanover common stock outstanding on the Hanover record date. Each Hanover director and senior officer has indicated his present intention to vote the Hanover common stock so owned by him for approval and adoption of the agreement and all other matters to be presented at the meeting to Hanover shareholders.

         The Hanover directors and senior officers each executed a letter agreement expressing their present intention to support the merger by:

         - Attending Hanover's shareholders meetings and any adjournment of the meetings and voting shares over which the individual has control in favor of the merger with Sterling;

         -        Agreeing not to:

                  - Vote shares over which the individual has control in favor of a transaction with a third party;

                  - Transfer shares over which the individual has control;

                  - Rescind a vote or consent the individual has already given supporting the transaction with Sterling; and

                  -        Take action to prevent consummation of the merger;

         - Agreeing not to change the individual's Hanover or Sterling stock holdings beginning with the price determination period and ending after 30 days of post merger combined operations are published; and

         - Agreeing to permit Hanover's stock transfer agent to stop any stock transfer that would violate the agreement.

The letter agreement relates only to the individual's capacity as a shareholder of Hanover and does not affect the individual's exercise of responsibilities and fiduciary duties as a director or officer of Hanover.

         As of both the Sterling record date and the Hanover record date, neither Sterling nor Hanover had voting power with respect to any shares of Sterling or Hanover common stock in a fiduciary, custodian or agent capacity, except however that Sterling holds 400 shares of Hanover stock as available for sale and their trust departments may each hold a deminimus number of shares in a fiduciary capacity. In addition, Hanover granted Sterling an option to acquire 772,955 shares of Hanover common stock or 19.9% of Hanover's issued and outstanding shares, as described in "Investment Agreement," below.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

         Proxy holders will vote shares represented by all properly executed proxies received in time for the meetings in the manner specified. In the case of shares of Sterling, proxy holders will vote properly executed proxies that do not contain voting instructions in favor of the agreement, in favor of the Sterling adjournment proposal, in favor of the election, as directors, of the nominees of the Board of Directors and for approval of Ernst & Young LLP as the corporation's independent auditors.

         In the case of shares of Hanover, proxy holders will vote properly executed proxies that do not contain voting instructions in favor of the agreement, in favor of the Hanover adjournment proposal and in favor of the election, as directors, of the nominees of the Board of Directors.

         Sterling and Hanover each intend to count shares of Sterling common stock or Hanover common stock, as the case may be, present in person at the meetings but not voting, and shares of Sterling common stock or Hanover common stock, as the case may be, for which they have received proxies but with respect to which holders of shares have abstained or not voted on any matter, as present at the meetings for purpose of determining the presence of a quorum for the transaction of business.

         A broker cannot vote your shares with respect to the merger without specific instructions from you, the shareholder. Abstentions and broker non-votes relating to shares of Sterling or Hanover common stock will not constitute or be counted as votes "cast," but will be counted for the determination of a quorum, for purposes of the Sterling annual meeting and for the Hanover annual meeting. Neither Sterling nor Hanover expect any matter other than those referred to in this proxy will be brought before either of the meetings. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgement with respect to such to matters.

         If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holder to vote on the proposals at the meeting. Also, every proxy gives the holder discretionary authority to vote on other matters that may arise at the meeting of which management is not currently aware. However, the proxy holders will not vote any proxy that withholds authority or that is voted against the merger in favor of any adjournment of the meeting.

         If you execute a proxy, you can revoke it at any time up to the time of the vote on the issue. Unless revoked, shares represented by proxies will be voted at the meetings and at all adjournments or postponements of the meetings. Your attendance at the meeting will not revoke your proxy. Proxies may be revoked by:

         Delivery of a notice of revocation or of a later-dated proxy to:

         -        Sterling:         Ronald L. Bowman
                                    Vice President/Secretary
                                    Sterling Financial Corporation
                                    101 North Pointe Boulevard
                                    Lancaster, PA 17601

         -        Hanover:          Thomas J. Paholsky
                                    Secretary
                                    Hanover Bancorp, Inc.
                                    33 Carlisle Street
                                    Hanover, PA 17331

         -        Submitting a duly executed proxy bearing a later date.

         - Your attendance at the Sterling or Hanover meeting, as the case may be, and your notification to the Secretary that you wish to vote your shares in person.

         If a quorum is not present at the beginning of the meeting, the Board of Directors of Sterling or Hanover, as the case may be, intend to adjourn the meeting to another place and time without further notice to the shareholders. If for any other reason the Board of Directors of Sterling or Hanover believe additional time should be allowed to obtain proxies, the Board may adjourn the meeting with a vote of a majority of the shares outstanding. If the Board proposes to adjourn the meeting, the proxy holders will vote all shares for which they have voting authority in favor of the adjournment.

         In connection with the solicitation of proxies, Sterling will:

         -        Bear the cost of soliciting its proxies;

         - Reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses; and

         - If it so decides, solicit proxies personally or by telegraph or telephone.

         In connection with the solicitation of proxies, Hanover will:

         -        Bear the cost of soliciting its proxies;

         - Reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses; and

         - If it so decides, solicit proxies personally or by telegraph or telephone.

RECORD DATE

         Sterling. On the Sterling record date, March 31, 2000, 8,931,568 shares of Sterling common stock were issued and outstanding and held by approximately 3,325 holders of record. Common stock is the only issued and outstanding class of stock. Except as shown on the table on page 105, Sterling's Board of Directors is not aware of any individual, entity or group that owns more than 10% of Sterling's common stock.

         Hanover. On the Hanover record date March 31, 2000, 3,884,189 shares of Hanover common stock were issued and outstanding and held by approximately 1,522 holders of record. Common stock is the only issued and outstanding class of stock. As shown on the table on page 125, Hanover's Board of Directors is not aware of any individual, entity or group that owns more than 10% of Hanover's common stock.

                                  MATTER NO. 1
                  APPROVAL OF THE AGREEMENT AND PLAN OF MERGER

         In this section we describe the material terms and provisions of the proposed merger. A copy of the agreement that provides for the merger is attached to this proxy statement/prospectus as Annex A. This is only a discussion of material terms of the merger and we qualify it by reference to the full text of the agreement. We urge all shareholders to read the merger agreement.

         The agreement provides that:

         - Hanover Bancorp, Inc. will be merged into Sterling Financial Corporation; and

         - Shareholders of Hanover will receive .93 shares of Sterling common stock for each share of Hanover common stock owned when the merger is completed.

         Hanover Bancorp, Inc. will cease to exist. The Bank of Hanover and Trust Company and HOVB Investment Co. will be subsidiaries of Sterling Financial Corporation. The Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking will continue to regulate The Bank of Hanover and Trust Company.

         The Boards of Directors of Sterling and Hanover have unanimously approved and adopted the agreement and believe the merger is in the best interests of Sterling and Hanover, as the case may be, their shareholders and other constituencies. The Boards of Directors of Sterling and Hanover have unanimously recommended that shareholders vote "FOR" the agreement.

BACKGROUND OF THE MERGER

         Sterling. The Sterling Board of Directors has, for several years, as part of its long-range planning practices, periodically reviewed and evaluated the various strategic options and alternatives available to maximize the economic benefits for Sterling and its shareholders. At its most recent annual review, the board considered its long-range plan in light of current economic, financial and regulatory conditions and their impact and likely future ramifications for Sterling and the local financial services industry.

         In the past several years, Sterling has been able to fulfill its strategy of expanding through acquisition of North East Bank, as well as through internal growth in its market place and the effective management of its net interest margin.

         The Sterling Board has long recognized that, in order for Sterling to achieve the requisite scale and scope of operations necessary to remain an effective competitor in the dramatically changing market for banking and financial services, the Board should look to strategic combinations with other entities that share the culture and philosophy of Sterling with a similar commitment to long-term shareholder value and expand through strategic acquisition.

         Hanover. In the context of its ongoing evaluation of shareholder value, and its strategic positioning of the Bank of Hanover as a community bank serving its natural market, the Board of Directors from time to time discussed the attraction of creating a company that could retain the inherent characteristics of the Bank of Hanover, yet have the size and scale necessary to produce shareholder value and compete over the long term. With this in mind, the Board of Directors of Hanover explored various options, including acquisitions, mergers of equals or affiliations with larger institutions, through the years, becoming more active recently in evaluating such alternatives.

         General. Hanover and Sterling have had an ongoing business relationship for at least five years, in which Town & Country, Inc., a Bank of Lancaster County subsidiary, was a customer of Bank of Hanover. The two companies were also involved in loan participations. In mid 1999, John Stefan, President of Sterling, and Brad Scovill, President of Hanover, informally discussed acquisition strategies, in general, and first contemplated the possibility that Hanover and Sterling might find success in pursuing a strategic opportunity together. In September 1999, Terrence Hormel, Chairman of Hanover, and Mr. Scovill met with Mr. Stefan to further discuss strategies. In the following two months, Messrs. Scovill and Stefan discussed potential structures, philosophies and social issues regarding a potential transaction between Hanover and Sterling.

         As part of its evaluation of its strategic alternatives, including discussions with Sterling, Hanover's Board began to interview investment banking firms. In November and December, 1999, following its assessment of investment banking candidates, the Board decided to hire McConnell, Budd & Downes, Inc. In December, the Board of Directors also retained Barley, Snyder, Senft & Cohen, LLC to provide legal counsel in connection with its discussions, and any possible transaction, with Sterling.

         On January 10, 2000, representatives of Sterling and Hanover, their respective legal counsel and representatives of MB&D met to discuss the development of an indication of interest outlining terms of a possible affiliation between Hanover and Sterling. As a result of this meeting, Sterling, with its legal counsel, Shumaker Williams, P.C., and investment banking firm, Garland McPherson, developed a non-binding indication of interest and presented it to Hanover for its consideration. The indication of interest was discussed at a meeting of Hanover's Executive Committee of its Board of Directors held on January 13, 2000. As a result of the meeting, the Executive Committee authorized Hanover's management and advisors to proceed to negotiate a revised indication of interest and forms of definitive affiliation agreements with Sterling. Following the meeting, Messrs. Hormel and Scovill made each of the directors of Hanover aware, on a confidential basis, of a possible transaction with Sterling.

         Hanover's Board of Directors met on January 21, 2000, to consider a revised indication of interest and draft affiliation agreements. At the meeting, management of Hanover, MB&D and Barley, Snyder made extensive presentations on the business, financial and legal aspects of the proposed transaction.

         The Board considered these presentations in the context of Hanover's ongoing process of exploring its various alternatives and assessing how these alternatives would support increasing long-term shareholder value while still maintaining Bank of Hanover as a community bank serving its natural markets. In this context, the Board reviewed Hanover's historical relationship with Sterling and the results of the preliminary conversations with Sterling regarding the benefits that could be provided to shareholders, employees and customers if the two companies joined together. The Board discussed many factors that made the possibility of merging with Sterling attractive and that are discussed in the "Reasons for the Merger" section, following.

           The Board discussed the proposed structure, which would allow Bank of Hanover to remain a separate operating subsidiary and to influence Sterling's future direction through three board seats on the holding company board. Sterling proposed to give Hanover shareholders .93 shares of Sterling common stock for each share of Hanover stock and to "roll over" any outstanding Hanover stock options. Other terms of the indication of interest included:

         - A requirement that the transaction be accounted for as a pooling of interests;

         - A multibank holding company structure with Bank of Hanover as a separate subsidiary; and

         - Termination rights of each party based on the market value of Sterling stock during a period prior to closing.

         After reviewing these terms and the proposed time line for pursuing the transaction, representatives of MB&D presented a financial analysis of the proposed transaction. Their report summarized the aggregate and per share value of the transaction based on the current market value of Sterling stock and the proposed consideration as a multiple of Hanover's 1999 and estimated 2000 earnings and book value. The report also contained:

         - An extensive financial analysis of the proposed transaction, including a listing of comparable banking transactions in the northeastern region based on a number of measures, including earnings and book value multiples;

         - A merger model that included various "pass through" values (e.g. market value, earnings power, book value and dividend income) using a .93 exchange ratio and cost savings required to eliminate dilution;

         - An analysis of certain other potential acquirers' ability to pay the proposed price, in terms of dilution and cost savings;

         -        A discounted cash flow analysis; and

         - An analysis of the market value of Sterling's stock in comparison to its peers.

         Particular note was made of the fact that Sterling's stock traded at a higher multiple of its earnings than its peers and the risks associated with a potential decline in the market value of its stock and a fixed exchange ratio. Following the presentation and discussion with the Board, representatives of MB&D indicated that they anticipated that their firm would be in a position to render an opinion that the proposed exchange ratio is fair to the Hanover shareholders from a financial point of view.

         A representative of Barley, Snyder then addressed the Board regarding issues of confidentiality and emphasizing the need to refrain from trading, or disclosing information which may lead others to trade, in the stock of Sterling or Hanover. He also summarized the process which was proposed should the Board authorize Hanover's management and advisors to continue to pursue the transaction; the draft definitive agreement would continue to be negotiated; mutual due diligence would be continued; and MB&D would be asked to finalize its "fairness opinion." Assuming these items progressed in a satisfactory manner, a final definitive agreement would be presented to the Boards of Sterling and Hanover and, if approved, the agreement would be executed and the transaction would be publicly announced.

         Barley, Snyder then reviewed the directors' standard of care in evaluating the transaction under Pennsylvania corporate law and reviewed in detail both the indication of interest and the draft definitive agreements received from Sterling. The review involved:

         -        The structure of the transaction;

         -        The exchange of Sterling stock for Hanover stock;

         - Covenants of the parties between the date of the Agreement and closing;

         -        Conditions to consummation of the transaction;

         - The option to be granted to Sterling by Hanover allowing Sterling to acquire up to 19.9% of Hanover's outstanding under certain conditions; and

         - The requirement that each director execute an agreement agreeing to vote his shares in favor of the transaction.

Drafts of the definitive agreements were made available for review by Board members. After considerable discussion, it was the unanimous sense of the Board to proceed with the process through negotiation of definitive agreements and additional due diligence.

         On January 25, 2000, Sterling's Board of Directors met to discuss the proposed agreement relating to the acquisition of Hanover. Representatives of Shumaker Williams and

Garland McPherson attended the meeting. The Board discussed the strategic impact of the merger, counsel reviewed and analyzed terms of the proposed agreement with Hanover including:

         -        Structure of the transaction;

         -        Consideration;

         -        Covenants of the Agreement;

         -        The 19.9% stock option granted by Hanover to Sterling; and

         -        Termination provisions.

Counsel also discussed the Board's fiduciary duties under the law. The Board then discussed:

         - Certain financial aspects of the proposed transaction, as described in the disclosure of Garland McPherson, below.

         - The general structure of the transaction and certain pooling-of-accounting issues and tax consequences, as discussed later in this proxy statement/prospectus.

         - Messrs. Stefan, Moyer and counsel discussed the findings of their due diligence review.

         - In addition, counsel and the Board of Directors discussed the continuing parameters of the insider trading blackout.

         The Board then authorized officers of the company to execute and deliver the agreement substantially in the form presented to the Board of Directors and reviewed by the Board of Directors.

         A meeting of Hanover's Board of Directors was held on January 25, 2000, to review the proposed definitive agreements relating to the acquisition of Hanover by Sterling. A representative of Barley, Snyder indicated that the parties' management and advisors had completed their mutual due diligence, and negotiated terms of definitive agreements to present to the Board of Sterling and Hanover.

         Barley, Snyder then reviewed the provisions of the proposed agreement and plan of merger, investment agreement and stock option in detail with the Board. Barley, Snyder particularly noted and described the "market out" termination provisions of the agreement as finally negotiated allowing Hanover to terminate the transaction under certain circumstances relating to a decline in the market value of Sterling's stock and providing a substantially reciprocal right to Sterling in the event of an increase in the market value of Sterling's stock. Barley, Snyder also described in some detail the exercise events, redemption rights and termination fee provisions relating to the option to be granted by Hanover to Sterling to acquire up to 19.9% of Hanover's stock under certain circumstances.

         Representatives of MB&D then updated their presentation of January 21, 2000, on the financial analysis of the transaction, including the distribution of an updated report. The report included a summary of the terms of the affiliation, examples of the "market out" termination clauses, an updated merger model and a written "fairness opinion" concluding that, as of the date of the opinion, the exchange ratio was fair to the shareholders of Hanover from a financial point of view.

         A representative of Barley, Snyder then reviewed the set of resolutions to be presented for Board action on the definitive agreements. The Board unanimously adopted the resolutions and Hanover and Sterling proceeded to execute the definitive merger documents and disclosed the transaction through a press release and SEC filing.

STERLING REASONS FOR THE MERGER

         At its meeting on January 25, 2000, the Sterling Board of Directors unanimously determined that the terms of the agreement with Hanover were in the best interest of Sterling, its shareholders and other constituencies. In the course of reaching its decision to approve the agreement, the Sterling Board of Directors consulted with:

         -        Garland McPherson & Associates, Inc.;

         -        Its legal counsel; and

         -        Independent certified public accountants.

         In reaching these conclusions, the Sterling Board considered a number of factors, including the following:

         - Sterling's current condition and historical operating results and its prospective results of operations if Sterling were to acquire Hanover, including the earnings potential of the combined business;

         - The results of operations of the resulting entity, if there is realization of economies of scale over a 1-to-3 year period of time;

         - The economic, business and competitive climate for banking and financial institutions in south central Pennsylvania and northern Maryland and Sterling's business plan for strengthening and broadening Sterling's market position in this area, specifically, the ability of Sterling through this transaction to enter a neighboring market with additional market opportunities;

         - The potential expansion of Sterling's non-interest revenue through its leasing subsidiary, Town & Country, Inc. and Bank of Lancaster County's Wealth Management Group into a new market that has market characteristics that should foster additional growth of these business units;

         - The expansion of Sterling's commercial loan market into an area with substantial commercial loan needs;

         - The opportunities for Sterling to deliver its comprehensive list of services and products to the Hanover customer base;

         - The enhancement of Sterling's capital base that results from this transaction that will permit the banks to pursue larger loan relationships;

         - The commitment of Hanover senior management to remain with Sterling following the merger;

         - The availability of pooling-of-interests accounting treatment for the merger; and

         - The opinion of Garland McPherson that the exchange ratio was fair to the Sterling shareholders from a financial point of view.

         From Sterling's standpoint, the merger represents an attractive opportunity to acquire access to additional expertise and specialized services, especially expanded trust services, in a broadening market area.

         The list of factors considered by Sterling is not exhaustive, but we have highlighted the important factors considered by each Board. Individual directors may have given different weights to these factors in reaching their decision; however, neither the Sterling nor the Hanover Board assigned specific weights or priority to any one factor.

HANOVER REASONS FOR THE MERGER

         In the course of reaching its decision to approve the agreement, the Hanover Board of Directors consulted with :

         -        MB&D;

         -        Its legal counsel; and

         -        Its independent certified public accountant.

         The Hanover Board believes the merger is fair to, and in the best interests of Hanover and its shareholders. In reaching these conclusions, the Hanover Board considered a number of factors, including the following:

         - Hanover's current condition and historical operation results, and its prospective results of operations if Hanover were to remain independent;

         - The economic, business and competitive climate for banking and financial institutions in the south central Pennsylvania area, and the challenges that Hanover faces as an independent bank in a highly competitive market;

         - The business, operations, earnings and prospects of Sterling, and the enhanced opportunities and efficiencies, particularly from the integration of operations and support functions, and the growth that the merger would make possible;

         - The opinion of MB&D that the exchange ratio was fair to Hanover shareholders from a financial point of view;

         - Sterling's financial performance, including its historical return on equity and earnings per share, and capital position;

         - Sterling's credit quality, community banking philosophy, geographic market and progressive view of the future of financial services;

         - Sterling's non-banking businesses, including leasing, investment services and insurance;

         -        Sterling's size, market capitalization and stock liquidity;

         - The consistent management philosophies and cultures of Hanover and Sterling;

         - The profile of the resulting company in terms of assets, market capitalization, stock liquidity, legal lending limit, investment assets under management, contiguous markets and management resources;

         -        The experience of Sterling's senior management team; and

         -        The benefits of a tax-free exchange to Hanover shareholders.

         The list of factors considered by Hanover Board is not exhaustive, but we have highlighted the important factors considered by the Hanover Board. Individual directors may have given different weights to these factors in reaching their decision; however, the Hanover Board did not assign specific weights or priority to any one factor.

         Accordingly, the Sterling and Hanover Boards recommend that shareholders vote FOR approval of the agreement.

EFFECT OF THE MERGER

         If the agreement is approved by the shareholders of both Sterling and Hanover, Sterling will acquire Hanover through a merger of Hanover into Sterling. Sterling will exchange shares of Sterling common stock for the issued and outstanding shares of Hanover common stock. The Bank of Hanover and Trust Company and HOVB Investment Co. will be wholly owned subsidiaries of Sterling.

EXCHANGE RATIO

         On the effective date of the merger, each outstanding share of Hanover common stock will convert into the right to receive .93 shares of Sterling common stock.

         On the effective date of the merger, each outstanding option to purchase shares of Hanover common stock will automatically convert into an option to purchase Sterling common stock. The number of shares of Sterling common stock issuable upon exercise will be equal to the number of shares of Hanover common stock subject to the option multiplied by the exchange ratio,
 .93. Shares issuable upon exercise of these options to acquire Sterling common stock will remain subject to the terms of the plans and grant agreements of Hanover under which Hanover issued the options.

OPINION OF STERLING INDEPENDENT FINANCIAL ADVISOR

         Sterling retained Garland McPherson, by letter dated January 4, 2000, to render financial advisory and investment banking services, including but not limited to rendering an opinion to Sterling's Board of Directors that the exchange ratio is fair, from a financial point of view, to its shareholders, to Sterling in connection with the possible acquisition of Hanover. Garland McPherson has no other material relationship with Sterling or Hanover.

         Garland McPherson, as part of its investment banking and bank consulting business, is engaged in the valuation of financial institution securities for a variety of purposes, including mergers and acquisitions, and the determination of adequate consideration in merger and acquisition transactions. The Sterling Board selected Garland McPherson on the basis of its experience in and knowledge of the banking industry and its ability to evaluate the fairness of the exchange ratio from a financial point of view. Garland McPherson acted exclusively for the Sterling Board in rendering its fairness opinion and has received fees from Sterling in rendering its fairness opinion and its services. There are no other material relationships between Garland McPherson, its affiliates and representatives and Sterling or its affiliates.

         The full text of the Garland McPherson opinion is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. We urge you to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Garland McPherson in connection therewith. The following summary of the opinion is qualified in its entirety by the full text of the opinion. The exchange ratio was determined by negotiation between Sterling and Hanover and was not determined by Garland McPherson.

         In rendering the Garland McPherson opinion, Garland McPherson:

         - Reviewed the historical financial performances, current financial positions and general prospects of Sterling and Hanover;

         -        Reviewed the agreement;

         -        Reviewed the proxy statement/prospectus;

         - Reviewed and analyzed the stock market performance of Sterling and Hanover;

         - Studied and analyzed the operations, historical financial statements and future prospects of Sterling;

         - Reviewed the respective history of dividends paid by the two institutions;

         - Considered the terms and conditions of the proposed transaction as compared with the terms and conditions of comparable bank mergers and acquisitions;

         - Discussed with various senior officers of Sterling and Hanover the foregoing as well as other matters it believed relevant to its opinion; and

         - Conducted such other analyses, studies and investigations as were deemed appropriate.

         Garland McPherson relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to the Sterling and Hanover financial forecasts reviewed by Garland McPherson in rendering its opinion, Garland McPherson assumed that such financial forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements as to the future financial performance of Sterling and Hanover. Garland McPherson did not make an independent evaluation or appraisal of the assets

(including loans) or liabilities of Sterling or Hanover nor was it furnished with any such appraisal. Garland McPherson also did not independently verify, and has relied on and assumed, that all allowances for loan losses set forth in the balance sheets of Sterling and Hanover were adequate and complied fully with all applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

         In connection with rendering the opinion, Garland McPherson performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the exchange ratio and of the consideration to be paid in the transaction was to some extent a subjective one based on the experience and judgment of Garland McPherson and not merely the result of mathematical analysis of financial data, Garland McPherson principally relied on the financial evaluation methodology summarized below in its determinations. Garland McPherson believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Garland McPherson without considering all such analyses and factors could create an incomplete view of the process underlying Garland McPherson's opinion. In its analysis, Garland McPherson made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Sterling's and Hanover's control. Any estimates contained in Garland McPherson's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         The following is a summary of selective analyses conducted by Garland McPherson in connection with the its opinion letter.

Comparable Company Analysis

         Garland McPherson compared selected financial and operating data for Sterling, from 1995 through September 30, 1999, with those of a peer group of seventeen Mid-Atlantic financial institutions with assets between $700 million and $2 billion. This data included, but was not limited to: return on average assets, return on average equity, certain capital adequacy ratios and certain asset quality ratios. Garland McPherson excluded securities gains and items of a non-recurring nature in computing profitability ratios. Selected data as of September 30, 1999 is provided below:


                                                                                     STERLING             PEERS
Core Return on Average Assets                                                          1.3%                1.3%
Core Return on Average Equity                                                          15.4%              14.7%
Leverage Ratio                                                                         8.3%                8.0%
Non-performing Assets/Total Assets                                                     0.2%                0.3%
Loan Loss Reserve/Non-performing Assets & 90+ Days Past Due Loans                     273.3%             179.8%

         Garland McPherson also compared stock market data for Sterling with the same group of banking organizations. The analysis showed, among other things, that the average ratio of trading price to tangible book value per share for the peer group was 199% as compared to 287% for Sterling. In addition, the group's average stock price to core operating earnings per share was 12.3 compared to
20.1 for Sterling.

         Garland McPherson compared selected financial and operating data from 1995 through September 30, 1999 for Hanover with those of a peer group of 22 Mid-Atlantic financial institutions with assets between $250 million and $1 billion. This data included, but was not limited to: return on average assets, return on average equity, certain capital adequacy ratios and certain asset quality ratios. Garland McPherson excluded securities gains and items of a non-recurring nature in computing profitability ratios. Selected data as of September 30, 1999 is provided below:


                                                                                       HANOVER            PEERS
Core Return on Average Assets                                                            0.9%              1.2%
Core Return on Average Equity                                                           12.3%              13.0%
Leverage Ratio                                                                           7.5%              8.6%
Non-performing Assets/Total Assets                                                       0.1%              0.3%
Loan Loss Reserve/Nonaccrual & 90+ Days Past Due Loans                                 503.6%             192.0%

         Garland McPherson also compared stock market data for Hanover with the same group of banking organizations. The analysis showed, among other things, that the average ratio of trading price to tangible book value per share for the peer group was 158% as compared to 157% for Hanover. In addition, the group's average stock price to core operating earnings per share was 13.0 compared to
12.2 for Hanover.

Analysis of Selected Bank Mergers

         Garland McPherson examined selected bank mergers on a nationwide basis announced after 1998 that resulted in a market expansion for the buyer. Garland McPherson limited the analysis to targets with total assets between $100 million and $1 billion that generated a return on equity between 10% and 15%. The median book multiple of these transactions was 220.6%, the median tangible book multiple was 250.8% and the median earnings multiple was 20.9. However, none of the companies or transactions used in any of these analyses were identical to Hanover or to Sterling or to this transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgements concerning the differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

Discounted Dividend Analysis

         Using discounted dividend analysis, Garland McPherson estimated the present value of the future dividend streams that Hanover could produce over a five-year period under various earnings growth assumptions. Garland McPherson also estimated the terminal value for Hanover by applying earnings multiples ranging from thirteen to nineteen. The dividend streams and terminal value were discounted to determine the present value using discount rates ranging from 10.0% to 12.0%. The discounted dividend analysis indicated a range of per share values from $21.86 to $32.18 under the most likely earnings projections.

Pro Forma Merger Analysis

         Garland McPherson examined the relative contribution that would be made by Sterling and Hanover to various key financial statistics of the combined entity on a pro forma basis as of December 31, 1999 before giving consideration to any economies that may result from the merger. This analysis indicated that the relative contributions would have been as follows:


                                                       HANOVER                                 STERLING
Net Income                                              26.4%                                   73.6%
Total Assets                                            32.2%                                   67.8%
Gross Loans                                             31.1%                                   68.9%
Total Deposits                                          30.8%                                   69.2%
Total Equity                                            26.7%                                   73.3%
Shares Outstanding                                      28.8%                                   71.2%

         Garland McPherson also analyzed, using projections derived from discussions with managements of Hanover and Sterling, certain pro forma projected effects resulting from the merger. The analysis indicated that, based on the most likely earnings projections, the merger is anticipated to be neutral in terms of the impact on Sterling's earnings per share during the second year following the merger and accretive to earnings per share thereafter.

Transaction Value Analysis

         Garland McPherson determined that, at a Sterling trading price of $28.00 per share, the purchase price is $26.04 per share or $102.5 million in aggregate transaction value. This represents a multiple of 312.9% of Hanover's total equity and 21.6 times 1999 net income. Garland McPherson noted that Sterling's pricing multiples were high relative to industry norms and therefore employed various valuation techniques to estimate the true underlying or fair value of Sterling stock. This analysis indicated that the fair value of Sterling common stock was approximately $20.00 per share, which translates to a purchase price in terms of fair value of $72.6 million in aggregate of $18.60 per share. This represents a multiple of 221.7% of Hanover's total equity and 15.3 times 1999 net income.

         Given that Sterling, as well as the banking industry in general, had realized a decline in market value, Garland McPherson subsequently updated its transaction value analysis. This analysis revealed that at a Sterling trading price of $18.50, the purchase price if $67.0 million in aggregate of $17.21 per share. This represents a multiple of 204.6% of Hanover's total equity and 14.9 times 1999 net income. Based on this and the other analysis summarized herein, Garland McPherson concluded that the exchange ratio and the consideration to be paid by Sterling in the transaction is fair, from a financial point of view, to the shareholders of Sterling Financial Corporation and issued its updated fairness opinion, attached as Annex B to this proxy statement/prospectus.

         In reaching its opinion as to fairness, none of the analyses performed by Garland McPherson was assigned a greater significance by Garland McPherson than any other. As a result of its consideration of the aggregate of all factors present and analyses performed, Garland McPherson reached the conclusion, and opines, that the exchange ratio, as set forth in the agreement, is fair, from a financial point of view, to holders of Sterling's securities.

         In connection with delivering the Garland McPherson opinion, Garland McPherson updated certain of its analyses and reviewed the assumptions on which the analyses were based and the factors considered.

         In delivering its opinion, Garland McPherson assumed that in the course of obtaining the necessary regulatory and governmental approvals for the transaction, no restrictions will be imposed on Sterling or Hanover that would have a material adverse affect on the contemplated benefits of the transaction. Garland McPherson also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Hanover after the effective date.

         Pursuant to the terms of the engagement letter, Sterling has paid Garland McPherson $115,000 and has agreed to reimburse Garland McPherson for its reasonable out-of-pocket expenses. Sterling has also agreed to pay Garland McPherson $135,000 upon consummation of the merger. Whether or not the Merger is consummated, Sterling has agreed to indemnify Garland McPherson and certain related persons against certain liabilities relating to or arising out of its engagement.

         The full text of the opinion of Garland McPherson, as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made and matters considered, is attached hereto as Annex B to this proxy statement/prospectus. We urge you to read the opinion in its entirety. Garland McPherson's opinion is directed only to the consideration to be received by shareholders in the transaction and does not constitute a recommendation to you as to how you should vote at the meeting.

OPINION OF HANOVER INDEPENDENT FINANCIAL ADVISOR

         The Hanover Board retained MB&D under an engagement letter dated January 24, 2000, to render financial advisory and investment banking services to Hanover in connection with the possible acquisition of Hanover by Sterling. MB&D has no other material relationship with Hanover or Sterling.

         On January 25, 2000, MB&D delivered its opinion to the Hanover Board of Directors, that as of that date, the exchange ratio was fair, from a financial point of view, to Hanover shareholders. The opinion has been updated for the purposes of this joint proxy statement/prospectus. The opinion, which is unchanged, appears in Annex C. The exchange ratio of .93 shares of Sterling common stock in exchange for each share of Hanover common stock, was negotiated based on consideration of numerous factors including the following:

         - Analysis of the historical and projected future contributions of recurring earnings by the parties.

         - Analysis of the possible future EPS results for the parties on both a combined and a stand-alone basis.

         - Anticipated dilutive or accretive effects of the prospective transaction to the earnings per share of Sterling and by extension, through the exchange ratio, to earnings per share equivalent of Hanover.

         - The probable impact on dividends per share to be received by Hanover shareholders as a result of the contemplated transaction.

         - The composition of loan portfolios and relative asset quality as disclosed by the parties.

         -        Adequacy of reserves for loan and lease losses of the parties.

         -        Composition of the deposit bases of each of the parties.

         - Analysis of the historical trading range, trading pattern and relative liquidity of the common shares of each of the parties.

         - The accounting equity capitalization, the tangible equity capitalization and the market capitalization of each of the parties.

         - Contemplation of other factors, including certain intangible factors.

         MB&D has acted as financial advisor to Hanover since December of 1999. With respect to the pending transaction involving Sterling, MB&D advised Hanover during the evaluation and negotiation process leading up to the execution of the merger agreement and provided Hanover with a number of analyses as to a range of financially feasible exchange ratios that might be achieved in a hypothetical transaction. Representatives of MB&D met with the executive management and Board of Directors of Hanover or designated committees of the board on eight separate occasions during the period from November 2, 1999 to January 25, 2000, in connection with the analysis of Hanover's strategic alternatives and the negotiation process. The determination of the applicable exchange ratio was arrived at in an arms-length negotiation between Sterling and Hanover in a process in which MB&D advised Hanover and participated directly in the negotiations.

         MB&D was retained based on its qualifications and experience in the financial analysis of banking and thrift institutions generally, its knowledge of the banking markets in general and of the Pennsylvania banking markets in particular as well as its experience with merger and acquisition transactions involving banking institutions. As a part of its investment banking business, which is focused exclusively on financial services industry participants, MB&D is regularly engaged in the valuation of financial institutions and their securities in connection with its equity brokerage business generally and mergers and acquisitions in particular. Members of the Corporate Finance Advisory Group of MB&D have extensive experience in advising financial institution clients on mergers and acquisitions. In the ordinary course of its business as a NASD broker-dealer, MB&D may, from time to time purchase securities from or sell securities to Hanover or Sterling and as a market maker in securities, MB&D may from time to time have a long or short position in, and buy or sell debt or equity securities of Hanover or Sterling for its own account or for the accounts of its customers. In addition, in the ordinary course of business, the employees of MB&D may have direct or indirect investments in the debt or equity securities of either or both Hanover or Sterling.

         The full text of the opinion of MB&D, which summarizes the assumptions made, matters considered and limits on the review undertaken is attached as Annex C. MB&D recommends that all Hanover shareholders read the joint proxy statement/prospectus in its entirety and the opinion in its entirety. The summary description of the matters that MB&D considered, limitations on the review undertaken and the analyses performed and the assumptions on which the various analyses are based contained in the joint proxy statement/prospectus is more thorough and detailed than the summary contained in the opinion itself. MB&D therefore recommends that the reader carefully study this section of the joint proxy statement/prospectus.

         The opinion of MB&D is directed only to the exchange ratio at which shares of Hanover common stock may be exchanged for shares of Sterling common stock. The opinion does not constitute a recommendation to any holder of Hanover common stock as to how such holder should vote at the Hanover annual meeting. The opinion is necessarily based upon conditions as of the date of the opinion and upon information made available to MB&D through the date of the opinion which is April 24, 2000.

         Other than the fact that a survey or market check of companies that could logically have been expected to have an interest in acquiring Hanover was not performed by MB&D in conjunction with the process followed, the management and Board of Hanover imposed no limitations on MB&D with respect to the investigations made, matters considered or procedures followed in the course of rendering its opinions.

Materials reviewed and analyses performed by MB&D:

         In connection with the rendering and updating of its opinion, MB&D reviewed the following documents and considered the following subjects:

         -        The merger agreement detailing the pending transaction;

         - The joint proxy statement/prospectus in substantially the form to be mailed to Hanover shareholders;

         - Hanover Annual Reports to shareholders for 1996, 1997, 1998 and 1999;

         - Hanover Annual Reports on Form 10-K for 1996, 1997, 1998 and 1999, as amended;

         - Related financial information for the four calendar years ended December 31, 1996, 1997, 1998 and 1999;

         - Hanover Quarterly Report on Form 10-Q and related unaudited financial information for the first three quarters of 1999;

         - Hanover's press release concerning unaudited results for calendar year 1999;

         - Hanover's press release concerning unaudited results for the first quarter of calendar year 2000;

         - Sterling Annual Reports to Shareholders for 1996, 1997, 1998 and 1999;

         - Sterling Annual Reports on Form 10-K and related financial information for the calendar years ended 1996, 1997, 1998 and 1999, as amended;

         - Sterling Quarterly Reports on Form 10-Q and related unaudited financial information for the first three quarters of 1999;

         - Sterling's press release concerning unaudited results for calendar year 1999;

         - Sterling's press release concerning unaudited results for the first quarter of calendar year 2000;

         - Internal financial information and financial forecasts, relating to the business, earnings, cash flows, assets and prospects of the respective companies furnished to MB&D by Hanover and Sterling;

         - Discussions with members of the senior management of Hanover concerning the past and current results of operations of Hanover, its current financial condition and management's opinion of its future prospects;

         - Discussions with members of the senior management of Sterling concerning the past and current results of operations of Sterling, its current financial condition and management's opinion of its future prospects;

         - The historical record of reported prices, trading volume and dividend payments for both Hanover and Sterling common stock;

         - Based primarily on anecdotal information, the current state of and future prospects for the economy of Pennsylvania generally and the relevant market areas for Hanover and Sterling in particular;

         - Specific merger analysis models developed by MB&D to evaluate potential business combinations of financial institutions using both historical reported information and projected information for both Hanover and Sterling and the results of the evaluation;

         - The reported financial terms of selected recent business combinations of financial institutions for purposes of comparison to the pending transaction;

         - A survey of institutions that might have had an interest in the possible acquisition of Hanover, was not completed. Alternatively, an analysis of the hypothetical acquisition capacity or Upstream Acquisition Analysis, as described below, of a selected group of companies which MB&D believed, with the concurrence of management of Hanover, would logically have been interested in a possible acquisition of Hanover, was completed. This analysis was based solely on publicly available information concerning the companies and did not involve any actual contact with the companies. MB&D believes, however, that the analysis is adequate to establish a reasonable range of expected values that might have been available to Hanover in an unrestricted negotiation process, at a point in time. This analysis, which was updated to reflect changing market conditions, was discussed with the management and the Hanover Board of Directors; and

         - Other studies and analyses as MB&D considered appropriate under the circumstances associated with this particular transaction.

         The opinion of MB&D takes into account its assessment of general economic, market and financial conditions and its experience in other transactions involving participants in the financial services industry, as well as its experience in securities valuation and its knowledge of the banking industry generally. For purposes of reaching the opinion, MB&D has assumed and relied upon the accuracy and completeness of the information provided to it or made available by Hanover and Sterling and assumes no responsibility for the independent verification of the information. With respect to financial forecasts made available to MB&D it is assumed by MB&D that they were prepared on a reasonable basis and reflect the best currently available estimates and good faith judgments of the management of Hanover and Sterling as to the future performance of Hanover and Sterling. MB&D has also relied upon assurances of the management of Hanover and Sterling that they were not aware of any facts or of the omission of any facts that would make the information or financial forecasts provided to MB&D incomplete or misleading. In the course of rendering the opinion, MB&D has not completed any independent valuation or appraisal of any of the assets or liabilities of either Hanover or Sterling and was not provided with such valuations or appraisals from any other source.

         A summary of the material analyses employed by MB&D in connection with rendering its written opinion follows. Since it is a summary, it does not purport to be a complete and comprehensive description of all the analyses performed, or an enumeration of every matter considered by MB&D in arriving at the opinion. The preparation of a fairness opinion is a complicated process, involving a determination as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, opinions are not readily susceptible to summary description. In arriving at its fairness opinion, MB&D did not attribute any particular weight to any one specific analysis or factor considered by it and made a number of qualitative as well as quantitative judgments as to the significance of each analysis and factor. Therefore, MB&D believes that its analyses must be considered as a whole and feels that attributing undue weight to any single analysis or factor considered could create a misleading or incomplete view of the process leading to the formation of its opinion. In the analyses, MB&D has made certain assumptions with respect to banking industry performance, general business and economic conditions and other factors, many of which are beyond the control of management of either Hanover or Sterling. Estimates, which by definition contain the possibility of error, referred to in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may vary significantly from those described. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses might actually be sold. Accordingly, these analyses and estimates are inherently subject to uncertainty, and MB&D does not assume responsibility for the accuracy of these analyses or estimates.

Analysis of the Anticipated Transaction and the Applicable Exchange Ratio in Relation to Hanover

         The agreement provides that Hanover shareholders will receive a fixed exchange ratio of .93 shares of Sterling common stock in exchange for each share of Hanover common stock. The parties anticipate that the transaction will be tax-free to those shareholders of Hanover who hold their shares as a capital asset and that the transaction will be accounted for as a pooling of interests.

Contribution Analysis

         Based on reported financial data for Hanover and Sterling as of September 30, 1999, and earnings estimates provided by the parties, the relative contributions of the parties to the proforma Sterling on a pooling basis would have been approximately as follows:


                                                Proforma Contribution Table(1)
                                                   As of September 30, 1999

         Item                                    Sterling                                Hanover
         ----                                    --------                                -------
         Assets                                  67.4%                                   32.6%
         Loans                                   68.3%                                   31.7%
         Deposits                                69.2%                                   30.8%
         Equity                                  73.3%                                   26.7%
         Estimated 2000 Earnings                 73.0%                                   27.0%
         Ownership interests                     70.8%                                   29.2%

         (1) September 30, 1999 data was the publicly available financial information most proximate to the announcement date.

         Based on unaudited, reported financial data for Hanover and Sterling as of March 31, 2000, and earnings estimates provided by the parties, the relative contributions of the parties to the proforma Sterling on a pooling basis would have been approximately as follows:


                                                Proforma Contribution Table(2)
                                                     As of March 31, 2000

         Item                                    Sterling                                Hanover
         ----                                    --------                                -------
         Assets                                  67.7%                                   32.3%
         Loans                                   69.3%                                   30.7%
         Deposits                                68.9%                                   31.1%
         Equity                                  73.8%                                   26.2%
         Estimated 2000 Earnings                 73.0%                                   27.0%
         Ownership interests                     70.7%                                   29.3%

         (2) March 31, 2000 data was the publicly available financial information most proximate to the date in which this joint proxy statement/prospectus is being mailed.

         Based on adjusted fully converted shares and share equivalents outstanding for the two companies as of September 30, 1999, and December 31, 1999, and the negotiated exchange ratio of .93 to 1, current Hanover shareholders, had the proposed transaction been completed as of such dates, would have owned approximately the indicated percentage amounts of the proforma shares outstanding of Sterling depicted in the last row of each of the above tables. A manifestation of the premium implied in the fixed exchange ratio which applies to the pending transaction is the difference between the prospective earnings contribution of Hanover to the combined entity and the prospective percentage ownership of the proforma entity by former Hanover shareholders. Hanover shareholders will prospectively receive a larger ownership interest in the proforma entity than the estimated relative earnings contribution to the proforma total by Hanover in the first year of the transaction.

Projected Transaction Value

         Based upon the exchange ratio and the last trade value of Sterling common stock reported by NASDAQ on January 24, 2000, which was the last completed trading day prior to the execution of the agreement, which was $27.56, the theoretical market value of the anticipated transaction was approximately $101.4 million as of that date, based on an estimated 3,679,269 shares of Sterling common stock to be issued to Hanover shareholders. On a per share basis, this is equivalent to approximately $25.63 per share ($27.56x .93). MB&D elected to use the closing value of Sterling on this date because January 24, 2000 was the last full day of trading prior to the execution of the merger agreement. The transaction was announced on January 26, 2000, prior to the opening of trading on NASDAQ. Because the applicable exchange ratio is fixed, the market value of the exchange will fluctuate as the market value of Sterling common stock fluctuates. Based on the last trade value for Sterling common stock reported by NASDAQ as of April 24, 2000 which was $19.875, the date of the MB&D fairness opinion, the theoretical market value of the anticipated transaction was $74.2 million as of such date, based on an updated estimate of 3,733,342 shares of Sterling common stock to be issued to Hanover shareholders. The indicated market value has declined by $27.2 million, or 26.8%, from the level at the announcement date. Hanover's shareholders should take note of and understand that this value will continue to fluctuate up and down, as the value of a share of Sterling common stock fluctuates in the market.

Mechanics and Applicability of "Market-Out" Termination Provision

         In a pending transaction, actual or perceived circumstances may arise that negatively impact the market value of an acquirer's common stock, whether or not the measurable accounting reality of such a development has a material adverse effect. It is also possible, even in the absence of any identifiable circumstance or development, that an acquirer's common stock price can suffer a meaningful downward adjustment. In order to provide a measure of protection to the shareholders of Hanover against such situations, a provision of the merger agreement (see

Schedule 2.1) provides that Sterling's stock price movements during the period measured from the date of announcement of the merger to a date 5 business days before the scheduled effective date will be monitored and compared against the starting price of Sterling common stock just before the merger was announced, which has been fixed in the merger agreement at $27.09. Hanover shall have the right to terminate the Agreement if

         - The closing market price of Sterling common stock, calculated as the arithmetic average of the per share mean between the closing bid price and the closing asked price for Sterling common stock during a 20 trading day period ended 5 business days prior to the Effective Date, is less than $21.67, or 80% of the starting price; and

         - The closing market price divided by the starting price, expressed as a percentage, is less than the Average NASDAQ Bank Index Value for the same 20 day period divided by the NASDAQ Bank Index Value on the starting date, which has been fixed as 1516.67, also expressed as a percentage, by more than 5%.

         - Alternatively, in the event that the closing market price is less than $18.96, or 70% of the starting price, at the end of the 20 day period, Hanover shall have the right to terminate the merger agreement without reference to movements of Sterling's market price relative to the NASDAQ Bank Index Value.

         Sterling has reciprocal rights to terminate the merger agreement in the event of mirroring upward movements in its stock price. In either case, the satisfaction of the termination conditions creates a right, but not an obligation, to terminate. The opportunity to evaluate such termination provisions will take place only at the end of the transaction in accordance with its terms.

         As of the date of our opinion letter included in this joint proxy statement/prospectus, the mean of the closing bid price and closing asked price for Sterling had declined from $27.09, which it was as of the announcement date, to $18.73. It has therefore declined to a level that is 69.1% of the starting price. As of the date of this joint proxy statement/prospectus, we are not at the end of the 20 day price determination period, as defined in the merger agreement, and the termination provision is not applicable. However, if we were at the end of the period now, Hanover would have the right, but not the obligation, to terminate the transaction.

Multiple of Historical and Projected Earnings for Hanover Common Stock

         The cited per share theoretical value of $25.63 as of January 24, 2000, represents a multiple of 21.18 times reported earnings per share for 1999, which was $1.21. The $25.63 value cited is the equivalent of 18.85 times management's internal estimate for 2000 of $1.36. Based on the closing market value for Sterling common stock as of April 24, 2000, which was $19.875 and a revised transaction value per share of $18.48, the multiples of earnings were

15.27 and 13.59 times for 1999 reported EPS and management's internal estimate for 2000 stand-alone earnings per share, respectively. The revised multiples reflect the fact that between the time of announcement of this prospective transaction and the date of our opinion letter, the mean between the closing bid and asked prices for Sterling common stock has declined approximately 22.19%. The tabular information which follows is intended to help to put the recent price movements in Sterling's market price in context.

         Sterling's time-series historical multiple of trailing 12 month reported earnings relative to a selected comparison group:


                                                                               Price/LTMEPS (1)

Co. Name               Ticker      State   Sept 98   Dec 98    March 99   June 99    Sept 99     Dec  99    April 24, 2000    %
                       symbol

Arrow Financial        AROW        NY         20.1      17.6     18.0        17.0       16.0        11.7            9.2     -54.3
Corporation

NBT Bancorp            NBTB        NY         17.2      16.6     14.9        14.5       12.2        11.2            7.8     -54.4
Inc.

Omega Financial        OMEF        PA         17.8      16.9     18.2        18.1       16.6        15.7           13.1     -26.7
Corporation

State Bancorp,         STB         NY         21.2      20.5     13.8        12.1       10.4         9.8            8.5     -59.7
Inc.

Sterling Bancorp       STL         NY         15.0      16.4     13.6        12.7       11.1         9.8            8.6     -42.7

Suffolk Bancorp        SIBK        NY         15.1      14.3     13.8        13.7       13.0        12.3           11.5     -23.7

Tompkins               TMP         NY         15.8      15.3     14.9        13.7       12.8        12.2           10.4     -34.6
Trustco, Inc.

Fulton Financial       FULT        PA         16.7      17.7     17.5        15.3       13.6        12.8           14.1     -15.1
Corporation

Yardville              YANB        NJ         13.0      12.8     10.8        10.2        9.0         8.8            7.3     -43.4
National
Bancorp

Mean                                          16.9      16.4     15.0        14.2       12.7        11.56          10.1     -40.4

Sterling Financial     SLFI        PA         22.7      23.2     19.9        18.8       20.8        20.9           13.3     -41.6
Corporation

         (1) Since public financial institutions publish earnings per share information on a quarterly basis, this calculation is based on annualized earnings per share based on the most recent four
                  (4) quarters of reported results.

         The table above depicts a time series of LTM P/E ratios, which are backward looking price/earnings ratios, for a selected group of financial institutions located in New York, New Jersey and Pennsylvania. The parties discussed an earlier version of this table, prior to the announcement of the transaction, with management and the Hanover Board of Directors to apprize them of the fact, that although there had then been a 15.4% reduction in the LTM P/E ratio for Sterling Financial Corporation between September of 1998 and January of 2000, prior to the announcement of the pending transaction, that the reduction of Sterling's LTM P/E during this time period had been less than one half of that of the mean reduction of the comparison group during the same time period. The reduction in the mean LTM P/E for the comparison group for the September 98 to January 00 time frame was 32.9% and the mean LTM P/E for the group stood at 11.30x in January of 2000. MB&D also observed that Sterling was trading at a 19.2x LTM P/E in January, prior to the announcement of the transaction. In other words, Sterling was trading at a higher LTM P/E than any other member of the comparison group. MB&D commented that, based on a theory of rational expectations, notwithstanding the fact that Sterling has for an extended historical period traded at a relatively elevated P/E versus other bank holding companies, MB&D was not comfortable that this pattern would persist. MB&D advised both management and the Board that the relative P/E of Sterling should be rationally expected to trend toward the mean of the comparison group, over time, although it would not necessarily actually reach the mean.

         Since the announcement of the transaction on January 26, 2000, the mean LTM P/E of the comparison group continued to trend downward and stood at 10.1x as of April 24, 2000 based on the market prices of the constituent companies on April 24, 2000 divided by their reported earnings per share for the four quarters ended March 31, 2000. During the same time period, the LTM P/E of Sterling has experienced a sharp negative adjustment from 19.2x to 13.3x calculated on the same basis. Sterling's backward looking P/E has thus declined 30.73% during the period from the announcement date to April 24, 2000 although it is still trading at a premium to the mean LTM P/E of the comparison group.

Multiple of Stated Book Value of Hanover Common Stock

         The theoretical value of $25.63 (as of the announcement date) represents a multiple of 3.06 times Hanover's reported $8.38 book value per share as of September 30, 1999. Based on the closing market value for Sterling common stock as of April 24, 2000 which was $19.875 and a revised transaction value per share of $18.48, the multiple of the March 31, 1999 book value declined to 2.21 times. This multiple is based on a calculated book value per share for Hanover as of March 31, 2000 of $8.36.

Percentage of Market Value of Hanover Common Stock

         Based upon the theoretical values of $25.63 and $18.48 for the two relevant valuation dates, the theoretical values represent 176.76% (a 76.76% premium) and 127.45% (a 27.45% premium) of the last reported prices for Hanover common stock which was $14.50 on January 24, 2000.

Specific Acquisition Analysis

         MB&D employs a proprietary analytical model to examine hypothetical transactions involving banking companies. The model uses:

         -        Forecast earnings data;

         -        Selected current period balance sheet data;

         -        Income statement data;

         -        Current market;

         -        Trading information; and

         - A number of assumptions as to interest rates for borrowed funds, the opportunity costs of funds, discount rates, dividend streams, effective tax rates and transaction structures.

The model distinguishes between purchase and pooling accounting treatments and inquires into the likely economic feasibility of a given hypothetical transaction at a given price level or specified exchange rate while employing a specified transaction structure. The model also permits evaluation of various levels of potential non-interest expense savings that might be achieved along with various potential implementation timetables for such savings, as well as the possibility of income enhancement opportunities that may arise in a given hypothetical transaction.

         For the purposes of rendering the opinion with respect to this transaction, MB&D evaluated a fixed exchange ratio of .93 shares of common stock of Sterling in exchange for each share of Hanover in a tax deferred transaction conditioned on the receipt of pooling accounting treatment. MB&D believes that the nominal earnings per share dilution on a proforma basis, before consideration of cost savings or potential income enhancements and excluding non-recurring expenses, for Sterling would approximate 3.02% or $0.05 per share. MB&D's calculations suggest that this transaction would be dilutive (3.45%) to tangible book value per share on a proforma basis to Sterling based on balance sheet information for the parties as of September 30, 1999. The transaction would equate to a comparable deposit premium of 17.32% and would result in a 43.38% increase of dividend payments to Hanover shareholders, based on an annualization of the most recent regular quarterly dividend payment to shareholders by Sterling. The proforma entity will continue to be more than adequately capitalized with a ratio of tangible common equity to tangible assets of approximately 7.94% and an estimated tier one capital ratio in excess of 11.00%. In order for the transaction to become neutral to earnings per share from a dilution perspective, MB&D estimates that it would be necessary to achieve a reduction in pre-tax non-interest-expense of approximately $940,000 which represents 6.68% of the budgeted non-interest expenses for Hanover in 2000 of approximately $14 million. Because the estimation of incremental amounts of recurring cost savings and the exact timing of their realization is not possible for outside observers, MB&D does not attempt to forecast the future quarter in which the pending transaction will become either earnings neutral or accretive. It is MB&D's belief, however, that reductions in recurring non-interest expense and earnings improvements due to the implementation of a more diverse product line should be highly feasible for the parties involved and that this transaction can be expected to become accretive to proforma earnings per share with the passage of time. MB&D anticipates that this transaction will become accretive to earnings per share of Sterling in the year 2001.

Analysis of Other Comparable Transactions

         MB&D is reluctant to place emphasis on the analysis of comparable transactions as a valuation methodology due to what it considers to be inherent limitations of the application of the results to specific cases. MB&D believes that such analysis fails to adequately take into consideration such factors as:

         - Material differences in the underlying capitalization of the comparable institutions which are being acquired;

         - Differences in the historic earnings (or loss) patterns recorded by the compared institutions which can depict a very different trend than might be implied by examining only recent financial results;

         - Failure to exclude non-recurring profit or loss items from the last twelve months' earnings streams of target companies which can distort apparent earnings multiples;

         - Material differences in the form or forms of consideration used to complete the transaction;

         - Differences between the planned method of accounting for the completed transaction;

         - Such less accessible factors as the relative population, business and economic demographics of the acquired entities markets as compared or contrasted to such factors for the markets in which comparable companies are doing business.

         - Comparable analysis generally cites transaction multiples and premiums as of the date of announcement only and usually fails to adjust such multiples and premiums for subsequent changes in the trading values of the securities of the acquirer. In our opinion this failure can render such comparisons, which are already questionable, relatively meaningless, particularly in cases where there has been a material adjustment in the equity prices of financial institutions subsequent to the announcement dates for such "comparable transactions". There has been a virtually industry-wide downward adjustment in the equity trading prices of financial institutions during the last six months of 1999 and the early months of 2000 which renders such announcement date comparisons more than usually suspect. Consequently any use of comparable analysis requires that market price adjustments must be made.

         - Comparable analysis rarely seems to take into consideration the degree of facilities overlap between the acquirer's market and that of the target or the absence of such overlap and the resulting cost savings opportunity differentials between two otherwise apparently comparable transactions.

         - Comparable analysis also generally fails to incorporate the projected impact of deposit divestitures that may be required by regulators in a given transaction and which are not required in a so-called comparable transaction.

         For the nine reasons cited, MB&D believes that comparable analysis has serious inherent limitations and should not be relied upon to any material extent by members of management, the Board of Directors or shareholders in considering the presumed merits of a pending transaction.

         With these serious reservations in mind, MB&D nonetheless examined statistics associated with 22 transactions involving commercial banks. The following criteria were utilized to create the sample:

         -       Acquired institutions are all commercial banks.

         -        Transactions were announced January 1, 1997 and January 21,
                  2000.

         - Total assets of the target institutions were greater than $300 million and less than $750 million.

         - All the listed transactions took place between entities located in the middle Atlantic states and/or New England.

         The following table depicts the 22  selected transactions


                                   ACQUIRER / TARGET                                              ANNOUNCED
Citizens Financial Group Inc.  /  BNH BANCSHARES Inc.                                              04/08/97
Peoples Heritage Financial Group  /  Atlantic Bancorp                                              06/24/97
Private Investor  /  Chinese American Bank                                                         07/23/97
First Union  /  Covenant Bancorp Inc.                                                              08/05/97

                                   ACQUIRER / TARGET                                              ANNOUNCED
Fulton Financial Corporation  /  Keystone Heritage Group, Inc.                                     08/15/97
Commercial Bank of New York  /  First Bank of the Americas                                         09/05/97
Citizens Bancshares Inc.  /  Century Financial Corporation                                         11/18/97
Heritage Bancorp, Inc.  /  BCB Financial Services Corporation                                      11/19/97
Sovereign Bancorp  /  Carnegie Bancorp                                                             12/15/97
BB&T Corporation  /  Franklin Bancorporation Inc.                                                  12/16/97
First Commonwealth Financial Corp.  /  Southwest National Corp.                                    07/16/98
Commerce Bancorp  /  Prestige Financial Corp.                                                      09/17/98
M & T Bank Corporation  /  FNB Rochester Corp                                                      12/09/98
Valley National Bancorp  /  Ramapo Financial Corp.                                                 12/17/98
Independence Community Bank Corp.  /  Broad National Bancorp.                                      02/01/99
Connecticut Bank of Commerce  /  MTB Bank                                                          04/22/99
Hudson United Bancorp  /  Southern Jersey Bancorp of Delaware                                      06/29/99
NBT Bancorp Inc.  /  Lake Ariel Bancorp Inc.                                                       08/16/99
Staten Island Bancorp Inc.  /  First State Bancorp                                                 08/18/99
Summit Bancorp  /  NMBT CORP                                                                       10/04/99
NBT Bancorp Inc.  /  Pioneer American Holding Company                                              12/08/99
Mercantile Bankshares Corp.  /  Union National Bancorp Inc.                                        01/21/00

         The tables below permit a comparison of the median values for two selected statistics arising from the list of 22 transactions evaluated with the "comparable" statistics calculated for pending transaction between Hanover and Sterling.

  "COMPARABLE" STATISTICS AS OF THE ANNOUNCEMENT DATE FOR THE WHOLE SAMPLE(1):

                                                 ANNOUNCED TRANSACTION                ANNOUNCED TRANSACTION PRICE/
          COMPARED STATISTICS                  PRICE/TANGIBLE BOOK VALUE              TRAILING 12 MONTHS EARNINGS
Median for the Sample                                   272.06%                                  24.53x
Median for 1999 and 2000                                257.63%                                  20.95x
(Eight Transactions)
STERLING / HANOVER                                      316.00%                                  21.90x

(1) Without regard to the form of consideration used or the planned accounting convention expected.

             "COMPARABLE" STATISTICS AS OF THE ANNOUNCEMENT DATE FOR
                           POOLING TRANSACTIONS ONLY:

                                                 ANNOUNCED TRANSACTION                ANNOUNCED TRANSACTION PRICE/
          COMPARED STATISTICS                  PRICE/TANGIBLE BOOK VALUE              TRAILING 12 MONTHS EARNINGS
Median for the Sample                                   309.36%                                  25.00x
Median for 1999                                         268.11%                                  22.98x
(Three Transactions)
STERLING / HANOVER                                      316.00%                                  21.90x

  ADJUSTED "POOLING TRANSACTIONS ONLY" COMPARABLE STATISTICS AS OF 04-24-00:(2)

                                                 ANNOUNCED TRANSACTION                ANNOUNCED TRANSACTION PRICE/
          COMPARED STATISTICS                  PRICE/TANGIBLE BOOK VALUE              TRAILING 12 MONTHS EARNINGS
Median for the Sample                                   153.36%                                  13.32x
Median for 1999                                         152.41%                                 133.61x
(Three Transactions)
STERLING / HANOVER                                      213.44%                                  15.80x

(2) The adjusted statistics are based on market prices for the acquirers as of April 24, 2000. Such adjustments are applicable to stock for stock pooling transactions only.

         It is evident that the selected statistics, adjusted to reflect movements in the values of the acquirer's common stock price since the announcement dates, provide a noticeably different picture than that derived based on such data as of the announcement date only. The comparisons remain vulnerable to the other types of flaws listed for such analyses. The analysis does reveal one interesting fact. Prices to tangible book ratios and price earnings multiples have moved down sharply for the all-stock pooling transactions examined.

         Given the listed reservations concerning the problematic nature of comparable analysis, MB&D is willing to supply the compiled information for the possible benefit of the Hanover shareholders but is reluctant to draw conclusions based on such comparisons alone. MB&D is inclined to place more weight on the other methods of analysis summarized than on comparable analysis regardless of whether or not the apparent comparisons appear to be in favor of, or not in favor of, a given pending transaction.

Value Pass-Through Analysis

         Value pass-through analysis is based on a comparison of anticipated proforma values to stand-alone values as of a given point in time. Value pass-through analysis with respect to proforma earnings per exchange unit, proforma tangible book value per exchange unit and proforma dividends to be received per exchange unit is unaffected by movements in the market value of the acquirer's common stock in fixed exchange ratio transactions.

         With respect to earnings per share, based on a Hanover management internal forecast of $1.36 in stand-alone earnings per share for 2000 and an internal estimate of Sterling's expected earnings per share on a stand-alone basis for the same time period, we calculated the earnings that would be associated with .93 shares of proforma Sterling common stock for 2000. The analysis assumes conceptually that the transaction has been closed on January 1, 2000. MB&D's calculations suggest that with zero cost savings and no income enhancements and factoring out non-recurring and transaction expenses, the earnings associated with .93 shares of Sterling common stock would represent a 6.77% increase over the earnings associated with one share of Hanover or approximately $1.45 per share. Assuming that exactly enough cost savings and income enhancements can be achieved to render the transaction earnings per share neutral, from a Sterling perspective, the earnings associated with .93 shares of Sterling would represent a 10.10% increase over the earnings associated with a single share of Hanover or approximately $1.50 per share. To the extent that more cost savings and/or income enhancements are achievable, such earnings pass-through enhancement could exceed 6.77% and 10.10%. In the event cost savings and income enhancements that are less than the amounts necessary to achieve earnings neutrality are achieved, the earnings associated with .93 shares of Sterling will represent an increase of between 6.77% and a greater amount. MB&D believes that cost savings and income enhancements in excess of the level necessary to render this transaction earnings neutral to EPS for Sterling are reasonably achievable. The conclusion of MB&D with respect to this aspect of the analysis is that a Hanover shareholder who exchanges his shares for Sterling common shares at the exchange ratio of .93:1 will then hold a security which, MB&D believes, will generate more earnings per share than the single share of Hanover common stock that was exchanged. This assertion is dependent on the realization of the forecast data used in the calculations. This forecast data was supplied to MB&D by the parties. The implication is that as long as Sterling trades at a price earnings ratio that is equal to or greater than the price earnings ratio at which shares of Hanover trade, the market value of the .93 shares of Sterling will exceed the market value of the Hanover share exchanged.

         With respect to book value per share, assuming no cost savings and no income enhancements and factoring out non-recurring items and transaction expenses, MB&D calculates that the book value of .93 shares of the proforma Sterling would have been $9.02, based on calculated book values of the parties as of March 31, 2000. This represents a conceptual 7.85% increase from the $8.36 in book value per share for Hanover as of the same date. Such an increase is generally considered to be supportive of the market value of the exchange unit.

         With respect to dividends received per share, the estimated annualized dividend for Hanover as of the announcement date was $0.48 per share while the estimated annualized dividend for Sterling as of the same date was $0.74. Consequently assuming continuation of the recent dividend policy at Sterling, the exchange rate of .93 will confer an estimated dividend income per exchange unit of $0.69 to Hanover shareholders. This constitutes an increase of slightly in excess of 43%.

Upstream Acquisition Analysis

         MB&D also completed an analysis of the relative capacity of other financial services entities doing business in, or adjacent to, Pennsylvania to acquire Hanover on economic terms, equal to or better than, those proposed by Sterling. We examined the theoretical ability of these entities to use a transaction structure with similar tax and accounting implications as the structure proposed by Sterling, a "tax-free" stock for stock exchange accounted for as a pooling of interests. The analysis was based solely on publicly available information concerning such other entities and no conversations were held with either the executives or representatives of such entities. Starting with a large universe of hypothetical acquirers that in MB&D's opinion could theoretically have been interested in a possible acquisition of Hanover, MB&D narrowed the list down to seven entities, excluding Sterling, for a more detailed analysis. In examining the seven companies, the data employed was derived from publicly available information as of September

30, 1999 and consensus estimates for future period earnings per share obtained from Bloomberg Financial Markets. Factors considered included:

         -       Proforma EPS dilution.

         -       Proforma tangible book value dilution.

         - A calculation of additional after-tax earnings necessary to render a given transaction earnings per share neutral to the acquiring entity.

         - A calculation of the equivalent pre-tax reduction in non-interest-expense which would be necessary to render a given transaction earnings per share neutral to the acquirer.

         - Consideration of whether or not the franchise adjacency or overlap, or the absence thereof, of each such hypothetical acquirer would facilitate the realization of such required cost savings.

         - A value pass through analysis with respect to earnings, book value and proforma dividends per share.

         - The likely impact on trading liquidity versus existing liquidity for Hanover common stock.

         As a result of MB&D analysis, MB&D reached the conclusion that of the entities considered, Sterling would be able to complete a stock for stock transaction at a given exchange ratio, on a basis where the amount of required cost savings to achieve earnings per share neutrality, expressed as a pre tax reduction in non-interest expense would be lower than such case for all of the other entities. This is important since such a transaction contains the highest potential for future accretive results. The conclusion which MB&D reached as a result of its upstream analysis was that there was not an obvious additional candidate which would be able or likely to offer consideration which equaled or exceeded that offered by Sterling.

Discounted Cash Flow Analysis I

         MB&D reviewed a discounted cash flow model that we prepared based on projections provided by the management of Hanover. The model employed a projection of hypothetical earnings for Hanover on an independent stand-alone basis for calendar years 2000 through 2002. As part of the exercise, a hypothetical dividend payout ratio assumption, which depicted average annual payout as a percentage of earnings, was used to project dividend streams, which would be available to shareholders. MB&D employed a range of possible future market trading price/earnings ratios ranging from a minimum of 12 times earnings to a maximum of 18 times earnings in order to project possible future trading values for a share of either Hanover common stock on an independent basis or an equivalent amount of Sterling common stock reflecting the exchange ratio. Given the model time horizon and a range of discount rates of 12% to 14%, these assumptions resulted in a range of present discounted values for a share of Hanover common stock on a independent basis. Such values ranged from $16.57 to $25.36 and include consideration of the present discounted value of the projected stream of cash dividends, which might be received by a shareholder during the cited period. These values represent the discounted present values of the sum of the future possible trading values of the equivalent of one share of Hanover common stock plus the discounted value of the stream of cash dividends which are projected to have been received between the present and the future valuation date at the end of 2002. The value of .93 shares of Sterling as of January 24, 2000 exceeded the full range of present discounted values for Hanover on a stand-alone basis.

Discounted Cash Flow Analysis II

         As has already been discussed, the market value of Sterling has experienced a marked negative adjustment since the announcement date. As a consequence we have revisited the discounted cash flow analysis and have revised certain of our assumptions. Based on the broad based reduction in trading values of the common stocks of many financial institutions during the past six month period, we have adjusted the terminal multiple range for this model to a range of market multiples ranging from 9 times earnings to 15 times earnings since we believe that such a multiple range is now more representative of the actual market for the equity securities of financial institutions. MB&D has not made an adjustment in its range of discount rates. The model uses a projection of hypothetical earnings for Hanover on an independent stand-alone basis for calendar years 2000 through 2002. As part of the exercise, a hypothetical dividend payout ratio assumption, which depicted average annual payout as a percentage of earnings, was used to project dividend streams, which would be available to shareholders. Apart from the change in the range of terminal market multiples used and recognition of the decline in market trading values for Sterling common stock, all other assumptions are unchanged. MB&D employed the revised range of possible future market trading price/earnings ratios in order to project possible future trading values for a share of either Hanover common stock on an independent basis or an equivalent amount of Sterling common stock reflecting the exchange ratio. Given the model time horizon and a range of discount rates of 12% to 14%, MB&D's calculations generated a range of present discounted values for a share of Hanover common stock on a independent basis. Such values ranged from a minimum of $12.79 to a maximum of $21.38 and include consideration of the present discounted value of the projected stream of cash dividends, which might be received by a shareholder during the cited period. These values represent the discounted present values of the sum of the future possible trading values of the equivalent of one share of Hanover common stock plus the discounted value of the stream of cash dividends which are projected to have been received between the present and the future valuation date at the end of 2002. While the value of .93 shares of Sterling as of January 24, 2000 exceeded the full range of present discounted values for Hanover on a stand-alone basis, the value of .93 shares of Hanover as of April 24, 2000 no longer exceeds the full range of present discounted values although it continues to equal or exceed 67% of the range.

         The point of such a discounted cash flow exercise is not to make a precise estimate of where Hanover on a stand-alone basis would be trading at a precise point in the future. It is equally not an effort to predict, on a precise basis, where the proforma Sterling will be trading at an exact point in the future. MB&D readily acknowledges that with the large number of variables involved including many which are beyond the control of management, that such predictions with any degree of precision are well beyond the capability of MB&D, Hanover or Sterling. Rather, the point of the exercise is to employ reasonable future point earnings estimates to complete an analysis designed to test a hypothesis that the result of one given course of action is likely to be better over time than another. In our opinion, the results of the present discounted cash flow analysis provides comfort that the shareholders of Hanover are likely to be better off as a result of completing the pending transaction with Sterling than they would likely be by remaining an independent financial institution.

         It is important to note that the discount factors we have used embody both the concept of a time value of money and separately risk factors that reflect, among other things, the uncertainty of the forecasted cash flows and terminal price/earnings multiples. Use of higher discount rates would result in lower discounted present values. Conversely, use of lower discount rates would result in higher discounted present values. MB&D advised the Hanover board of directors that although discounted cash flow analysis is a commonly used valuation methodology, it relies on numerous assumptions, including discount rates, terminal values, future earnings performance and asset growth rates, as well as dividend payout ratios. The accurate specification of such assumptions for time periods more than one year in the future is a very difficult process and contains the possibility of inaccuracy despite our attempts to be both accurate and conservative in our analysis. Consequently, any or all of these assumptions may vary from actual future performance and results. Any errors made in the selection of assumptions for such an exercise can interact with one another and can lead to conclusions that may demonstrate little resemblance to actual events.

Other Factors Given Consideration

         MB&D has given consideration to a number of additional factors associated with the pending transaction that it believes are favorable from the point of view of a Hanover shareholder.

         - MB&D believes that the exchange ratio negotiated reflects a reasonable share of ownership in the proforma Sterling for Hanover shareholders based on both a historical and a projected contribution analysis.

         - MB&D has given consideration to the fact that at the present, Sterling has expressed its intention to permit Bank of Hanover to conduct business as such and that it has no current plan to convert Bank of Hanover into branch offices of Sterling.

         - Hanover shareholders will be initially represented by three directors on the Board of Directors of Sterling.

         - MB&D believes that the proforma entity will be a more visible financial institution in the national financial markets and will attract increased research coverage and generate greater liquidity from a shares traded perspective than is the case for either Hanover or Sterling on a stand-alone basis.

         - MB&D also believes that Hanover shareholders will encounter prospects for greater future annual cash dividends based upon projected cost savings and the earnings growth expectations of the combined entities than would have been the case for continued independence.

Compensation of MB&D

         Pursuant to a letter agreement with Hanover dated January 24, 2000, MB&D will receive a fee for services rendered The fee has been divided into several payments, which correspond with the successful completion of specific events. MB&D was paid $200,000.00 after the execution of the merger agreement for the pending transaction with Sterling and will be paid a further $250,000.00 upon issuance of its opinion to be included as an exhibit to this joint proxy statement/prospectus. A final payment equivalent to .70% (seventy basis points) multiplied by the value of the shares to be issued to the shareholders of Hanover, including, conceptually, the (in-the-money) options pertaining to Hanover shares, at the time of closing of the transaction. This final fee will be reduced by the amount of $450,000.00 already actually paid to MB&D. In MB&D's opinion the fee arrangement is in line with industry practices for the type of services and advice provided.

         The fee payable to MB&D represents compensation for services rendered in connection with the analysis of the hypothetical transaction, support of the negotiations, and participation in the drafting of documentation, and for the rendering of the opinion. In addition, Hanover has agreed to reimburse MB&D for its reasonable out-of-pocket expenses incurred in connection with the transaction. Hanover also has agreed to indemnify MB&D and its directors, officers and employees against certain losses, claims, damages and liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws.

         MB&D has filed a written consent with the SEC relating to the inclusion of its fairness opinion and the reference to such opinion and to MB&D in the registration statement in which this joint proxy statement/prospectus is included. In giving such consent, MB&D did not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor did MB&D thereby admit that it is an expert with respect to any part of such registration statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



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

EFFECTIVE DATE OF THE MERGER

         The effective date of the merger will occur within 30 days following the satisfaction or waiver of all conditions to completion of the merger specified in the agreement. Sterling and Hanover may also mutually agree on a different date. We presently expect that the effective date of the merger will occur in the second quarter of this year.

         On or prior to the effective date of the merger, Sterling will file articles of merger with the Pennsylvania Department of State. This document will set forth the effective date of the merger.

EXCHANGE OF HANOVER STOCK CERTIFICATES

         As promptly as practicable after the effective date of the merger, Sterling's transfer agent, American Stock Transfer and Trust Company, will send a transmittal form to each record owner of Hanover common stock. The transmittal form will contain instructions on how to surrender certificates representing Hanover common stock for certificates representing Sterling common stock. Hanover common stock held in the Hanover Dividend Reinvestment Plan, Employee Stock Purchase Plan and 401K plan will be exchanged directly through the transfer agent.

         You should not forward your Hanover stock certificates until you have received transmittal forms from Sterling. You should not return stock certificates with the enclosed proxy card.

         Until you exchange your certificates representing Hanover common stock, you will not receive the certificates for the Sterling common stock into which your Hanover shares have converted.

         For all other purposes, however, each certificate that represents shares of Hanover common stock outstanding at the effective date of the merger will evidence ownership of the shares of Sterling common stock into which those shares converted as a result of the merger. Neither Sterling nor Hanover will have liability for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

BUSINESS PENDING THE MERGER

         Sterling and Hanover have agreed to conduct their business in the usual, regular and ordinary course, consistent with prudent business judgment, pending the merger. Among other things, they will:

         -        Not amend their articles of incorporation or bylaws; and

         - Keep all insurance policies, now carried, in full force and effect.


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

         In addition, Hanover will:

         - Not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of its properties or assets to any material lien, claim, charge or encumbrance of any kind whatsoever, except for actions taken in the ordinary course of business, consistent with past practice and consistent with information previously delivered to Sterling;

         - Not declare, set aside or pay any dividend or make any other distribution in respect of its common stock, except that Hanover may pay its regular quarterly cash dividends in an amount not to exceed $0.12 per share during each of the first, second and third quarters of 2000;

         - Not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of its common stock or any other of its equity or debt securities or any securities convertible into its common stock except pursuant to Hanover options outstanding on January 25, 2000;

         - Not increase the rate of compensation of, pay a bonus or severance compensation to, enter into any employment, severance, deferred compensation or other agreement with any of its officers, directors, employees or consultants; except that Hanover may grant general salary increases to individual employees in the ordinary course of business consistent with past practices and as indicated in information previously delivered to Sterling;

         - Except pursuant to Hanover options, not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividend, stock split or like change in capitalization;

         - Not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees except that Hanover may pay retention bonuses to current employees, which retention bonuses will be paid prior to the date of the merger;

         - Not make any loan or other credit facility commitment in excess of $3,000,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

         - Not enter into any related party transaction except transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectibility or present other unfavorable features;

         - Not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity or person (or agree to any merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets other than in the ordinary course of business and consistent with prior practice;

         - Not change any method, practice or principle of accounting except those that may be required by generally accepted accounting principles or any applicable regulation or take any action that would preclude satisfaction of the condition to closing relating to the pooling-of-interest method of accounting for the merger; and

         - Not open any new branches, enter into any contracts or make any expenditures with respect to any new branches without the prior written consent of Sterling, with the exception of the branch to be located in Red Lion, Pennsylvania, the business bank branch to be located in Westminster, Maryland, and the relocation of the branch in New Oxford, Pennsylvania.

MATERIAL CONTRACTS

         There have been no material contracts or other transactions between Hanover and Sterling since signing the agreement, nor have there been any material contracts, arrangements, relationships or transactions between Hanover and Sterling during the past five years, other than in connection with the agreement and as described in this proxy statement/prospectus, relating to the ongoing business relationship in which Town & Country, Inc., a Bank of Lancaster County subsidiary, was a customer of Hanover. In addition, the companies were involved in loan participations.

CONDITIONS TO THE MERGER

         The obligations of Sterling and Hanover to complete the merger are subject to a number of conditions and contingencies. These are stated in the agreement. The most significant of these conditions include:


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

         -        Approval by the shareholders of Sterling and Hanover;

         - Approval by, notice to or consent of the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking;

         - Receipt of an opinion of Shumaker Williams, P.C. concerning certain federal income tax consequences relating to the merger;

         - Continued effectiveness of the registration statement containing this proxy statement/prospectus;

         - Determination that the merger can be accounted for as a pooling of interests for financial reporting purposes;

         - Determination of compliance with all applicable federal and state securities and antitrust laws; and

         - Dissenting shareholders exercise of dissenters' rights with respect to no more than 5% of the issued and outstanding shares of Sterling common stock and 6% of the issued and outstanding shares of Hanover common stock.

         In connection with the regulatory approvals, Sterling will file:

         - A Notice with respect to the transaction with the Board of Governors of the Federal Reserve System, pursuant to the Bank Holding Company Act; and

         - An Application with the Pennsylvania Department of Banking, pursuant to Section 115 of the Pennsylvania Banking Code, including a Notice relating to the merger.

         Any term or condition of the agreement may be waived by the party that would benefit from the term at any time before the merger, whether before or after the approval of the agreement by Sterling's or Hanover's shareholders. However, the parties may not adopt a change in the amount of consideration to be received by Hanover shareholders unless the shareholders of Hanover approve the change. In addition, if the parties waive the requirement that a tax opinion be delivered at closing and the tax consequences to the Hanover shareholders are material, Hanover would send revised materials to shareholders and solicit their approval.

INVESTMENT  AGREEMENT

         Concurrently with the execution and delivery of the agreement, Sterling and Hanover entered into an investment agreement. The investment agreement is attached as Exhibit A to the agreement, which is attached to this joint proxy statement/prospectus as Annex A. The



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

investment agreement protects Sterling from interference from a third party during the period of time between execution of the agreement and merger of the companies.

         Under the terms of the investment agreement, Hanover granted Sterling an option to purchase up to 772,995 shares of Hanover common stock at a purchase price of $14.00 per share. However, Sterling may not exercise the option for more than 19.9% of the issued and outstanding shares of Hanover after giving effect to the option exercise.

         Among other things, the option is exercisable upon the occurrence of the following events:

         - A third party's acquisition of 20% or more of Hanover's common stock, exclusive of any of Hanover's common stock sold to the third party, directly or indirectly, by Sterling;

         - A third party beginning a tender or exchange offer for Hanover's common stock, or applying to a bank regulatory authority, that would result in the third party acquiring or having the right to acquire 20% or more of the issuer's common stock; or

         - A third party's entrance into an acquisition agreement with Hanover.

         Sterling may exercise the option for some or all of the shares.

         The investment agreement also grants redemption rights to Sterling These rights permit Sterling to require the company to redeem some or all of the shares acquired by Sterling upon exercise of the warrant at a redemption price equal to:

         -        115% of the exercise price;

         - The highest price paid or agreed to be paid for a share of stock by an acquiring person, as defined; and

         - In the event of sale of all or substantially all of the company's assets, the sum of the price paid for the assets and the current market value of the remaining assets of the company, as determined by a recognized banking firm, divided by the number of shares of common stock then outstanding.

         The redemption rights are exercisable upon the occurrence of either of the following events:

         - Third party acquisition of 20% or more of the Hanover common stock, exclusive of any shares resulting from the exercise of the warrant or shares of Hanover common stock sold by Sterling; or

         -        Third party agreement to acquire Hanover by any method.

         In addition, the investment agreement provides for adjustment of the option in the event of a change in the Hanover common stock through a stock dividend, stock split, recapitalization, combination, conversion, division, or exchange of shares. In each case, the number and kind of shares issuable under the option is adjusted appropriately.

TERMINATION OF THE MERGER AGREEMENT

         The agreement may be terminated at any time before the merger, whether before or after its approval and adoption by the shareholders of Hanover by:

         -        Agreement of all of the parties;

         - Unilateral action by each of the parties in the event of a material breach by the other party of any representation, warranty or covenant not cured or curable within 30 days after written notice or any condition precedent to the terminating party's obligation to consummate the merger is not satisfied through no fault of the terminating party;

         - By either party in the event of a failure to consummate the merger by September 30, 2000; or

         - By Sterling, if under circumstances described in Section 7.1(e) of the agreement, Hanover is involved in a merger or other transaction with any other party or another party makes an offer or a proposal to acquire 20% of Hanover capital stock.

         The merger agreement contains provisions allowing Hanover or Sterling to terminate the agreement in the event of a substantial decline or increase in the market value of Sterling's common stock from its level immediately prior to the execution of the agreement. These provisions provide either party with the right, but not the obligation, to terminate the agreement; this right of termination only exists immediately before the scheduled closing date of the merger. In the case of Hanover, these provisions are designed to protect it from a substantial decline in the market value of Sterling's common stock that results from either a development directly relating to Sterling, but which does not trigger any other termination right, or from factors unrelated to Sterling itself, such as a general downward movement of the stock markets or particular segments of the stock markets.



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

         The merger agreement sets forth two tests relating to the market value of Sterling's common stock under which Hanover has the right to terminate the agreement in the event the conditions of either test are met. To apply these tests, the "closing market price" of Sterling's common stock is determined by calculating the arithmetic average of the per share mean between the closing bid price and the closing asked price for Sterling common stock during a 20 day trading period ending 5 days prior to the scheduled closing of the merger. The first test is a two-pronged test under which Hanover may terminate the merger agreement if:

         - Sterling's "closing market price" is less than 80% of the market price of Sterling's stock on the day prior to announcement of the transaction; that market price was $27.09, and 80% of that market price equals, $21.67; and

         - The decline in Sterling's market price exceeds the decline in the NASDAQ Bank Index Value, between the day the starting price is determined and the end of the 20 day period, by more than 5%. For purposes of this calculation:

                  - The percentage decline in Sterling's market price is calculated by dividing the closing market price by the starting price of $27.09;

                  - The percentage decline in the NASDAQ Bank Index is calculated by dividing the 20 day average NASDAQ Bank Index, during the closing period, by the starting NASDAQ Bank Index Value of 1516.67.

         The second test has only once requirement:

         - Hanover has the right to terminate the merger agreement if the closing market price of Sterling's common stock is less than 70% of the starting price, regardless of the movement of the NASDAQ Bank Index Value. Seventy percent of the starting price is $18.96.

         A table giving examples of this provision follows:

                        EXAMPLES OF TERMINATION PROVISION

Hanover's Rights

Closing Bid for Sterling as of 1/24/00:     $ 26.625
Closing Ask for Sterling as of 1/24/00:     $ 27.562

Starting Price:                             $  27.09

NASDAQ Bank Index on the Starting Date:      1516.67

First Trigger:                  Price of Sterling that would activate the first trigger     $21.67  (.80 of the Starting Price)

Alternative Termination Right:  Price of Sterling that would activate the termination       $18.96  (.70 of the Starting Price)
                                right

Sterling Ratio:                Closing Market Price/Starting Price                          Closing Market Price / $27.09

Index Ratio:      Average NASDAQ Bank Index Value for the Determination Period/
                  NASDAQ Bank Index Value on the starting date

                  Average NASDAQ Bank Index Value for the Determination Period/ 1516.67


   CLOSING                                    TRIGGER       CLOSING      STARTING                                   TRIGGER
   MARKET        STARTING      STERLING         ONE          INDEX         INDEX         INDEX         RATIO          TWO
    PRICE         PRICE         RATIO        ACTIVATED       PRICE         PRICE         RATIO     DIFFERENTIAL    ACTIVATED
   $23.03         $27.09         0.85           No            N/A
   $21.67         $27.09         0.80           No            N/A

   $21.40         $27.09         0.79           Yes         1289.17       1516.17        0.85          0.06           Yes
   $21.40         $27.09         0.79           Yes         1274.00       1516.17        0.84          0.05           No

   $20.32         $27.09         0.75           Yes         1228.50       1516.17        0.81          0.06           Yes
   $20.32         $27.09         0.75           Yes         1213.34       1516.17        0.80          0.05           No

   $18.96         $27.09         0.70           Yes         1152.67       1516.17        0.76          0.06           Yes
   $18.96         $27.09         0.70           Yes         1137.50       1516.17        0.75          0.05           No

   $18.69         $27.09        0.69 Alternative Termination Right

Sterling's Rights

Closing Bid for Sterling as of 1/24/00:     $ 26.625
Closing Ask for Sterling as of 1/24/00:     $ 27.562

Starting Price:                             $  27.09

NASDAQ Bank Index on the Starting Date:      1516.67

First Trigger:                 Price of Sterling that would activate the first trigger     $32.50  (1.20 of the Starting Price)

Alternative Termination Right: Price of Sterling that would activate the termination       $35.22  (1.30 of the Starting Price)
                               right

Sterling Ratio:                Closing Market Price/Starting Price                         Closing Market Price / $27.09

Index Ratio:      Average NASDAQ Bank Index Value for the Determination Period/
                  NASDAQ Bank Index Value on the starting date

                  Average NASDAQ Bank Index Value for the Determination Period/ 1516.67


   CLOSING                                    TRIGGER       CLOSING      STARTING                                   TRIGGER
   MARKET        STARTING      STERLING         ONE          INDEX         INDEX         INDEX         RATIO          TWO
    PRICE         PRICE         RATIO        ACTIVATED       PRICE         PRICE         RATIO     DIFFERENTIAL    ACTIVATED
   $31.15         $27.09         1.15           No            N/A
   $32.50         $27.09         1.20           No            N/A

   $32.78         $27.09         1.21           Yes         1744.17       1516.17        1.15          0.06           Yes
   $32.78         $27.09         1.21           Yes         1759.34       1516.17        1.16          0.05           No

   $33.86         $27.09         1.25           Yes         1804.84       1516.17        1.19          0.06           Yes
   $33.86         $27.09         1.25           Yes         1820.00       1516.17        1.20          0.05           No

   $35.22         $27.09         1.30           Yes         1880.67       1516.17        1.24          0.06           Yes
   $35.22         $27.09         1.30           Yes         1895.84       1516.17        1.25          0.05           No

   $35.49         $27.09        1.31 Alternative Termination Right

         Sterling also has market price termination provisions. The Sterling market price termination provisions apply during a period immediately prior to closing of the merger. Thus, neither party has the right to terminate the agreement under the market price termination provisions at this time. However, for the 20 day trading period ended on April 24, 2000, the mean of the closing bid and closing asked price for Sterling stock was $18.73, a decline of 30.9%. The NASDAQ Bank Index Value declined 0.6% during the period from the day the starting price was determined to April 24, 2000. Thus, if the closing market price of Sterling stock was determined during the 20 trading day period ended on April 24, 2000, Hanover would have the right to terminate the merger agreement under either test.

         We anticipate that the merger will close late in the second quarter of 2000. Neither Hanover nor Sterling can predict whether the market price of Sterling's stock or the NASDAQ Bank Index Value will increase, decrease or remain stable between the date of this proxy statement/prospectus and the end of the period during which the closing market price is determined. However, if either test is met allowing Hanover to terminate the merger agreement based on the market value of Sterling's stock, Hanover's Board of Directors would determine, as of the relevant date, in the exercise of its fiduciary duties, whether the transaction remains in the best interests of Hanover's shareholders, employees, customers, the communities it serves and Hanover's other constituencies. This determination would be made by Hanover's Board in light of all the facts and circumstances that exist at the time. Hanover's Board expects to employ the same methodology it used and examine the same factors it considered when it originally approved the merger agreement. Many of the factors, including financial factors, originally considered by the Board in approving and adopting the merger agreement were independent of the market price of Sterling's stock. Thus, the market price of Sterling's common stock, in and of itself, may not be determinative in the Board's decision. Among the non-financial factors which Hanover's Board considered in approving and adopting the merger agreement were the following:

         - Sterling's financial performance, including its historical return on equity and earnings per share, and capital position;

         - Sterling's credit quality, community banking philosophy, geographic market and progressive view of the future of financial services;

         - Sterling's non-banking businesses, including leasing, investment services and insurance;

         -        Sterling's size, market capitalization and stock liquidity;

         - The consistent management philosophies and cultures of Hanover and Sterling; and

         - The profile of the resulting company in terms of assets, market capitalization, stock liquidity, legal lending limit, investment assets under management, contiguous markets and management resources.

         As part of the process of evaluating whether to terminate the merger agreement, Hanover's Board would expect to consult with McConnell Budd to review an updated analysis of the financial factors that the Board originally considered, including the market for financial institution merger transactions at that time. In addition to the multiple of the merger price based on market value to earnings, other financial factors that would be considered include:

         - Relative ownership percentages of the Hanover and Sterling shareholders in the institution resulting from the merger;

         -        Book value multiples;

         - A merger model which includes various "pass through" values (e.g. market value, earnings power, book value and dividend income) using a .93 exchange ratio and cost savings required to eliminate dilution;

         - An analysis of certain other potential acquirers' ability to pay the proposed price, in terms of dilution and cost savings, although no discussions were held with such parties;

         -        A discounted cash flow analysis; and

         - An analysis of the market value of Sterling's stock in comparison to its peers.

         The input sought from MB&D would likely include a determination of whether MB&D continues to believe the exchange ratio is fair to Hanover's shareholders from a financial point of view. However, it should be noted that the availability of an updated fairness opinion and the determination as to whether to exercise Hanover's termination right based on the market value of Sterling stock are not directly related. For example, a situation could exist in which such a fairness opinion is available but the Board of Directors determines it is in the best interests of Hanover and its constituencies to exercise its right of termination.

         We reiterate that if the closing market price of Sterling's common stock were to be determined during the 20 trading days ending on the date of this proxy statement/prospectus, Hanover would have the right, but not the obligation, to terminate the merger agreement under either of the tests described above. No determination can be made as to whether Hanover's Board would have the right to terminate the merger agreement until immediately before the scheduled closing of the merger, and no determination can be made at this point as to whether the Board would exercise that right. Therefore, in voting whether to approve the merger agreement, Hanover's shareholders should not assume that the Board would exercise a right to terminate if it were available.

CHANGE OF CONTROL FEE

         If Hanover or Bank of Hanover enters into a change of control transaction:

                  - Within 60 days after termination of the agreement according to its terms,

                  - Sterling has not breached its obligations under the agreement,

then, Hanover will pay a $500,000 fee to Sterling, in addition to paying Sterling's expenses relating to the merger. For purposes of this termination fee, a change in control is defined as:

                  -        A merger, consolidation or division,

                  - A sale, exchange, transfer or other disposition of substantially all of Hanover's assets,

                  - Hanover's purchase of another entity unless the Hanover shareholders control at least a majority of the votes entitled to be cast for the election of directors or

                  - A transaction having an effect similar to those described in the agreement.

EMPLOYEE BENEFITS

         Sterling and Hanover agreed to use their best efforts to employ as officers and employees of Hanover immediately following the merger, any persons who were officers and employees of Hanover immediately before the merger. Employment in these circumstances will be on an "at will" basis. As a condition to employment by Sterling or Hanover, any continuing employee must agree to cancel any existing employment contract, agreement or understanding now in existence with Hanover or Bank of Hanover.

         After the merger, all benefits of continuing Hanover employees will be maintained at a level at least equal to the benefits enjoyed by those employees prior to the merger. Sterling's and Hanover's Board of Directors will determine changes to compensation and benefits in the future as may be appropriate. After the merger, continuing Hanover employees will be eligible to apply for positions available at Sterling or any of its subsidiaries. Sterling will also permit severance payments to employees of Bank of Hanover, other than to employees who severance benefits were provided for and written in employment agreements or whose employment is terminated within six months following the merger. Those individuals will need to sign a release of any and all claims the individual may have against Hanover, Bank of Hanover, Sterling or any Sterling affiliate.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

         Sterling will employ and retain Hanover's senior executive officers, who are employed, in good standing and actively at work on the day of the merger, in their current management positions, with compensation initially at least equal to their current levels of compensation. In the future, Sterling's and Bank of Hanover's Board of Directors will determine any changes to employment status, compensation and benefits as may be appropriate. Sterling retains the right to terminate any of the continuing officers at any time following the date of the merger for "good reason," as that term is reasonably defined by Sterling.

         John E. Stefan, President and Chief Executive Officer of Sterling, will join the Bank of Hanover Board of Directors following the merger. Non-employee directors' compensation for services as a member of the Bank of Hanover Board of Directors will remain the same for a period of 3 years after the effective date. Individuals serving on the Bank of Hanover Board of Directors immediately following the effective date of the merger shall, absent a breach of a director's fiduciary duty, be nominated and recommended by Sterling's Board of Directors to serve 3 successive 1 year terms, and to serve until the director's successor has been duly elected, qualified or appointed.

         Three people, as Sterling and Hanover agree, will be appointed to the Sterling Board of Directors and one individual will be appointed to the Board of Directors of Bank of Lancaster County. Sterling's Board of Directors will elect
J. Bradley Scovill, President and Chief Executive Officer of Hanover, as President and Chief Executive Officer of Bank of Hanover and as an Executive Vice President of Sterling. Sterling's Board of Directors will also appoint Chad
M. Clabaugh as Executive Vice President of Bank of Hanover and Vice President of Sterling. Messrs. Scovill and Clabaugh will also be members of the Sterling Management Committee.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the anticipated material federal income tax consequences of the merger, if the merger were to take place on the date of this proxy statement/prospectus. This is only a general description. We include the opinion of Shumaker Williams, P.C., Special Counsel to Sterling, as to the income tax consequences of the merger as Exhibit 8 to the Registration Statement of which this proxy statement forms a part. Shumaker Williams assumed that the merger and related transactions will take place as described in the agreement. The opinion does not consider the particular facts and circumstances of your situation. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole, and also as to any estate, gift, state, local or foreign tax consequences arising out of the transactions and/or any sale of Sterling common stock received in the merger. We do not anticipate that the law will change before completion of the merger.

         The following is a summary of the opinion of Shumaker Williams, P.C.:

         - The merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

         - Neither Hanover nor Sterling will recognize gain or loss in the merger;

         - Shareholders of Hanover will not recognize any gain or loss upon their receipt of Sterling common stock in exchange for their Hanover common stock, except shareholders who receive cash proceeds received for fractional interests will recognize gain or loss equal to the difference between the proceeds and the tax basis allocated to their fractional share interests, and the gain or loss will constitute capital gain or loss if their Hanover common stock is held as a capital asset at the effective date of the merger;

         - The tax basis of the shares of Sterling common stock, including fractional share interests, that Hanover shareholders receive in the merger will be the same as the tax basis of their original shares of Hanover common stock exchanged for Sterling less any basis allocable to fractional share interests; and

         - The holding period of the Sterling common stock Hanover shareholders receive in the merger will include the holding period of their original shares of Hanover common stock, provided they hold their Hanover common stock as a capital asset at the time of the merger.

         This is not a complete description of all the federal income tax consequences of the merger and, in particular, does not address tax considerations that may affect the treatment of shareholders who acquired their Hanover common stock pursuant to the exercise of employee stock options or otherwise as compensation, or shareholders that are exempt organizations of who are not citizens or residents of the United States. Your individual circumstances may affect the tax consequences of the merger to you. In addition, we have not provided you with information with respect to the tax consequences of the merger under applicable state, local or foreign laws. We urge you to consult a tax advisor as to the specific tax consequences of the merger to you.

ACCOUNTING TREATMENT

         The agreement contemplates that the merger will be treated as a pooling of interests for financial accounting and reporting purposes. Under this accounting method, the assets and liabilities of Hanover will be combined with Sterling at their historical recorded bases. Results of operations of Sterling will include the results of both companies for the entire fiscal year in which the merger occurs. The reported balance sheet amounts and results of operations of the separate companies for the prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined financial position and results of operations for Sterling.

         If Sterling would be required to purchase more than 10% of the outstanding shares of Hanover capital stock for cash due to the exercise of dissenters' rights by Hanover shareholders, or if other conditions arise that would prevent the merger from being treated as a pooling-of-interests for financial accounting purposes, Sterling has the right to terminate the agreement and to cancel the merger.

EXPENSES

         Sterling and Hanover will each pay all their respective costs and expenses, including fees and expenses of financial consultants, accountants and legal counsel, except that Sterling and Hanover will share proportionally the cost of printing this proxy statement.

RESTRICTION ON RESALE OF STOCK HELD BY AFFILIATES

         The shares of Sterling common stock to be issued upon completion of the merger have been registered with the Commission under the Securities Act. Following the merger, these shares may be freely resold or otherwise transferred by all former shareholders of Hanover, except those former shareholders who are deemed "affiliates" of Hanover, within the meaning of Commission Rules 144 and
145. In general terms, any person who is an executive officer, director or 10% shareholder of Hanover at the time of the meeting may be deemed to be an affiliate of Hanover for purposes of Commission Rules 144 and 145. This proxy statement/prospectus does not cover resales of shares of Sterling common stock to be issued to affiliates of Hanover in connection with the transaction.

         Sterling common stock received by persons who are deemed to be affiliates of Hanover may be resold only:

         -        In compliance with the provisions of Commission Rule 145(d);

         - In compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

         - Pursuant to an effective registration statement filed with the Commission.

         In general terms, Commission Rule 145(d) permits an affiliate of Hanover to sell shares of Sterling common stock he or she received in ordinary brokerage transactions subject to certain limitations on the number of shares that may be sold in any consecutive three month period.

         The ability of affiliates to resell shares of Sterling common stock received in the transaction under Rule 144 or Rule 145, is subject to Sterling's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates are also permitted to resell Sterling common stock received in the transaction pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act regulations and requirements. This proxy statement/prospectus does not cover any resales of Sterling common stock received by persons who may be deemed to be affiliates of Sterling or Hanover.

         Each person who may be an affiliate of Hanover is required, prior to the closing, to provide Sterling with a letter agreeing to abide by the limitations imposed by the Commission regarding the sale or other disposition of the shares of Sterling common stock that the shareholders will receive in the merger.

         In addition, a requirement of pooling-of-interests accounting treatment for the merger is that an affiliate of Hanover may not, as a general rule and subject to an exception in a case of certain de minimis sales:

         - Sell any shares of Hanover common stock during the 30-day period immediately preceding the day of the merger; or

         - Sell any shares of Sterling common stock received by him or her in exchange for his or her shares of Hanover capital stock until after the publication of financial results covering at least 30 days of post-merger combined operations.

FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS

         Certain members of management of Hanover and its Board of Directors, may have interest in the merger in addition to their interests as shareholders.

         On January 25, 2000, Mr. Scovill entered into an employment agreement with Sterling Financial Corporation and the Bank of Hanover which will only take effect on the effective date of the merger. Under the terms of the agreement, Mr. Scovill will be employed as Executive Vice President of Sterling and President and Chief Executive Officer of Bank of Hanover. The term of the Agreement is three years, beginning on the effective date of the merger between Sterling and Hanover. On each anniversary date of the employment agreement, the term of the agreement is extended for an additional year so that the term of the employment agreement is a full three years each time it is renewed, unless either Mr. Scovill or the Bank of Hanover or Sterling indicates that they do not wish to extend the term.

         The employment agreement allows the Bank of Hanover or Sterling to terminate Mr. Scovill's employment for cause. The agreement automatically terminates if Mr. Scovill becomes disabled or terminates his employment other than for good reason or because of a change in control. Following a change in control of either Sterling or Bank of Hanover, Mr. Scovill would be entitled to receive 2.99 times his annual compensation at the time of the change in control. In addition, his life, disability and other welfare benefits will be continued for three years following the change in control or until he obtains other employment which provides substantially similar benefits. If Mr. Scovill's employment is terminated by the Bank of Hanover or Sterling without cause, and no change in control has occurred, Mr. Scovill is entitled to receive 2 times his annual salary or the remaining balance of his compensation otherwise due to him through the end of the existing term of the employment agreement, whichever is greater. In addition, Mr. Scovill will continue to receive life, disability, medical insurance and other normal health and welfare benefits for the remainder of the current term of the employment agreement or the cost of such benefits in cash. He would also be entitled to receive additional retirement benefits which he otherwise would have received if his employment had continued through the end of the term of the employment agreement.

         The agreement also provides that Sterling and Bank of Hanover will obtain insurance covering Mr. Scovill against lawsuits, arbitrations and similar legal proceedings in his capacity as an officer of Sterling and Bank of Hanover. In addition, Sterling has agreed to indemnify Mr. Scovill for legal proceedings brought against him because of his service as a director, officer, employee or agent of Sterling.

         In addition, Chad M. Clabaugh and Thomas J. Paholsky will be offered change in control agreements. Under the change in control agreements, in addition to terms standard to such agreements, it is anticipated that each of Messrs. Clabaugh and Paholsky would be entitled to receive a multiple of his average annual compensation in the event that he terminates his employment for good reason following a change in control of the Bank of Hanover or Sterling. However, he would not be entitled to receive this payment if he was terminated for cause. In addition, it is anticipated that the change in control agreement would terminate if he voluntarily left his employment, retired, died or became disabled.

         The Hanover Board of Directors was aware of these factors and considered them, among other matters, in approving the merger agreement.

         The directors and officers of Sterling and its subsidiaries have no special interests in the merger, other than in their capacity as shareholders of Sterling. The directors and officers of Sterling and its subsidiaries will not receive any special consideration or compensation in connection with the completion of the merger.

DISSENTERS' RIGHTS

         General. The Pennsylvania Business Corporation Law of 1988, grants shareholders of Sterling and of Hanover the right to dissent from the merger and to obtain payment of the "fair value" of their shares in the event we complete the merger.

         If you are a shareholder of Sterling or Hanover and you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, which is attached to this proxy statement/prospectus as Annex D. We include a discussion of the provisions of the statute. The discussion describes the steps that you must take if you want to exercise your right to dissent.
You should read this summary and the full text of the law.

         Before the day of the shareholders meeting, send any written notice or demand, required concerning your exercise of dissenters' rights to Ronald L. Bowman, Vice President/Secretary, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601, if you are a Sterling shareholder, or Thomas J. Paholsky, Secretary, Hanover Bancorp, Inc., 33 Carlisle Street, Hanover, Pennsylvania 17331, if you are a Hanover shareholder.

         Fair Value. The term "fair value" means the value of a share of Sterling or, if you are a Hanover shareholder, Hanover common stock immediately before the day of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

         Notice of Intention to Dissent.  If you wish to dissent, you must:

         - File a written notice of intention to demand payment of the fair value of your shares if the merger is effected with Sterling or Hanover, prior to the vote of shareholders on the merger at the meeting;

         - Make no change in your beneficial ownership of stock from the date you give notice through the day of the merger; and

         -        Not vote your stock for approval of the agreement.

         Neither a proxy nor a vote against approval of the merger satisfies the necessary written notice of intention to dissent.

         Notice to Demand Payment. If the merger is approved by the required vote of shareholders, Sterling or Hanover will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

         Failure to Comply with Notice to Demand Payment, etc. You must take each step in the indicated order and in strict compliance with the statute to keep your dissenters' rights. If you fail to follow the steps, you will lose your right to dissent and you will receive .93 shares of Sterling common stock for each share of Hanover common stock that you hold or, if you are a Sterling shareholder, you will continue to hold Sterling common stock after the merger.

         Payment of Fair Value of Shares. Promptly after the merger, or upon timely receipt of demand for payment if the merger already has taken place, Sterling will send dissenters, who have deposited their stock certificates, the amount that Sterling estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

         - A closing balance sheet and statement of income of Sterling or Hanover for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

         - A statement of Sterling's estimate of the fair value of the Sterling common stock or Hanover common stock; and

         - A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

         Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by Sterling is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to Sterling. If Sterling remits payment of the estimated value of a dissenter's stock and the dissenter does not file his or her own estimate within 30 days after the mailing by Sterling of its remittance, the dissenter will be entitled to no more than the amount remitted by Sterling.

         Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:

                  -        The merger;

                  - Timely receipt by Sterling or Hanover, as the case may be, of any demands for payment; or

                  - Timely receipt by Sterling or Hanover, as the case may be, of any estimates by dissenters of the fair value,

then, Sterling may file an application, in the Court of Common Pleas of Lancaster County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

         If Sterling fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against Sterling, may file an application in the name of Sterling at any time within the 30-day period after the expiration of the 60-day period and request that the Lancaster County Court determine the fair value of the shares. The fair value determined by the Lancaster County Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid Sterling's estimates of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Lancaster County Court finds fair and equitable.

         Sterling intends to negotiate in good faith with any dissenting shareholders. If, after negotiation, a claim cannot be settled, then Sterling intends to file an application requesting that the fair value of the common stock be determined by the Lancaster County Court.

         Costs and Expenses. The costs and expenses of any valuation proceedings in the Lancaster County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against Sterling except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS
                         AND RELATED SHAREHOLDER MATTERS

STERLING COMMON STOCK

         Sterling common stock is quoted on the National Market System of NASDAQ under the symbol "SLFI." The table below shows, for the periods indicated, the high and low bid quotations for Sterling common stock as reported on NASDAQ, and cash dividends declared per share. The quotations in the table represent quotations between dealers, do not include retail markups, mark downs or commissions, and may not represent actual transactions. All information has been adjusted for stock dividends and splits throughout the periods.


                                                                                                 CASH DIVIDENDS
1999                                      HIGH                           LOW                   DECLARED PER SHARE
----                                      ----                           ---                   ------------------
First Quarter                            $36.00                        $26.40                        $0.168
Second Quarter                           $28.40                        $25.80                        $0.176
Third Quarter                            $31.80                        $24.50                        $0.176
Fourth Quarter                           $31.80                        $24.50                        $0.184


                                                                                                 CASH DIVIDENDS
1998                                      HIGH                           LOW                   DECLARED PER SHARE
----                                      ----                           ---                   ------------------
First Quarter                            $27.43                        $23.43                        $0.152
Second Quarter                           $44.00                        $26.48                        $0.160
Third Quarter                            $39.90                        $27.20                        $0.168
Fourth Quarter                           $34.95                        $31.30                        $0.168


                                                                                                 CASH DIVIDENDS
1997                                      HIGH                           LOW                   DECLARED PER SHARE
----                                      ----                           ---                   ------------------
First Quarter                            $19.24                        $19.24                        $0.145
Second Quarter                           $19.33                        $19.24                        $0.145
Third Quarter                            $19.62                        $19.24                        $0.145
Fourth Quarter                           $23.24                        $19.62                        $0.183*

*Includes $.031 special cash dividend paid in fourth quarter.

         On January 24, 2000, the closing price for Sterling common stock, as reported on NASDAQ was $27.56. As of March 31, 2000, Sterling common stock was held by 3,325 holders of record. Sterling has in the past paid regular quarterly cash dividends to its shareholders on or about January 2, April 1, July 1 and October 1, of each year.

HANOVER COMMON STOCK

         Hanover common stock is quoted on the OTC under the symbol "HOVB." The table below shows, for the periods indicated, the high and low bid quotation for Hanover common stock as reported on the OTC, and cash dividends declared per share. The quotations in the table represent quotations between dealers, do not include retail markups, mark downs or commissions, and may not represent actual transactions. All information has been adjusted for stock dividends and stock splits throughout the periods.


                                                                                                 CASH DIVIDENDS
1999                                      HIGH                           LOW                   DECLARED PER SHARE
----                                      ----                           ---                   ------------------
First Quarter                            $17.75                        $16.00                         $0.11
Second Quarter                           $17.00                        $15.75                         $0.11
Third Quarter                            $17.00                        $15.00                         $0.12
Fourth Quarter                           $15.38                        $14.00                         $0.12


                                                                                                 CASH DIVIDENDS
1998                                      HIGH                           LOW                   DECLARED PER SHARE
----                                      ----                           ---                   ------------------
First Quarter                            $21.00                        $16.69                         $0.10
Second Quarter                           $22.50                        $19.92                         $0.10
Third Quarter                            $23.00                        $17.75                         $0.11
Fourth Quarter                           $20.00                        $17.00                         $0.11



                                                                                                 CASH DIVIDENDS
1997                                      HIGH                           LOW                   DECLARED PER SHARE
----                                      ----                           ---                   ------------------
First Quarter                            $13.88                        $12.75                         $0.09
Second Quarter                           $13.41                        $12.75                         $0.09
Third Quarter                            $16.88                        $12.85                         $0.10
Fourth Quarter                           $18.00                        $15.94                         $0.10

         As of March 31, 2000, Hanover common stock was held by approximately 1,522 holders of record. Hanover has paid regular cash dividends to its shareholders on or about February 1, May 1, August 1 and November 1, of each year.

                        COMPARISON OF SHAREHOLDER RIGHTS

         After the merger, the shareholders of Hanover will become shareholders of Sterling. There are certain differences in the rights of shareholders of these two companies. We summarize the differences between Hanover and Sterling common stock and the rights of their respective holders, as of April 24, 2000, in the following table:



                                                        HANOVER BANCORP, INC.                   STERLING FINANCIAL CORPORATION
TITLE                                        Common stock, par value $.83 per share       Common stock, $5.00 par value per
                                                                                          share

SHARES AUTHORIZED                            9,000,000                                    35,000,000

SHARES ISSUED AND OUTSTANDING                3,884,189 at March 31, 2000                  8,931,568 at March 31, 2000

PREFERRED STOCK                              2,000,000 authorized, $2.50 par value,       None authorized
                                             none outstanding

PREEMPTIVE RIGHTS                            No                                           Limited Circumstances

VOTING:  ELECTION OF DIRECTORS               Non-cumulative                               Non-cumulative

CLASSIFICATION OF BOARD OF DIRECTORS         Board of Directors divided into 3 classes    Board of Directors divided into 3 classes
                                             with 3-year terms; approximately 1/3 of      with 3-year terms; approximately 1/3 of
                                             directors elected each year                  directors elected each year

VOTING:  OTHER MATTERS                       One vote for each share of record owned      One vote for each share owned of record

MERGERS, CONSOLIDATIONS, LIQUIDATIONS        Approvals by holders of 75% of the           Approval by a vote of 75% of
SALES OF SUBSTANTIALLY ALL ASSETS            outstanding common stock or a majority       outstanding shares of common stock. If
                                             of outstanding stock if transaction          the transaction has received prior
                                             approved by at least 75% of the Board of     approval of at least a majority of the
                                             Directors.                                   continuing members of the Board of
                                                                                          Directors, then 66 2/3% of the
                                                                                          outstanding shares of common stock
                                                                                          would be required

SPECIAL SHAREHOLDER MEETINGS                 May be called by the President or a          Upon request by the Chairman of the
                                             majority of the Directors.                   Board, President, the Executive Vice
                                                                                          President, if any, or a majority of
                                                                                          the Board of Directors, or by its
                                                                                          Executive Committee.

AUTHORIZATION TO ISSUE SHARES                Approval by the Board of Directors.          Approval by the Board of Directors,
                                                                                          subject to the shareholder approval
                                                                                          requirements of the Non-quantitative
                                                                                          Maintenance Criteria for National
                                                                                          Market Systems issuers of The
                                                                                          NASDAQ Stock Market, Inc.


                                                        HANOVER BANCORP, INC.                   STERLING FINANCIAL CORPORATION
REPURCHASE OF ADDITIONAL SHARES              Stock can be repurchased up to the           Stock can be repurchased up to the extent
                                             extent of unrestricted or unreserved         of unrestricted or unreserved undivided
                                             undivided profits and as much of its         profits and as much of its unrestricted
                                             unrestricted surplus as has been made        surplus as has been made available for
                                             available for such purpose by the prior      such purpose by the prior affirmative
                                             affirmative vote of the Board of             vote of the Board of Directors, stock
                                             Directors, stock cannot be repurchased       cannot be repurchased when Sterling is
                                             when Hanover is insolvent or would be        insolvent or would be made insolvent by
                                             made insolvent by the purchase; and no       the purchase; and no more than 10% of
                                             more than 10% of the outstanding shares      the outstanding shares can be
                                             can be repurchased in any 12 month           repurchased in any 12 month period
                                             period without prior regulatory approval;    without prior regulatory approval; and
                                             and provisions of the Securities Act of      provisions of the Securities Act of 1933
                                             1933 restrict the timing, nature and         restrict the timing, nature and amount of
                                             amount of repurchases.                       repurchases.

STOCK INCENTIVE PLAN                         Yes                                          Yes

DISSENTERS' RIGHTS                           Yes                                          Yes

DIVIDEND REINVESTMENT PLAN                   Yes                                          Yes

MARKET                                       OTC Market                                   Listed for quotation on National Market
                                                                                          System of The NASDAQ Stock Market,
                                                                                          Inc.

REGISTERED UNDER EXCHANGE ACT                Yes                                          Yes

                INFORMATION ABOUT STERLING FINANCIAL CORPORATION


         Sterling is a Pennsylvania business corporation, based in Lancaster, Pennsylvania. The corporation was organized on February 23, 1987, and became a bank holding company on June 30, 1987, through the acquisition of all of the outstanding stock of The First National Bank of Lancaster County, now by change of name, Bank of Lancaster County, N.A. On June 15, 1999, Sterling acquired all of the outstanding stock of Northeast Bancorp, Inc. and thereby acquired The First National Bank of North East.

         The corporation provides a wide variety of commercial banking and trust services through its wholly owned subsidiaries, Bank of Lancaster County, N.A. and The First National Bank of North East. Dividends provided by Sterling's subsidiary banks provide a major source of operating funds for the corporation. The corporation's expenses consist principally of operating expenses.

         As a registered bank holding company, Sterling is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the Board of Governors of the Federal Reserve System. Under applicable Board of Governors of the Federal Reserve System policies, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy.

         The Bank of Lancaster County is a full service commercial bank operating under a charter from the Comptroller of the Currency. On July 29, 1863, the Comptroller of the Currency authorized The First National Bank of Strasburg to commence the business of banking. On September 1, 1980, we changed the name to The First National Bank of Lancaster County. At the time of the holding company reorganization, on June 30, 1987, the name was changed to its present name. Bank of Lancaster County holds all of the outstanding stock of Town & Country, Inc., a vehicle and equipment leasing company, operating in Pennsylvania and other states. Town & Country employs 55 people. The main office of the Bank of Lancaster County is located at One East Main Street, Strasburg, Pennsylvania. In addition to its main office, the bank has 28 branches in Lancaster County and 1 branch in Chester County, Pennsylvania.

         Northeast Bancorp, Inc. is a Delaware bank holding company based in Newark, Delaware. The corporation was organized in 1983 and is parent company of The First National Bank of North East, North East, Maryland. A major source of operating funds for Northeast Bancorp, Inc., is dividends provided by The First National Bank of North East. Northeast Bancorp, Inc. is a one-bank holding company and is registered with the Federal Reserve Board in accordance with the requirements of the Bank Holding Company Act and is subject to regulation by the Federal Reserve Board.

         On June 15, 1999, Sterling Financial Corporation acquired Northeast Bancorp, Inc. Under the terms of the agreement, Northeast Bancorp shareholders received two shares of Sterling common stock for each share of Northeast Bancorp's common stock in a tax-free exchange. The transaction was accounted for under the pooling-of-interests method of accounting.

         On July 21, 1998, Sterling organized T & C Leasing, Inc., a Pennsylvania corporation. T & C Leasing, Inc. is a nationwide vehicle and equipment leasing company operating primarily in Pennsylvania. Its principal office is located at 1097 Commercial Avenue, East Petersburg, Pennsylvania.

         In addition, Sterling also owns all of the outstanding stock of a non-bank subsidiary, Sterling Mortgage Services, Inc., a mortgage service company formed by Sterling as a wholly owned subsidiary. Sterling Mortgage Services, Inc. is presently inactive.

         Sterling includes a copy of its annual report to shareholders for 1999 and a copy of its Annual Report on Form 10-K for the year ended December 31, 1999, as amended, with this proxy statement/prospectus. At December 31, 1999, Sterling had total assets of $1,059 million and total deposits of $892 million.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Certain documents previously filed by Sterling with the Commission are incorporated by reference into this proxy statement/prospectus as follows:


         - Sterling's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 29, 2000, and as amended on April 26, 2000;

         - Sterling's Current Report on Form 8-K, dated January 25, 2000, re: Earnings, as filed with the Commission on January 25, 2000;

         - Sterling's Current Report on Form 8-K, dated January 25, 2000, re: Merger with Hanover, filed with the Commission on February 8, 2000;

         - Sterling's Current Report on Form 8-K, dated April 25, 2000, re: Amended and Restated Bylaws of Sterling, as filed with the Commission on April 25, 2000; and

         - Description of Sterling's common stock that appears in Sterling's prospectus filed with the Commission on April 22, 1999, which forms a part of Sterling's Registration Statement No. 333-76821 on Form S-4.

         Sterling incorporates by reference all documents it files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the merger, into this proxy statement/prospectus. The incorporated documents are deemed a part of the proxy statement/prospectus from the date of filing of each document. Any statement contained in a document incorporated by reference is deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus. You should read all information appearing in this proxy statement/prospectus in conjunction with the information and financial statements, including notes thereto, appearing in the documents incorporated herein by reference, except to the extent stated in this paragraph. All the information in this proxy statement/prospectus is qualified in its entirety by the information in those documents.

                     INFORMATION ABOUT HANOVER BANCORP, INC.

         Hanover was incorporated under the laws the Commonwealth of Pennsylvania on August 2, 1983. The corporation is a holding company registered under the Bank Holding Company Act of 1956, owning all the outstanding shares of its subsidiaries, Bank of Hanover and Trust Company and HOVB Investment Co. The corporation is registered with and subject to the regulatory supervision of the Commission and the Board of Governors of Federal Reserve System. Bank of Hanover is subject to the regulatory supervision of the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. The corporation's administrative offices are located at 33 Carlisle Street, Hanover, Pennsylvania 17331 (Telephone number: 717-637-2201).

         Bank of Hanover was organized in 1835 under the laws of the Commonwealth of Pennsylvania. The bank conducts its business principally through 11 full service banking offices located in York and Adams counties, Pennsylvania. At December 31, 1999, the bank had total deposits of $397 million; total assets of $497 million; and net loans of $295 million.

         HOVB Investment Co., a wholly-owned subsidiary of the corporation, was incorporated in Delaware in 1999. Its principal activity is the holding of and investing in equity securities.

         Hanover includes a copy of its annual report to shareholders for 1999 and a copy of its Annual Report on Form 10-K for the year ended December 31, 1999, as amended, with this proxy statement/prospectus.

DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of Hanover consists of 9,000,000 shares of common stock, par value $0.83 per share, and 2,000,000 shares of preferred stock, par value $2.50 per share. As of March 31, 2000, there were 3,884,189 shares of common stock and no shares of preferred stock issued and outstanding. There are no other shares of capital stock of Hanover authorized, issued or outstanding. Hanover has issued options to purchase common stock under its Omnibus Stock Plan. As of March 31, 2000, there were 130,157 options outstanding. Except for options issued under the Omnibus Stock Plan, and except for the warrant issued in connection with the merger transaction as described in this proxy statement/prospectus, Hanover has no options, warrants, or other rights authorized, issued or outstanding.

         The holders of common stock are entitled to one vote for each share held of record on each matter presented for consideration by shareholders. Shareholders are not entitled to cumulate votes in the election of directors. The holders of common stock have no preemptive rights to acquire any additional shares. The shares of common stock issued are fully paid and nonassessable and the holders thereof will not be subject to call or assessment under state law. The Board of Directors is divided into three classes with approximately one-third of the total number of directors elected each year for three-year terms.

         In the event of liquidation, dissolution or winding-up of Hanover, holders of common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities and after payment of any liquidation preferences of any outstanding preferred stock.

Dividends

         The holders of common stock are entitled to share ratably in dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The timing and amount of dividends depends upon earnings, capital requirements, federal and state laws, regulations and policies and other factors deemed relevant by the Board of Directors.

         The ability of Hanover to pay dividends to its shareholders is dependent upon the earnings and financial condition of the Bank of Hanover and Trust Company, Hanover's wholly-owned subsidiary. Funds for the payment of such dividends are expected for the foreseeable future to be obtained exclusively from dividends paid to Hanover by its bank subsidiary.

Anti-takeover Provisions

         The articles of incorporation and bylaws of Hanover include certain provisions which may be considered to be anti-takeover in nature, in that they may have the effect of discouraging or making more difficult the acquisition of control over Hanover by means of an unsolicited tender or exchange offer, proxy contest or similar transaction. The provisions in the articles of incorporation of Hanover which may be so considered include the following:

         - A provision which provides for substantial authorized but unissued capital stock, including a class of preferred stock whose rights and privileges may be determined prior to issuance by the Hanover Board of Directors;

         - A provision which denies to shareholders the right to cumulate their votes in the election of directors;

         - A provision which establishes criteria to be applied by the Board of Directors in evaluating an acquisition proposal;

         - A provision which requires a greater than majority vote in order to remove a director or to fill a vacancy caused by such a removal or to amend certain provisions of the articles of incorporation and bylaws;

         - A provision which requires a greater than majority shareholder vote in order to approve certain business combinations and other extraordinary corporate transactions; however, if a greater than majority of the Directors has approved the transaction, only a majority shareholder vote is required; and

         - A provision that eliminates the right of shareholders to call a special meeting.

         The provisions of the bylaws of Hanover which may be considered to be anti-takeover in nature include the following:

         -        A provision which limits the permissible number of directors;

         - A provision which establishes a classified Board of Directors with staggered three year terms;

         - A provision which prevents certain bylaws provisions from being amended except by a greater than majority shareholder vote; and

         - A provision that requires advance written notice as a precondition to the nomination of any person for election to the Board of Directors, other than in the case of nominations made by existing management.

         As a Pennsylvania business corporation and a corporation registered under the Securities Exchange Act of 1934, Hanover is subject to, and may take advantage of the protections of, the antitakeover provisions of the Pennsylvania Business Corporation Law. These antitakeover provisions, which are designed to discourage the acquisition of control over a targeted Pennsylvania business corporation, include:

         - A provision whereby the directors of the corporation, in determining what is in the best interests of the corporation, may consider factors other than the economic interests of the shareholders, such as the effect of any action upon other constituencies, including employees, suppliers, customers, creditors and the community in which the corporation is located;

         - A provision that permits shareholders to demand that a controlling person pay to them the fair value of their shares in cash upon a change in control;

         - A provision that restricts certain business combinations unless there is prior approval by the directors or a supermajority of the shareholders;

         - A provision permitting a corporation to adopt a shareholders rights plan;

         - A provision denying the right to vote to a person who acquires a specified percentage of stock ownership unless those voting rights are restored by a vote of disinterested shareholders; and

         - A provision requiring a person who acquires "control shares", which are described in the previous sentence, to disgorge to the corporation all profits from the sale of equity securities within eighteen months thereafter.

         Corporations may elect to "opt out" of any or all of these antitakeover provisions of the Pennsylvania corporate law. Hanover has not elected to opt out of any of the protections provided by the antitakeover statutes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Certain documents previously filed by Hanover with the Commission are incorporated by reference into this proxy statement/prospectus as follows:

         - Hanover's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Commission on March 17, 2000, and as amended on April 26, 2000;

         - Hanover's Current Report on Form 8-K, dated January 25, 2000, re: Merger with Sterling and filed with the Commission on February 8, 2000; and

         - Hanover's Current Report on Form 8-K, dated April 25, 2000, re: Amended and Restated Bylaws of Hanover, as filed with the Commission on April 25, 2000.

                                  MATTER NO. 2
                                   ADJOURNMENT

         In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the agreement at the time of either of the meetings, the agreement could not be approved unless the meeting was adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by either Sterling or Hanover, at the time of each annual meeting to be voted for the adjournment, if necessary, both Sterling and Hanover have submitted the question of adjournment under such circumstances to their shareholders as a separate matter for their consideration. The Boards of Directors of each of Sterling and Hanover recommend that shareholders vote their proxies in favor of the respective adjournment proposals. Properly executed proxies will be voted in favor of the adjournment proposal, unless otherwise indicated on the proxy. If it is necessary, to adjourn one or both of the meetings, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of the time and place at the meeting.

                                  MATTER NO. 3
                              ELECTION OF DIRECTORS

NOMINATION AND ELECTION OF DIRECTORS - STERLING

         The bylaws of Sterling provide that the Board of Directors consists of not less than one nor more than 25 persons. The Board of Directors is also divided into three classes. Each class consists, as nearly as possible, of one-third of the directors. The bylaws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The bylaws also provide that the number of directors in each class of directors is determined by the Board of Directors.

         A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the next annual meeting of the shareholders and until his/her successor is elected and qualified. There is a mandatory retirement provision in the bylaws that states that the office of a director is considered vacant at the annual meeting of shareholders next following his/her attaining the age of 70 years.

         The Board of Directors has fixed the number of directors at 13. There are five directors whose terms of office will expire at the 2000 annual meeting. There are eight continuing directors whose terms of office will expire at the 2001 or 2002 annual meeting. The Board of Directors proposes to nominate the following five persons for election to the Board of Directors for the terms specified:

                      Nominees for Class of 2003 Directors
                            For a Term of Three Years

                                  S. Amy Argudo
                               Robert H. Caldwell
                                 J. Robert Hess
                               J. Roger Moyer, Jr.
                                W. Garth Sprecher

         Each of the above nominees is presently a director of Sterling Financial Corporation.

         In the event that any of the nominees are unable to accept nomination or election, proxyholders will vote proxies given pursuant to this solicitation in favor of other persons recommended by management. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

         Section 2.3 of Sterling's bylaws requires that nominations, other than those made by or on behalf of the existing Sterling management, be made pursuant to timely notice in writing to Sterling's Secretary. To be timely, a shareholder's notice must be delivered to or received at the principal executive office of the corporation not less than 90 days prior to the anniversary date of the immediately preceding meeting of shareholders of the corporation called for the election of directors. The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the bylaws. If he determines that a nomination was not made in accordance with the bylaws, he shall so declare at the annual meeting and the defective nomination will be disregarded.

Information about Nominees and Continuing Directors

         Information concerning the five persons to be nominated for election to the Board of Directors of Sterling at the 2000 annual meeting and concerning the eight continuing directors is set forth in the table that appears below:


                                                      PRINCIPAL OCCUPATION
                                                      FOR THE PAST FIVE YEARS
                                                      AND POSITION HELD WITH
                                                      STERLING FINANCIAL
NAME AND AGE               DIRECTOR SINCE             CORP. AND SUBSIDIARIES

              Class of 2003 - Nominees - For a Term of Three Years

S. Amy Argudo                  1999             Senior Executive Vice President
(36)                                            of The First National Bank of
                                                North East, North East, MD since
                                                1998; Vice President from 1996
                                                to 1998 and Administrative
                                                Assistant 1990 to 1996 and
                                                Director of The First National
                                                Bank of North East since 1998

Robert H. Caldwell             1991             Retired Senior Executive Vice
(69)                                            President and Director,
                                                Armstrong World Industries, Inc.
                                                (Manufacturer, building
                                                materials, home furnishings and
                                                industrial specialties)

                                                      PRINCIPAL OCCUPATION
                                                      FOR THE PAST FIVE YEARS
                                                      AND POSITION HELD WITH
                                                      STERLING FINANCIAL
NAME AND AGE               DIRECTOR SINCE             CORP. AND SUBSIDIARIES

J. Robert Hess                 1971             President, B&E Realty; Broker
(69)                                            and Partner, Kingsway Realty and
                                                Vice Chairman of the Board,
                                                Sterling Financial Corporation
                                                and Bank of Lancaster County,
                                                N.A.

J. Roger Moyer, Jr.            1994             Senior Executive Vice President
(51)                                            and Assistant Secretary of
                                                Sterling Financial Corporation
                                                since January 2000; Executive
                                                Vice President and Assistant
                                                Secretary from 1994 to 2000;
                                                Senior Executive Vice President
                                                and Assistant Secretary of Bank
                                                of Lancaster County since
                                                January 2000; Executive Vice
                                                President and Assistant
                                                Secretary from 1994 to 2000;
                                                Director and Vice President of
                                                Northeast Bancorp, Inc. since
                                                June 1999; Director and
                                                Treasurer of Pennbanks Insurance
                                                Company, SPC since December 1999
                                                and Director and Treasurer of
                                                Lancaster Insurance Group, LLC
                                                since May 1999.

W. Garth Sprecher              1998             Vice President and Corporate
(48)                                            Secretary and Director, D & E
                                                Communications, Inc
                                                (TeleCommunications)

Class of 2001 -
Continuing Directors

Richard H. Albright, Jr.       1985             Dentist, Specialist, Practice
(57)                                            Limited to Orthodontics

                                                      PRINCIPAL OCCUPATION
                                                      FOR THE PAST FIVE YEARS
                                                      AND POSITION HELD WITH
                                                      STERLING FINANCIAL
NAME AND AGE               DIRECTOR SINCE             CORP. AND SUBSIDIARIES

Howard E. Groff, Jr.           1988             Vice President, Howard E. Groff
(53)                                            Co. (fuel oil sales and Service)

John E. Stefan                 1979             Chairman of the Board, President
(60)                                            and Chief Executive Officer of
                                                Sterling Financial Corporation
                                                since 1994; Chairman of the
                                                Board, President and Chief
                                                Executive Officer of Bank of
                                                Lancaster County since 1994;
                                                Director and President of
                                                Northeast Bancorp, Inc. since
                                                June 1999 and Director of The
                                                First National Bank of North
                                                East since June 1999.

Glenn R. Walz                  1988             President, Walz, Deihm,
(53)                                            Geisenberger, Bucklen & Tennis,
                                                P.C. (Certified Public
                                                Accountants)

Class of 2002 -
Continuing Directors

Joan R. Henderson              1995             President, J.R. Henderson &
(57)                                            Associates, Inc. (Planning and
                                                Fund Development for Non-profit
                                                Organizations)

Calvin G. High                 1976             Director, High Industries, Inc.;
(67)                                            Partner, High Properties and
                                                Partner, Lancaster Development
                                                Co.

David E. Hosler                1998             Chairman, President, Chief
(49)                                            Executive Officer and Director,
                                                Old Guard Group, Inc. (Property
                                                and Casualty Insurance
                                                Companies)

E. Glenn Nauman                1976             Retired Chairman of the Board
(67)                                            and Retired Director, Nauman
                                                Construction (Building
                                                Contractor)

Meetings and Committees of the Board of Directors

         The Sterling Board of Directors has a standing Audit Committee but does not have a standing Nominating Committee or Compensation Committee. The Bank of Lancaster County has a standing Audit Committee and Compensation Committee. The Bank of Lancaster County does not have a standing Nominating Committee. The Compensation Committee of the Bank of Lancaster County acts on behalf of Sterling and will continue to do so until Sterling appoints a committee.

         Members of the Sterling and Bank of Lancaster County Audit Committee during 1999 were Richard H. Albright, Jr., Chairman, and Messrs. High, Nauman and Walz. The principal duties of the Audit Committee include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending annually to the Board of Directors the engagement of an independent certified public accountant. The Audit Committee met eight times during 1999.

         Members of the Bank of Lancaster County Compensation Committee during 1999 were Robert H. Caldwell, Chairman and Messrs. Hess, Hosler, Sprecher and Walz. The principal duties of the Compensation Committee include the establishment of policies dealing with various compensation plans for the Bank of Lancaster County and Sterling. In addition, the committee makes recommendations to the Board with respect to the compensation paid to senior executives. The committee also oversees personnel matters. The Compensation Committee met seven times during 1999.

         The Sterling Board of Directors met seven times during 1999 and the Bank of Lancaster County Board of Directors met 12 times during 1999. All directors attended at least 75% or more of the meetings of the Boards of Directors of Sterling and of the bank and the various committees of the Boards on which they served, except Robert H. Caldwell, who attended 57% of the meetings of Sterling Financial Corporation and 75% of the meetings of the bank.

Executive Officers

         The following persons are the executive officers of Sterling:

                                          PRINCIPAL OCCUPATION FOR THE PAST FIVE
                                          YEARS AND POSITION HELD WITH STERLING
NAME                           AGE        FINANCIAL CORPORATION AND SUBSIDIARIES
John E. Stefan                 60         Chairman of the Board, President and
                                          Chief Executive Officer of Sterling
                                          Financial Corporation since 1994;
                                          Chairman of the Board, President and
                                          Chief Executive Officer of the Bank of
                                          Lancaster County since 1994; Director
                                          and President of Northeast Bancorp,
                                          Inc. since June 1999 and Director of
                                          The First National Bank of North East
                                          since June 1999

J. Roger Moyer, Jr.            51         Senior Executive Vice President and
                                          Assistant Secretary of Sterling
                                          Financial Corporation since January
                                          2000; Executive Vice President and
                                          Assistant Secretary from 1994 to 2000;
                                          Senior executive Vice President and
                                          Assistant Secretary of Bank of
                                          Lancaster County since January 2000;
                                          Executive Vice President and Assistant
                                          Secretary from 1994 to 2000; Director
                                          and Vice President of Northeast
                                          Bancorp, Inc. June 1999; Director and
                                          Treasurer of Pennbanks Insurance
                                          Company, SPC since December 199 and
                                          Director and Treasurer of Lancaster
                                          Insurance Group, LLC since May 1999

Thomas P. Dautrich             51         Senior Executive Vice President of
                                          Sterling Financial Corporation since
                                          January 2000; Executive Vice President
                                          of Sterling Financial Corporation from
                                          1998 to 2000; Senior Executive Vice
                                          President of Banking Services for Bank
                                          of Lancaster County since January
                                          2000; Executive Vice President of
                                          Banking Services from 1998 to 2000;
                                          previously Executive Vice President,
                                          CoreStates Bank from July 1997 to
                                          February 1998; President, Susquehanna
                                          Valley Division CoreStates Bank from
                                          April 1996 to July 1997 and President
                                          Susquehanna Valley Division, Meridan
                                          Bank and Executive Vice President,
                                          Meridan Bancorp, Inc. from March 1990
                                          to April 1996

                                          PRINCIPAL OCCUPATION FOR THE PAST FIVE
                                          YEARS AND POSITION HELD WITH STERLING
NAME                           AGE        FINANCIAL CORPORATION AND SUBSIDIARIES
Jere L. Obetz                  51         Executive Vice President/Treasurer and
                                          Chief Financial Officer of Sterling
                                          Financial Corporation since 1998;
                                          Senior Vice President/Treasurer and
                                          Chief Financial Officer of Sterling
                                          Financial Corporation from 1995 to
                                          1998; Vice President/Treasurer and
                                          Chief Financial Officer of Sterling
                                          Financial Corporation from 1994 to
                                          1995; Executive Vice President/
                                          Chief Financial Officer of the
                                          Bank of Lancaster County since
                                          December 1997; Senior Vice President/
                                          Chief Financial Officer from
                                          1992 to 1997 and Director and Treasurer
                                          of Northeast Bancorp, Inc. since 1999

Ronald L. Bowman               56         Vice President/Secretary of Sterling
                                          Financial Corporation since 1994; Vice
                                          President/Corporate Financial
                                          Secretary of the Bank of Lancaster
                                          County since 1995 and Vice
                                          President/Comptroller from 1971 to
                                          1995 and Secretary of Northeast
                                          Bancorp, Inc. since 1999.

Principal Holders

         The following table shows, to our knowledge, those persons or entities, who owned of record or beneficially on March 31, 2000 more than 5% of the outstanding Sterling Financial Corporation common stock.

         We determined beneficial ownership of shares of Sterling Financial Corporation common stock by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock that he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

         - Voting power, which includes power to vote or to direct the voting of the stock, or

         - Investment power, which includes the power to dispose or direct the disposition of the stock, or

         - Has the right to acquire beneficial ownership within 60 days after March 31, 2000.


                                    NAME AND ADDRESS                  AMOUNT AND
                                      OF BENEFICIAL              NATURE OF BENEFICIAL            PERCENT
       TITLE OF CLASS                     OWNER                       OWNERSHIP                  OF CLASS
Common Stock,                  Howard E. Groff                        948,217(1)                  10.62%
$5.00 par value                111 E. State Street
per share                      Quarryville, PA 17566

Common Stock,                  Bank of Lancaster County               688,072(2)                   7.70%
$5.00 par value                Employees Stock Plan
per share                      c/o Trust Department
                               101 North Pointe Boulevard
                               Lancaster, PA 17601-4133

(1)      Mr. Groff holds sole voting and investment power over 946,216 shares.

(2) Shares held for the account of plan participants are voted by the Plan Trustee in accordance with the instructions given by the individual participants.

Beneficial Ownership of Executive Officers, Directors and Nominees

         The following table shows, as of March 31, 2000, the amount and percentage of Sterling Financial Corporation common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of Sterling Financial Corporation as a group.

         Beneficial ownership of shares of Sterling Financial Corporation's common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock that he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

         - Voting power, which includes the power to vote or to direct the voting of the stock, or

         - Investment power, which includes the power to dispose or direct the disposition of the stock, or

         - Has the right to acquire beneficial ownership within 60 days after March 31, 2000.

         Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share. The percentage of all Sterling Financial Corporation common stock owned be each director, nominee or executive officer is less than 1% unless otherwise indicated.

          NAME OF INDIVIDUAL          AMOUNT AND NATURE OF
         OR IDENTITY OF GROUP         BENEFICIAL OWNERSHIP          PERCENT OF CLASS
Directors and Nominees

Richard H. Albright, Jr                       42,847(1)                    --

S. Amy Argudo                                466,319(2)                   5.22%

Robert H. Caldwell                             7,611(3)                    --

Howard E. Groff, Jr                           30,839(4)                    --

Joan R. Henderson                              2,495(5)                    --

J. Robert Hess                               109,024(6)                   1.22%

Calvin G. High                                69,426(7)                    --

David E. Hosler                                  762                       --

J. Roger Moyer, Jr                            53,471(8)                    --

E. Glenn Nauman                               43,429(9)                    --

W. Garth Sprecher                                816                       --

John E. Stefan                               199,980(10)                  2.24%

Glenn R. Walz                                 10,818(11)                   --

Other Named Executive Officers

Thomas P. Dautrich                             1,577(12)                   --

Jere L. Obetz                                 29,997(13)                   --

All Directors, Nominees                    1,105,682                     12.38%
and Executive Officers
as a Group (16 persons)

(1) Includes 2,537 shares owned jointly with spouse, 9,348 owned directly by spouse, and 13,736 shares owned by Albright Family Enterprises, L.P. of which Dr. Albright is a general partner.

(2) Includes 414,512 shares held by the Shady Beach Trust and 44,643 shares by The McDaniel CRUT. Ms. Argudo is a trustee of both trusts. Her father, Richard D. McDaniel, is the beneficiary of the Shady Beach Trust. Ms. Argudo disclaims beneficial ownership of the shares held by the Shady Beach Trust, over which she has neither the power to vote nor invest, directly or indirectly. Also includes 6,552 shares held jointly with her father.

(3)      Includes 968 shares owned directly by spouse.

(4) Includes 5,805 shares owned directly by spouse and 10,504 shares owned as custodian for children.

(5) Includes 13 shares owned jointly with spouse and 418 shares owned directly by spouse.

(6) Includes 34,926 shares owned jointly with spouse, 4,163 shares owned directly by spouse, 17,429 shares owned as custodian for children and 20,549 shares owned in trust for the benefit of grandchildren.

(7)      Includes 68,847 shares owned jointly with spouse.

(8) Includes 36,484 shares held by Trustee under the Employees Stock Plan, 1,638 shares owned jointly with spouse, 417 shares owned directly by spouse, 1,135 shares owned directly by children and 4,441 shares owned directly by mother for whom Mr. Moyer holds power of attorney and with respect to which Mr. Moyer shares voting and investment power. Mr. Moyer disclaims beneficial ownership of shares owned directly by his children. Mr. Moyer has the right to acquire an additional 11,980 shares pursuant to the exercise of stock options.

(9) Includes 39,788 shares owned directly by spouse and 1,118 shares owned directly by mother.

(10) Includes 63,537 shares held by Trustee under the Employees Stock Plan, 3,957 shares owned jointly with spouse, 64,000 shares owned directly by spouse, and 16,687 shares owned directly by child. Mr. Stefan disclaims beneficial ownership of shares owned directly by his spouse. Mr. Stefan has the right to acquire an additional 21,757 shares pursuant to the exercise of stock options.

(11) Includes 8,163 shares owned directly by spouse and 262 shares owned as custodian for children.

(12) Mr. Dautrich has the right to acquire an additional 6,500 shares pursuant to the exercise of stock options.

(13) Includes 19,862 shares held by Trustee under the Employees Stock Plan and 3,197 shares owned directly by spouse. Mr. Obetz disclaims beneficial ownership of shares owned directly by his spouse. Mr. Obetz has the right to acquire an additional 7,302 shares pursuant to the exercise of stock options.

Recommendations of the Board of Directors

         The Board of Directors recommends that the shareholders vote FOR:

         -        The election of the five nominees identified in this Proxy
                  Statement;

         -        The merger proposal;

         -        The adjournment proposal, if necessary; and

         - The proposal to ratify the selection of independent certified public accountants for the year ending December 31, 2000.

Executive Compensation

         Sterling's officers do not receive any additional compensation for their services, beyond the compensation paid to them as officers of the Bank of Lancaster County. The table below shows the annual and long-term compensation for services in all capacities to Sterling and to the Bank of Lancaster County for the fiscal years ended December 31, 1999, 1998 and 1997 to those persons who were, at December 31, 1999:

         -        The Chief Executive Officer, and

         - The other most highly compensated executive officers of Sterling Financial Corporation. The table shows the information only for those executives whose annual salary and bonus exceeded $100,000.

         The column "Other Annual Compensation" shows only perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% or total annual salary and bonus. The column "All Other Compensation" includes:$3,981, $4,036 and $3,673 for Mr. Stefan; $3,981, $4,036 and $3,673 for Mr. Moyer; $3,291, $3,140 and $2,732 for
Mr. Obetz in 1999, 1998 and 1997, respectively, and $3,981 for Mr. Dautrich in 1999 under the performance incentive feature of the Employees Stock Plan. Also included in the column "All Other Compensation" are employer provided automobile benefits of $2,254, $1,885 and $1,348 for Mr. Stefan and $2,123, $2,129 and
$2,181 for Mr. Moyer for 1999, 1998 and 1997. Also included in "All Other Compensation" for Mr. Dautrich is $13,474 paid for moving and relocation expenses. The Employee Stock Plan and other benefit plans for Sterling are described elsewhere in this proxy statement.

                           SUMMARY COMPENSATION TABLE


                                                                           LONG TERM COMPENSATION

                                       ANNUAL COMPENSATION                   AWARDS           PAYOUT
                                       -------------------                   ------           ------
                                                             OTHER                SECURITIES
      NAME AND                                              ANNUAL   RESTRICTED   UNDERLYING              ALL OTHER
     PRINCIPAL                                              COMPEN-    STOCK       OPTIONS/     LTIP       COMPEN-
      POSITION           YEAR       SALARY        BONUS      SATION    AWARDS       SAR'S      PAYOUT      SATION
     ---------           ----       ------        -----     -------  ----------   ----------   ------     ---------
John E. Stefan           1999      $283,005      $ 76,037      --       none        12,500      none      $  6,235
Chairman of the          1998      $266,989      $ 65,796      --       none         9,750      none      $  5,921
Board, President         1997      $261,747      $ 53,619      --       none         8,269      none      $  5,021
and Chief Executive
Officer of Sterling
Financial
Corporation and
Bank of Lancaster
County, N.A

J. Roger Moyer, Jr       1999      $152,534      $ 36,682      --       none         6,500      none      $  6,104
Senior Executive         1998      $146,355      $ 27,958      --       none         6,250      none      $  6,165
Vice President of        1997      $141,945      $ 23,601      --       none         3,938      none      $  5,854
Sterling Financial
Corporation and
Bank of Lancaster
County, N.A

Thomas P. Dautrich       1999      $150,876      $ 37,430      --       none         6,500      none      $ 17,455
Senior Executive         1998      $ 17,309      $    456      --       none          none      none          none
Vice President of
Sterling Financial
Corporation and
Bank of Lancaster
County, N.A

                                                                 OTHER                SECURITIES
      NAME AND                                                  ANNUAL   RESTRICTED   UNDERLYING              ALL OTHER
     PRINCIPAL                                                  COMPEN-    STOCK       OPTIONS/     LTIP       COMPEN-
      POSITION               YEAR       SALARY        BONUS      SATION    AWARDS       SAR'S      PAYOUT      SATION
     ---------               ----       ------        -----     -------  ----------   ----------   ------     ---------
Jere L. Obetz                1999      $111,198      $ 26,816      --       none         3,600      none      $  3,291
Executive Vice               1998      $107,466      $ 21,052      --       none         3,750      none      $  3,140
President/Treasurer/and      1997      $ 99,923      $ 17,019      --       none         3,609      none      $  2,732
Chief Financial
Officer
of Sterling Financial
Corporation and
Executive Vice
President/Chief
Financial Officer of
Bank of Lancaster
County, N.A

Option Exercises and Fiscal Year-End Values

         Sterling granted stock options under its Stock Incentive Plan to its named executive officers during 1999 as we show in the table below. All options were granted on December 13, 1999, under the terms of the Stock Incentive Plan. The options are exercisable one third each year for three years beginning December 13, 2000. The base price of all options granted in 1999 is adjustable in the event of any change in the number of issued and outstanding shares of Sterling common stock that results from a stock split, reverse stock split, payment of a stock dividend or any other change in Sterling's capital structure.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL
                                                                                           REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL
                                                                                           RATES OF STOCK PRICE
                                                                                               APPRECIATION
                                    INDIVIDUAL GRANTS                                        FOR OPTION TERM

                                       % OF TOTAL
                          OPTIONS/    OPTIONS/SARS
                            SARS       GRANTED TO     EXERCISE OR
                          GRANTED     EMPLOYEES IN     BASE PRICE      EXPIRATION
         NAME                (#)      FISCAL YEAR        ($/SH)           DATE             5% ($)        10% ($)
         ----             --------    ------------    -----------      ----------          ------        -------
John E. Stefan             12,500        15.2%         $   29.00         12/13/09         $227,974      $577,732

J. Roger Moyer, Jr          6,500         7.9%         $   29.00         12/13/09         $118,547      $300,420

Thomas P. Dautrich          6,500         7.9%         $   29.00         12/13/09         $118,547      $300,420

Jere L. Obetz               3,600         4.4%         $   29.00         12/13/09         $ 65,657      $166,387

Aggregated Option Exercises and Fiscal Year-End Values

         Information concerning:

         - All exercises of stock options awarded to the named officers of Sterling and the Bank of Lancaster County under Sterling Financial Corporation's Stock Incentive Plan during 1999;

         - All fiscal year-end option values for each named executive officer under the Stock Incentive Plan and held by them at December 31, 1999; and

         - All stock options exercised under Sterling's Stock Incentive Plan during 1999 are shown in the table below.

         The column "Value Realized" shows the difference between the fair market value on the date of exercise of the shares acquired by the exercise of the options and the exercise price of the options exercised, if any options were exercised. The market value of underlying securities was computed by averaging the closing bid and ask quotations for five trading days immediately preceding December 31, 1999, minus the exercise price.


         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                                OPTIONS/SARS AT            OPTIONS/SARS AT
                                                              FISCAL YEAR-END(#)         FISCAL YEAR-END ($)
                        SHARES ACQUIRED      VALUE
         NAME           ON EXERCISE (#)   REALIZED ($)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
         ----           ---------------   ------------    -------------------------   -------------------------
John E. Stefan                --              --                14,887/21,757             $99,300/$18,258

J. Roger Moyer, Jr            --              --                8,646/11,980              $57,758/$8,695

Thomas P. Dautrich            --              --                 none/6,500                   none/$0

Jere L. Obetz                 --              --                 6,938/7,302              $49,579/$7,960

Board Compensation Committee Report on Executive Compensation

         Role of the Compensation Committee and Compensation Philosophy

         The objectives of the Compensation Committee are to establish the corporation's compensation philosophy and to monitor compensation programs and related practices for conformity with that philosophy. The Compensation Committee believes that the corporation should maintain a competitive compensation structure with a strong emphasis toward paying for an employee's contribution and performance. Therefore, the financial interests of the shareholders are served by closely aligning, particularly for executive management, year end financial results with an employee's reward for performance. Accordingly, the committee and the corporation adhere to the concept of pay-for-performance thus increasing the opportunity to maximize shareholder value.

         The committee reviews compensation of the corporation's and the bank's top executives annually. The top executives whose compensation is determined by the committee include the President and Chief Executive Officer, all Senior Executive Vice Presidents, all Executive Vice Presidents, all Senior Vice Presidents and all senior management employees. As a guideline for review in determining competitive base salaries, the committee uses information from salary survey sources from Pennsylvania banks with assets from $500 million to $1 billion, Pennsylvania banks with assets of $1 billion to $4 billion, as well as peer banks located in the surrounding geographic region. Many local competitors, represented in these peer groups, share similar performance results to the Bank of Lancaster County. The committee used these peer group banks because of common industry issues and competition for the same executive talent.

         The compensation committee is comprised of five non-employee directors who are listed below. The Committee met seven times during 1999.

         Chief Executive Officer Compensation

         The Board of Directors has determined that the Chief Executive Officer's 1999 compensation of $359,042, comprised of $283,005 in base annual salary and $76,037 in bonus is appropriate in light of the following 1999 corporation performance accomplishments:

         -        A 7.27% increase in net income;

         -        A 15.17% return on equity; and

         -        A 6.16% increase in assets.

         While there is no direct correlation between the increase in Chief Executive Officer base salary and these criteria, the Compensation Committee did review 1998 corporate performance, as well as the peer bank comparisons mentioned previously, in order to recommend a 6% increase in base salary over the previous year. The Chief Executive Officer's annual performance incentive (bonus) is tied directly to the organization's performance results by rewarding Mr. Stefan for growth in the corporation's net income, return on shareholder equity and efficiency ratio goals. Mr. Stefan's total bonus of $76,037 represents an increase of 15.5% from the total bonus paid in 1998.

         In addition, Mr. Stefan was awarded an incentive stock option. The option to purchase 12,500 shares of corporation common stock is listed in the table listed above. In addition, the Incentive Stock Option program itself is described elsewhere in this proxy statement.

         Executive Officer Compensation

         Base salary ranges for executive positions are determined by evaluating the responsibilities of the positions, required skills and experiences and the average compensation paid for similar positions within peer banks of similar asset size and within Sterling's geographic market region. The committee determined annual base salary increases based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives, and by taking into account any additional or new responsibilities assumed by the individual in connection with promotions or organizational changes. In determining whether strategic goals and objectives have been achieved, the Board of Directors considers among numerous factors the following:

         -        The corporation's performance as measured by earnings;

         -        Revenues;

         -        Return on assets;

         -        Return on equity;

         -        Market share;

         -        Total assets; and

         -        Non-performing loans.

         Although the performance and increases in base salary were measured in light of these factors, there is no direct correlation between any specific criterion and the employees' base compensation, nor is there any specific weight provided to any criteria in the committee's analysis. The determination by the committee is subjective after review of all information it deems relevant.

         The executive officers of Sterling and the bank have an annual management incentive bonus tied directly to Sterling's performance results. Similar to the Chief Executive Officer, the executive officers' bonuses are directly dependent upon the organization's growth in net income, return on shareholder's equity and Sterling's efficiency ratio. In addition, executive officers have been awarded incentive stock options to encourage ownership in the corporation and provide continued focus on enhancing shareholder value.

         In addition to base salary and the management incentive bonus, executive officers of the corporation and the bank may participate currently in the following annual and long-term incentive plan:

                         Bank of Lancaster County, N.A.
                              Employees Stock Plan

         Total compensation opportunities available to the employees of the bank are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to Sterling's success. Individuals are reviewed annually on an anniversary year basis. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry, as well as those within the corporation's and the bank's reasonable market area.

                             Compensation Committee
                          Robert H. Caldwell, Chairman
                                 J. Robert Hess
                                 David E. Hosler
                                W. Garth Sprecher
                                  Glenn R. Walz

1996 Stock Incentive Plan

         Sterling maintains a Stock Incentive Plan that was approved by the shareholders at the 1997 annual meeting. The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of Sterling and its subsidiaries by providing incentives through participation in the appreciation of capital stock of the corporation in order to secure, retain and motivate personnel responsible for the operation and management of Sterling and its subsidiaries.

         A committee of non-employee directors administers the Stock Incentive Plan. Persons eligible to receive awards under the Stock Incentive Plan are those key officers and other management employees of the corporation and its subsidiaries as determined by the committee.

         There were 82,350 options granted during 1999. There were 100 options exercised during 1999. At December 31, 1999, there were 435,407 shares reserved for future grants under the Stock Incentive Plan.

Employees Stock Plan/401(k)

         The Bank of Lancaster County maintains an Employees Stock Plan that was approved by the shareholders in 1982. All employees of the Bank of Lancaster County who have attained the age of 18, have completed one year of service and worked at least 1,000 hours per year are eligible to participate in the plan. Outside directors are not eligible to participate in the plan. Employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County, participate only in the salary deferral feature of the plan. The plan has two components:

         -        A salary deferral feature and

         -        A performance incentive feature.

         Under the salary deferral feature of the plan, a participant may make voluntary contributions to the plan each year of between 2% and 10% of compensation. The Bank of Lancaster County will make a matching contribution equal to 25% of each participant's voluntary contributions, up to the first 6%. Under the performance incentive feature of the plan, the Bank of Lancaster County contributes to the plan each year an amount determined by the Board of Directors on the basis of the achievement by the Bank of Lancaster County of certain performance objectives; contributions to the plan may not exceed the amount which is deductible under the Internal Revenue Code. Contributions made by the Bank of Lancaster County to the plan pursuant to the performance incentive feature are allocated to participants who are employees of Bank of Lancaster County in the same proportion that each participant's compensation bears to the aggregate compensation of all participants.

         In 1997, the plan was amended to allow participants to defer their contributions to five different investment alternatives. Previously, all contributions to this plan were invested in Sterling common stock. In addition, as of July 1, 1997, participants could elect to diversify their contributions in increments of 5% to models with the following investment objectives:

         -        Guaranteed Principal

         -        Fixed Income

         -        Growth and Income

         -        Growth (Equity)

         Sterling's matching contributions and the performance incentive feature continue to be made in Sterling common stock. In addition, as of January 1, 1998, all participants may elect to diversify their existing holdings in the pre-tax employee deferral account (those contributions made after January 1,1995) into the four different models. Those participants who are over age 55 and have 10 years of participation in the plan can elect to diversify up to 25% of their entire post 1987 account balance in accordance with Internal Revenue Code Section 401(a)(28).

         Voluntary contributions to the plan are fully vested at all times. Matching contributions and contributions made by the Bank of Lancaster County to the plan vest at the rate of 20% per year for each year of service. In general terms, benefits under the plan may be paid to participants upon retirement, termination of employment, disability or death. A participant may under certain circumstances make earlier withdrawals (to the extent of his/her interest in the plan attributable to voluntary contributions made by him/her) upon a showing of financial hardship.

Pension Plan

         The Bank of Lancaster County Pension Plan is a qualified non-contributory defined benefit pension plan that provides retirement benefits to employees of the Bank of Lancaster

County, including Messrs. Stefan, Moyer and Obetz and to employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County. All employees who have completed one year of service, work at least 1,000 hours per year and who have attained the age of 21 are eligible to participate in the plan. Outside directors do not participate in the plan. Employees become 100% vested upon the completion of five years of service. Contributions to the plan are made by the Bank of Lancaster County and are determined actuarially.

         Benefits under the plan, which are not integrated with Social Security benefits, are based upon average monthly compensation, determined on the basis of the highest five consecutive years' base compensation preceding retirement and years of credited service. For purposes of determining benefits payable under the plan, the term "compensation" is defined to mean base salary only and does not include overtime pay or bonuses. Compensation paid to Messrs. Stefan, Moyer and Obetz during 1999 and covered by the plan was $160,000, $152,534 and $111,198 respectively. As of December 31, 1999, Messrs. Stefan, Moyer and Obetz had accrued 20, 22 and 28 years of credited service, respectively, under the plan for benefit accrual purposes.

         The following table indicates, for purposes of illustration, the approximate annual retirement benefit that would be payable under the plan, in the form of a straight life annuity with 120 months' certain period, at age 65, under various assumptions as to average annual compensation and years of credited service. The benefit amounts set forth below are not subject to further deduction for Social Security or other offset amounts. Under the Internal Revenue Code, the maximum annual retirement benefit that may be paid in the form of a straight life annuity with 120 months' certain period under a qualified defined benefit plan such as the Plan is $120,691, subject to adjustment based upon increases in the Consumer Price Index. In addition, salary in excess of $160,000, effective in the year 1997, is disregarded in determining a participant's retirement benefit pursuant to regulations of the Internal Revenue Service.

   AVERAGE
   ANNUAL
COMPENSATION                                 YEARS OF CREDITED SERVICE
------------        ---------------------------------------------------------------------------
                      10                     20                     30                     40
                      --                     --                     --                     --
  $100,000          $15,000                $30,000                $45,000               $60,000

  $125,000          $18,750                $37,500                $56,250               $75,000

  $150,000          $22,500                $45,000                $67,500               $90,000

  $175,000          $24,000                $48,000                $72,000               $96,000

  $200,000          $24,000                $48,000                $72,000               $96,000

  $225,000          $24,000                $48,000                $72,000               $96,000

  $250,000          $24,000                $48,000                $72,000               $96,000

  $275,000          $24,000                $48,000                $72,000               $96,000

  $300,000          $24,000                $48,000                $72,000               $96,000

Retirement Restoration Plan

         Bank of Lancaster County adopted a Restoration Plan during 1996 for any officer whose compensation exceeded $160,000. The plan is designed to "restore" the level of benefits lost to these employees under certain qualified retirement plans because of Internal Revenue Code restrictions.

         The plan is designed to mirror the provisions of the qualified retirement plans available to all Bank of Lancaster County employees--the Pension Plan, and the Employee Stock or 401(k) plan. The Retirement Restoration Plan allows for the calculation of benefits on an officer's salary in excess of $160,000. The effective date of the Plan is May 1, 1996.

Employment Agreement

         In July of 1999, Sterling and Bank of Lancaster County entered into a three year employment agreement and change of control agreement with John E. Stefan engaging Mr. Stefan as its Chairman, President and Chief Executive Officer. Unless previously terminated or unless notice of intention not to renew is given by either party, the employment agreement is subject to automatic renewal for additional terms of three years each. The employment agreement may be terminated by Sterling or the Bank of Lancaster County, with or without cause. If terminated with cause, Mr. Stefan's right to receive salary and benefits under the employment agreement terminates as of the effective date of termination. If terminated without cause, the employment agreement with Mr. Stefan provides for:

         - A severance payment in the amount of 2.99 times the average annual compensation over the last five years paid in 36 equal monthly installments or a lump sum;

         - A supplemental payment in lieu of benefits equaling 25% of the payments calculated for compensation or benefits continued throughout the duration of the severance period; and

         -        All stock options granted are immediately 100% vested.

         In the event of any change in control of Sterling or the Bank of Lancaster County, the same conditions apply, except the severance payments will be paid in 24 equal monthly installments, or a lump sum. The obligations of the Bank of Lancaster County under the employment agreement have been jointly and severally assumed by Sterling.

Change of Control Agreements

         In July of 1999, Sterling and Bank of Lancaster County entered into three year change of control agreements ending December 31, 2002, with J. Roger Moyer, Jr., Thomas P. Dautrich and Jere L. Obetz for the purpose of focusing our executives on the interests of the shareholders should a change in control of Sterling occur. A "change of control" is defined as:

         - An acquisition of 20% or more of Sterling's outstanding voting securities;

         - Execution of an agreement providing for a sale of substantially all of its assets to an entity that is not a direct or indirect subsidiary of Sterling; and

         - Execution of an agreement providing for a reorganization, merger, consolidation or similar transaction unless the Sterling shareholders will initially own securities representing a majority of the voting power of the resulting corporation and Sterling directors will represent a majority of the directors of the surviving corporation.

         Unless previously terminated or unless notice of intention not to renew is given, the change of control agreement is subject to automatic renewal every year following the end of the first three year period.

         Agreements with Mr. Moyer and Mr. Dautrich provide for:

         - A severance payment in the amount of 2.5 times the average annual compensation over the last five years paid either in 30 equal monthly installments or a lump sum;

         - A supplemental payment in lieu of benefits equaling 25% of the payments calculated for compensation or benefits continued throughout the duration of the severance period; and

         -        All stock options granted are immediately 100% vested.

         The agreement with Mr. Obetz provides for:

         - A severance payment in the amount of 2 times the average annual compensation for the last five years paid either in 24 equal monthly installments or a lump sum;

         - A supplemental payment in lieu of benefits equaling 25% of the payments calculated for compensation or benefits continued throughout the duration of the severance period; and

         -        All stock options granted are immediately 100% vested.

Sterling Financial Corporation Directors' Compensation

         The directors of Sterling do not receive any additional compensation for their services, beyond the compensation paid to them as directors of the Bank of Lancaster County. All directors of Sterling are directors of the Bank of Lancaster County, with the exception of Ms. Argudo who is a director of Sterling only. Sterling compensates Ms. Argudo as a director. Directors who are also salaried officers of Sterling or the Bank of Lancaster County do not receive any fees for board or committee meetings. Each year, the Bank of Lancaster County or Sterling compensates all its non-employee directors by:

         -        Issuing 200 shares of Sterling common stock to each of them;
                  and

         - Paying each of them cash equal to the value of the Sterling common stock issued.

         The Sterling common stock is issued to directors by July 15th of each year and is valued at the average closing price for the first ten business days of July. In addition, each non-employee director receives $100 for each meeting attended of a Board of Directors committee of which he or she is a member. Committee chairs receive $150 for each meeting attended. The director's cash compensation is reduced by one-twelfth for each meeting missed in excess of three if a director attends fewer than 75% of scheduled Board meetings.

         In July, 1999, each non-employee director received 200 shares of Sterling common stock, valued at $33.90 per share. The yearly cash portion of the director's fees was $6,780 for the period beginning July 1, 1999. In the aggregate, Bank of Lancaster County and Sterling paid $184,570 to non-employee directors in cash and stock during 1999.

Transactions with Directors and Executive Officers

         Some of the Sterling directors and executive officers and the companies with which they are associated were customers of and had banking transactions with the Bank of Lancaster County during 1999. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. The Bank of Lancaster County anticipates that it will enter into similar transactions in the future.

         The Bank of Lancaster County has entered into several transactions with businesses that are affiliates of Calvin G. High, a director of Sterling and of the Bank of Lancaster County. The Bank of Lancaster County entered into a lease agreement in 1984 with High Properties, in which Mr. High is a partner, under which High Properties constructed and leased to the Bank of Lancaster County a building at 525 Greenfield Road, Lancaster, Pennsylvania. Sterling and the Bank of Lancaster County used the building for their administrative headquarters and for a branch office from October of 1984 until August 1995. Sterling and the Bank of Lancaster County moved their administrative headquarters to another location in August 1995, but the Bank of Lancaster County continued to maintain a branch office in the Greenfield Road building from October 1984. The term of the lease for the building was 15 years and was not renewed. The monthly rent was $12,331.70 and the Bank of Lancaster County paid a total of $49,326.80 in rent to High Properties during 1999 for the Greenfield Road property.

         On January 10, 1997, the Bank of Lancaster County sublet to High Employee Services, Ltd., 4,424 square feet of the Greenfield Road building formerly occupied by Sterling's and the bank's administrative headquarters. High Employee Services, Ltd. is a division of High Industries, of which Mr. High is a Director. The term of the sublease was two years eight months and ended on the expiration date for the original 1984 lease. The Bank of Lancaster County received $159,264 in rent from High Employee Services for the remaining term of the sublease.

         On October 28, 1998, the Bank of Lancaster County entered into a new lease agreement with High Properties for its branch bank at the Greenfield Road building. The lease term commenced on June 1, 1999, the expiration date of the original lease. Under the terms of the lease, High Properties will lease to the Bank of Lancaster County 4,424 square feet of space for a term of five years, subject to renewal. Base rent over the five-year term is $370,999.92.

         The Bank of Lancaster County paid $257,715.69 to D & E Communications and $398,793.98 to D & E Computer Networking Services, a division of D & E Communications,

Inc. in 1999. The Bank of Lancaster County uses D & E Communications for telecommunication services. In addition, the Bank of Lancaster County purchased local area network and wide area network integration services, personal computer hardware and software and data communications equipment from D & E Computer Networking Services. W. Garth Sprecher, a Director of Sterling and the Bank of Lancaster County, is Vice President, Corporate Secretary and a Director of D & E Communications, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires Sterling's directors, executive officers and shareholders who beneficially own more than 10% of Sterling's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Sterling with the Commission. Based on a review of copies of reports we received, and on the statements of the reporting persons, Sterling believes that all Section 16(a) filing requirements were complied with in a timely fashion during 1999, with the exception of Mr. Calvin G. High who inadvertently did not timely file two Form 4's reporting changes in ownership during 1999.

NOMINATIONS AND ELECTION OF DIRECTORS - HANOVER

         Hanover's by-laws provide for the Board of Directors to manage Hanover's business. Article III, Section 1 of the by-laws provides that the number of directors not be less than five nor more than 25 and that the members of the Board hold office for three years and until their successors are duly elected and qualified. The Board determines the number of directors to be elected at each annual shareholders meeting to serve during the ensuing year. The Board may, within the limitations described above, increase the number of directors by not more than two in any one year, provided that the directors serve for a term to expire in accordance with the by-laws. Every director is a shareholder of Hanover and owns, either outright, as tenant by the entirety with their spouse, or beneficially, 100 shares of Hanover common stock. No person, except those who were serving as directors as of June 2, 1982, is eligible for election after he or she obtains the age of 70. Pursuant to Article III, Section 3 of the by-laws, vacancies on the Board may be filled by the remaining members of the Board, even if less than a quorum, and any director or directors so elected shall hold office for the unexpired term of the director or directors who he, she or they replace, and until his, her or their successor or successors are elected by the shareholders and qualify.

         On the date of the annual meeting, the Board will consist of 11 members. Three nominees are to be elected to hold office for a three-year term and until their successors are duly elected and qualified. The names and certain information concerning the nominees for election and the other directors whose terms continue following the annual meeting are shown below. Following the annual meeting, the Board will consist of 11 members. The proxyholders will vote "FOR" the nominees listed. If any nominee becomes unavailable for election (which is not expected), the proxyholders will vote "FOR" other individuals as the Board may recommend. All business experience shown for each director is for a period of at least five years.

         Management and the Board recommend the three nominees for election to the Board and intend to vote their shares "FOR" the nominees.

Information about Nominees and Continuing Directors

                CURRENT DIRECTORS WHOSE TERM EXPIRES IN 2000 AND
                NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 2003

         TERRENCE L. HORMEL, age 51, is President of KeyMan Distribution Resources, a contract supply chain services company. He is also Managing Partner of PennTown Properties and General Partner of Hormel Associates which are commercial real estate development and management companies. All of these companies are located in Hanover, Pennsylvania. He is the Chairman of the Board of Trustees at Hanover Hospital and a Trustee at Hanover Healthcorp, Inc. and is past Chairman of the York County Industrial Development Corporation. Mr. Hormel has served as the Chairman of the Board of Directors of Hanover since 1991 and of the bank since 1990. Mr. Hormel has served as a Director of Hanover since August 1983, the bank since 1981 and HOVB Investment Co. since September, 1999. He is Chairman of the bank's Executive and Finance Committees. He is an ex officio member of all committees of the bank's Board of Directors.

         CHARLES W. TEST, age 73, is Chairman of the Board of C.W. Test Builder, Inc., general contractors (since 1958) and owner of C.W. Test Orchards, land development. Mr. Test has served as a Director of Hanover since 1983 and the bank since 1973. He is Chairman of the bank's Building Committee and a member of the bank's Audit and Compliance Committee. He is serving or has served on the bank's Loan Committee during the past year.

         S. FORRY EISENHART, JR., age 50, is President and Chief Executive Officer of Eisenhart Wallcoverings Company and Eisenhart Corp., a wallcoverings manufacturer and distributor headquartered in Hanover, Pennsylvania. Mr. Eisenhart has served as a Director of Hanover and the bank since August 1993. He is Chairman of the bank's Investment Services Committee and a member of the bank's Executive and Finance Committees. Mr. Eisenhart is serving or has served on the Bank's Loan Committee during the past year.

                   DIRECTORS TO CONTINUE IN OFFICE UNTIL 2001

         BERTRAM F. ELSNER, age 63, is President and Chief Executive Officer of Elsner Engineering Works, Inc., which designs and manufactures automatic rewinding machines and specialty machinery. He has served as Vice Chairman of the Board of Directors of Hanover and the bank since 1998. He has served as Director of Hanover and the bank since December 1985. Mr. Elsner is Chairman of the bank's Audit and Compliance Committee and a member of the bank's Executive and Building Committees. He is serving or has served on the bank's Loan Committee during the past year.

         J. DANIEL FROCK, age 60, is co-owner and President of Frock Bros. Trucking, Inc., which provides 48-state truck service to manufacturers and shippers of industrial goods, food and agricultural products, and consumer wares. Prior to joining Frock Bros. Trucking, Inc., Mr. Frock was employed by Hanover Wire Cloth Division of CCX, Inc., most recently as Vice President of Operations. He has served as a Director of Hanover and the bank since December 1985. Mr. Frock is a member of the Bank's Audit and Compliance and Investment Services Committees. He is serving or has served on the bank's Loan Committee during the past year.

         GORDON A. HAALAND, PHD, age 60, is the President of Gettysburg College. He previously served on the Board of First New Hampshire Bancorp in New Hampshire for five years. Dr. Haaland has served as a Director of Hanover and bank since December 1997. He is a member of the bank's Finance and Investment Services Committees. He is serving or has served on the bank's Loan Committee during the past year.

         STEWART E. HARTMAN, JR., age 68, is President of Rutter's Farm Stores and Corporate Officer of Rutter's Corporations. Rutter's Farm Stores operates 53 convenience stores in Pennsylvania and Maryland. Mr. Hartman has served as a Director of Hanover and bank since October 1998. He is a member of the bank's Finance and Audit and Compliance Committees. He is serving or has served on the bank's Loan Committee during the past year.

                   DIRECTORS TO CONTINUE IN OFFICE UNTIL 2002

         MICHAEL D. BROSS, age 46, is President of Berwick Enterprises, Inc. which is the operating company for The Bridges Golf Club. He is also owner of Stonewood Farms which operates turkey farms and raises cutting horses. Prior to the establishment of Stonewood Farms and Berwick Enterprises, Mr. Bross was employed by Round Hill Foods, Inc., most recently as President. He is the son of Director Thomas M. Bross, Jr. Mr. Bross has served as a Director of Hanover and the bank since May 1987. He is a member of the bank's Building Committee. He is serving or has served on the bank's Loan Committee during the past year.

         THOMAS M. BROSS, JR., age 78, is the former President and Chairman of the Board of Round Hill Foods, Inc., New Oxford, Pennsylvania, a food processor. He is the father of Director Michael D. Bross. Mr. Bross has served as a Director of Hanover since August 1983 and the bank since 1973. He served as Vice Chairman of the Board of Directors of Hanover and the bank from 1983 to 1997. He is serving or has served on the bank's Loan Committee during the past year.

         EARL F. NOEL, JR., age 54, is President of Yazoo Mills, Inc., a manufacturer of paper tubes and cores, located in New Oxford, Pennsylvania. Mr. Noel has served as a Director of Hanover and the bank since September 1995. He is a member of the bank's Finance and Investment Services Committees. He is or has served on the bank's Loan Committee during the past year.

         J. BRADLEY SCOVILL, age 40, has been a Director, President and Chief Executive Officer of Hanover since January 1996 and of the bank since December 1994. Mr. Scovill has served as a Director of HOVB Investment Co. since September, 1999. He is an ex officio member of all committees of the bank's Board of Directors, with the exception of the Audit and Compliance Committee. Mr. Scovill previously served as the Treasurer of Hanover and the Chief Financial Officer of the bank.

Meetings and Committees of the Board of Directors

         Hanover's Board met nine times in 1999. The Board of Directors of the bank met 12 times in 1999. During 1999, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board of Directors of Hanover and the bank, and the committees of which the director was a member, except Dr. Gordon Haaland, who attended 69% of the meetings of the bank. Hanover's Board has not provided for separate Audit, Nominating and Compensation Committees. However, the normal functions of such committees are carried out by the Board as a whole.

         Any shareholder who desires to propose an individual for consideration by the Board as a nominee for Director should submit a written proposal to Hanover's Secretary in accordance with the Pennsylvania Business Corporation Law of 1988, as amended.

         The Board of Directors of the bank maintains the following standing committees: Executive, Audit and Compliance, Investment Services, Finance, and Building. The bank also has standing Loan Committee that rotates all of its directors to serve for a period of at least three months each year. Terrence L. Hormel, Chairman of the Board, is an ex officio member of all of the bank's committees.

         The bank's Audit and Compliance Committee met four times during 1999 to review reports presented by the internal auditor and by the loan review and compliance officer. The committee also reviews the annual audit performed by the external auditors. The committee makes suggestions to management to improve internal control and to protect against improper security for all assets and records. This committee is comprised of Directors B.F. Elsner, Chairman, J.D. Frock, S.E. Hartman, Jr. and C.W. Test.

Executive Officers

         The following persons are executive officers of Hanover:


                                                                                                      NUMBER OF
                                AGE                                                   DIRECTOR OR       SHARES
                               AS OF                  OFFICER             EMPLOYEE      EMPLOYEE     BENEFICIALLY
NAME                        MAY 9, 2000              POSITION               SINCE        SINCE          OWNED
----                        -----------              --------             --------    -----------    ------------
Terrence L. Hormel               51         Chairman of the Board           1989          1983          25,360

Bertram F. Elsner                63         Vice Chairman                   1998          1985           9,999

J. Bradley Scovill               40         President and                   1991          1991          15,536
                                            Chief Executive Officer

Thomas J. Paholsky               38         Treasurer/Secretary             1996          1996           1,532

The following persons are executives officers of the bank:


                                                                                                      NUMBER OF
                                AGE                                                   DIRECTOR OR       SHARES
                               AS OF                  OFFICER             EMPLOYEE      EMPLOYEE     BENEFICIALLY
NAME                        MAY 9, 2000              POSITION               SINCE        SINCE          OWNED
----                        -----------              --------             --------    -----------    ------------
Terrence L. Hormel               51         Chairman of the Board           1989          1981           25,360

Bertram F. Elsner                63         Vice Chairman                   1998          1985            9,999

J. Bradley Scovill               40         President and Chief             1991          1991           15,536
                                            Executive Officer

Chad M. Clabaugh                 39         Executive Vice President        1991          1981              349
                                            Sales Group

Thomas J. Paholsky               38         Executive Vice President        1996          1996            1,532
                                            Finance and Technology
                                            Group

Jeffrey K. Dice                  51         Senior Vice President           1986          1982            1,459
                                            Credit Services

Jacquelyn A. Lebow               42         Senior Vice President           1993          1993              303
                                            Director of marketing

                                                                                                      NUMBER OF
                                AGE                                                   DIRECTOR OR       SHARES
                               AS OF                  OFFICER             EMPLOYEE      EMPLOYEE     BENEFICIALLY
NAME                        MAY 9, 2000              POSITION               SINCE        SINCE          OWNED
----                        -----------              --------             --------    -----------    ------------
D. Kathleen Phillips             43         Senior Vice President           1999          1999           --
                                            Chief Technology Officer

Candy A. Sneeringer              29         Vice President                  1998          1989           170
                                            Director of Human Resources

John T. Weber                    42         Vice President                  1998          1989           730
                                            Internal Auditor

Principal Owners of the Corporation's Stock

         As of March 31, 2000, the following shareholder of record is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding common stock:


NAME OF INDIVIDUAL                   AMOUNT AND NATURE OF            PERCENT
OR IDENTITY OF GROUP                 BENEFICIAL OWNERSHIP            OF CLASS
--------------------                 --------------------            --------
Bank of Hanover and Trust Co.              364,059                    9.37%
25 Carlisle Street
Hanover, PA 17331

Stock Ownership by the Corporation's Directors, Nominees and Principal Officers

         The following table sets forth information as of March 31, 2000, regarding the amount and nature of ownership of common stock of the Corporation by each director, each nominee and by all of the directors, nominees and principal officers of the Corporation as a group. Each such individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table.


                                            AMOUNT AND NATURE OF
          NAME OF INDIVIDUAL                     BENEFICIAL               PERCENT
         OR IDENTITY OF GROUP                OWNERSHIP(1)(2)(3)         OF CLASS(1)
         --------------------               --------------------        -----------
Thomas M. Bross, Jr.                              150,990                  3.89%

Michael D. Bross                                   11,104 (4)               .29%

S. Forry Eisenhart, Jr.                            18,426 (5)               .47%

Bertram F. Elsner                                   9,999 (6)               .26%

J. Daniel Frock                                    23,642 (7)               .61%

Gordon A. Haaland, PhD                              1,776 (8)               .05%

                                            AMOUNT AND NATURE OF
          NAME OF INDIVIDUAL                     BENEFICIAL               PERCENT
         OR IDENTITY OF GROUP                OWNERSHIP(1)(2)(3)         OF CLASS(1)
         --------------------               --------------------        -----------
Stewart E. Hartman, Jr.                               680                   .02%

Terrence L. Hormel                                 25,360 (9)               .65%

Earl F. Noel, Jr.                                  10,431 (10)              .27%

J. Bradley Scovill                                 15,536 (11)              .40%

Charles W. Test                                    16,387 (12)              .42%

All directors and principal officers              288,874                  7.44%
of the Corporation as a group
(18 persons)

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire ownership within 60 days after March 31, 2000.

(2)      Information furnished by the directors and the Corporation.

(3) Unless otherwise indicated, shared voting power results from joint ownership with the referenced persons.

(4) Includes 5,754 shares of which Mr. Bross shares voting power with his wife, Nancy J. Bross.

(5) Includes 6,419 shares for which Mr. Eisenhart is trustee of accounts for: his father, S. Forry Eisenhart, Sr. (4,091 shares), and for each of his three children (776 shares each).

(6) Includes 471 shares of which Mr. Elsner shares voting power with his wife, Joyce C. Elsner.

(7) Includes 22,276 shares of which Mr. Frock shares voting power with his wife, Joanne K. Frock.

(8)      Dr. Haaland shares voting power with his wife, Carol E. Haaland.

(9)      Includes 3,596 shares held by Mr. Hormel's wife, Monna B. Hormel.

(10) Includes 8,661 shares of which Mr. Noel shares voting power with his wife, Charmian E. Noel.

(11) Includes 4,836 shares of which Mr. Scovill shares voting power with his wife, Joanne M. Scovill.

(12)     Includes 438 shares held by Mr. Test's wife, Ingeborg G. Test.

Compensation of Directors

         Directors of the bank, including the Chairman of the Board, who are not also employees, are entitled to fees at the rate of $1,500 per quarter, $350 per regular board meeting and $150 for special board meetings and committee meetings.

         Terrence L. Hormel, as Chairman of the Board, receives an annual retainer of $14,400. He receives no fees for committee meetings. Mr. Hormel earned total fees of $24,600 during 1999. Aggregate fees paid to all directors in 1999 were $129,400.

         The bank has deferred compensation agreements with five current or former directors. Under these agreements, participating directors elected to forego receipt of director's fees for a period of five years in return for a defined benefit over a ten year period. In order to account for this benefit, the bank is required to fund a liability which recognizes the bank's future contractual obligation to the participants. The bank is providing for cost recovery through the purchase of life insurance policies covering the participants of which the bank is the owner and beneficiary. Also, the bank has split dollar agreements with four current directors who had previously participated in deferred compensation agreements. Under the split dollar agreements, the bank agrees to purchase a life insurance policy for the participant until age 65. This life insurance policy is then split to provide the participant with an undefined amount of compensation over a ten year period while the bank maintains the policy in force to provide cost recovery. Since there is no contractual obligation to provide a defined future benefit, the bank is not required to fund a liability on behalf of the participant. The 1999 costs associated with the deferred compensation and split dollar agreements were $38,055.

Compensation Committee Report

         The Board has primary and ultimate responsibility for Hanover's governance. The Board's fundamental task in discharging this responsibility, which includes serving as steward for the shareholders' investment and fiduciary for the customers' deposits, is to provide a capable staff of executive officers, including the Chief Executive Officer. The Board delegates to these executive officers the necessary authority to operate and manage Hanover's resources to achieve the Board's stewardship and fiduciary goals.

         Compensation of executive officers, including the Chief Executive Officer, is an essential aspect of the Board's governance responsibilities. The Boards' Executive Committee implements Hanover's Executive Compensation Policy. This policy provides and maintains a salary and benefit program that rewards executive officers for service to Hanover at a level sufficient to attract and retain in each position the appropriate quality individual.

         The compensation range for each position is determined through evaluation of internal and external equity, labor market conditions, and specific responsibilities set forth in the position description. Specific compensation for each executive officer is based primarily on the performance of the incumbent, as measured in the annual performance review, with the goal of matching the officer's compensation to his or her "value added" to Hanover. This "value added" is comprised of two components:

         - The dollar value of adequately discharging the duties of the office as measured by the pay scale for the position; and

         - The extra value added by the incumbent's extraordinary effort and results. Thus, the compensation for executive officers consists of base salary plus performance-based incentives.

         Performance-based incentives are determined within the framework of Hanover's Incentive Compensation Program. The program is based upon the achievement by corporate employees of targeted annual corporate financial objectives. Incentive pools exist for all staff and officers as a component of base salary. A Black Scholes valuation model is utilized for option awards. Specific awards are determined to recognize the value of individual contributions during the year.

         In 1999, Hanover awarded both short- and long-term incentives. Short-term incentives consisted of cash payments. Long-term incentives consisted of stock option awards. A total of 31,315 options were awarded, of which 6,000 stock options were granted to Mr. Scovill, Hanover's and the bank's Chief Executive Officer and the Bank. The Board of Directors based this award on the program parameters and its subjective assessment.

         The Compensation Committee does not deem Section 162(m) of the Internal Revenue Code to be applicable to Hanover at this time. The committee will monitor the future application of Section 162(m) to the compensation paid to its executive officers and in the event that this section becomes applicable, the committee intends to amend Hanover's compensation plans to preserve the deductibility of the compensation payable under such plans.

         The following directors served as members of the Compensation
Committee: T.L. Hormel, Chairman, S. F. Eisenhart, Jr., B. F. Elsner, and J. B. Scovill.

Compensation Committee Interlocks and Insider Participation

         Mr. J. Bradley Scovill, President and Chief Executive Officer of the Corporation and the Bank, is a member of the Executive Committee. As a member of the Executive Committee, Mr. Scovill participated in discussions relating to compensation of executive officers of the Bank but he did not participate in discussions relating to his compensation.

                           SUMMARY COMPENSATION TABLE


                                      ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                      -------------------                ----------------------

                                                                          AWARDS              PAYOUT

                                                        OTHER                  SECURITIES
       NAME AND                                        ANNUAL     RESTRICTED   UNDERLYING                ALL OTHER
      PRINCIPAL                                        COMPEN-      STOCK       OPTIONS/       LTIP       COMPEN-
       POSITION          YEAR    SALARY     BONUS      SATION       AWARDS      SAR'S(1)      PAYOUT     SATION(2)
      ---------          ----    ------     -----      -------    ----------   ----------     ------     ---------
J. Bradley Scovill,     1999    $179,596   $18,000     $4,520         --          6,000         --        $8,200
President and           1998    $161,866   $12,000     $4,899         --          8,133         --        $8,202
Chief Executive         1997    $134,829      --       $4,447         --          6,133         --        $7,479
Officer

Chad M. Clabaugh,       1999    $94,839    $12,000        --          --          2,800         --        $4,532
Executive               1998    $87,700     $6,000        --          --          3,500         --        $3,054
Vice-President          1997    $72,358       --          --          --          5,133         --        $2,097

(1) The number of options are adjusted for a 4-for-3 stock split effective June 1, 1998.

(2) Consists of Bank of Hanover's contribution to the Hanover Bancorp, Inc. 401(k) Plan.

Option Grants and Fiscal Year End Values

         The following table shows all grants in 1999 of stock options to the executive officer named in the summary compensation table above. All grants were made under Hanover's Omnibus Stock Plan.

                                                                                                POTENTIAL
                                                                                           REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL
                                                                                               APPRECIATION
                                  INDIVIDUAL GRANTS                                          FOR OPTION TERM

                                                 % OF
                              NUMBER OF          TOTAL
                             SECURITIES      OPTIONS/SARS
                             UNDERLYING       GRANTED TO      EXERCISE
                            OPTIONS/SARS       EMPLOYEES      OR BASE
                               GRANTED         IN FISCAL       PRICE      EXPIRATION
NAME                             (#)             YEAR          ($/SH)        DATE         5%($)         10%($)
J. Bradley Scovill,           6,000 (1)         19.16%         17.38       01-01-09      34,200         106,200
President and Chief
Executive Officer

Chad M. Clabaugh,             2,800 (2)          8.94%         14.88       12-31-09      26,200          66,400
Executive Vice President

(1) Options were issued on January 1, 1999, under Omnibus Stock Plan and will become exercisable on January 1, 2000, with no partial vesting Prior to January 1, 2002. All options must be exercised within ten years of the grant date or they expire.

(2) Options were issued on December 31, 1999, under the Omnibus Stock Plan and will become exercisable on December 31, 2000, with no partial vesting prior to December 31, 2002. All options must be exercised within ten years of the grant date or they expire.

Aggregated Option Exercises and Fiscal Year-End Values

         The following table provides information concerning the option exercises during the last fiscal year and the number and value of the unexercised options to purchase Hanover's common stock granted to the executive officer named in the summary compensation table above.


                                                                                     VALUE OF UNEXERCISED
                                                    NUMBER OF SECURITIES             IN-THE-MONEY
                                                    UNDERLYING UNEXERCISED           OPTIONS AT FISCAL
                                                    OPTIONS AT FISCAL YEAR-END(#)    YEAR-END($)(2)

                       SHARES
                       ACQUIRED
                       ON            VALUE                        UNEXERCISABLE                    UNEXERCISABLE
NAME                   EXERCISE(#)   REALIZED($)    EXERCISABLE   (1)                EXERCISABLE         (1)
J. Bradley Scovill         --            --           20,882          20,266           15,900          1,600
President and Chief
Executive Officer

Chad M. Clabaugh           --            --            6,576          11,433            4,300            --
Executive
Vice President

(1) Options are unexercisable because they have not yet vested under the terms of Hanover's Omnibus Stock Plan.

(2) Based on the market price per share as of December 31, 1999 ($14.88) and specific option exercise prices per share.

Pension Plan

         On January 19, 1996, the Board of Directors authorized an amendment to curtail the bank's defined benefit pension plan. Under the curtailment, pension benefits were frozen and vested as of March 31, 1996. On September 16, 1996, approximately two thirds of the plan's accumulated benefit obligation was settled via the purchase of annuity contracts. The retirement plan was terminated as of July 24, 1998 and all benefit obligations were settled through the distribution of plan assets by December 31, 1998.

401(k) Plan

         Effective January 1, 1985, the bank made available a 401(k) Plan to eligible employees. The plan was designed to give employees a source of financial security and an investment opportunity. The plan is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974. The plan is administered by the bank's Investment Services Group which also acts as the trustee of the plan.

         All employees of Hanover and the bank who have completed at least one year of employment as defined in the plan and are 21 years of age are eligible to participate in the plan. In each pay period a participant may elect to defer up to 15% of base salary/wages and to have that amount contributed to the plan by the bank on the participant's behalf, up to the maximum allowable contribution as established by the Internal Revenue Service. In addition, contributions made on behalf of "highly compensated" employees may be further restricted as provided for in the Internal Revenue Code. The total amount of a participant's contributions for a given month is allocated to the plan according to its terms. Except as may be restricted by the Internal Revenue Code, a matching contribution is made by the bank equal to 50% of the participant's contributions for the month, up to 4% of the participant's base salary/wages. Beginning in 1996, the plan was amended to provide for discretionary contributions by the bank to all eligible employees. All funds are held in trust and are invested by the trustee in accordance with the participant's directions within the scope of investment alternatives available under the plan. All elective, matching and discretionary contributions are 100% vested upon placement into the plan.

         Personal after-tax voluntary contributions made prior to January 1, 1988, may be withdrawn at any time upon the required notice. Participants may no longer make personal after-tax contributions to the plan. Amounts contributed to the plan on the participant's behalf, as described above, may be withdrawn only in the event of financial hardship; however, any such withdrawal may not include any earnings on pre-tax contributions credited to the participant's account after December 31, 1988. Upon termination of employment or upon attaining the age of 59 1/2, a participant's entire interest in the plan becomes payable. A participant may receive a lump sum distribution or may, in certain circumstances, elect to defer or receive installment payments.

         Employer matching contributions and a discretionary contribution made to all employees of Hanover and the bank during 1999 was $215,532.

Severance Agreement

         On March 22, 1995, Hanover, the bank and J. Bradley Scovill, President and Chief Executive Officer of Hanover and the bank, entered into a severance agreement which is triggered upon a change of control of Hanover and the bank. The agreement provides that if Mr. Scovill is discharged other than for cause, or Mr. Scovill resigns from the successor to Hanover and/or the bank for good reason within one year following a change of control of Hanover and/or the bank, as defined in the agreement, he will receive, monthly, an amount equal to one-twelfth of his base annual salary that is being paid to him on January 1st of the year in which the change of control occurs. These monthly payments will continue for a period of 18 months from the date of his discharge, for reasons other than for cause, or resignation, for good reason. This 18 month period is the severance benefit period. In addition, Mr. Scovill will receive, during the severance benefit period, medical, health, accident and disability insurance and a survivor's income benefit. These benefits will be equivalent in form, substance and amount to that provided to him before the commencement of the severance benefit period.

         Under the terms of the agreement, Mr. Scovill will be required to mitigate the amount of any payment or benefit provided him as described above by seeking employment in a substantially similar position, and the successor to Hanover and the bank will be entitled to setoff against the amount of any payment or benefit provided to Mr. Scovill, under the terms of the agreement, by any amounts earned by Mr. Scovill in other employment during the severance benefit period.

Certain Transactions

         It is not within the policies or practices of Hanover or of Bank of Hanover to provide personal benefits to principal officers or directors, except as a measure of reasonable compensation for services. There are no "fringe benefits" paid or payable to any such person that are not available generally to all other salaried employees. To facilitate the performance of his duties, the President and Chief Executive Officer of the bank has been furnished with a company automobile and a membership to a local country club. This officer pays all charges attributed to his personal use of these items.

         The corporation and the bank have engaged in, and expect to continue to engage in, transactions in the ordinary course of business with its directors and officers and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others. These transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features.

         The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1999 to officers and directors of the corporation and the bank was $4,656,325. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 29, 2000, to the above described group was $4,437,332, approximately 13.86% of the total equity capital of the corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the corporation's officers and directors, and persons who own more than 10% of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all filed Section 16(a) forms.

         Based solely on its review of the copies of such forms received by it, or on written representation from reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1999, through December 31, 1999, its officers and directors were in compliance with all Section 16(a) filing requirements applicable to them.

Legal Proceedings

         The nature of the corporation's and the bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the corporation and the bank, there are no proceedings pending to which the corporation and/or the bank are a party or to which its property is subject which, if determined adversely to the corporation and the bank, would be material in relation to the corporation's and the bank's undivided profits or financial condition. No proceedings are pending other than ordinary routine litigation incidental to the business of the corporation and the bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the corporation and the bank by government authorities or others.

                     STERLING ANNUAL MEETING - OTHER MATTERS

         In addition to voting on the approval and adoption of the agreement, the Sterling adjournment proposal and the election of directors, we will ask the Sterling shareholders to consider and vote upon the following matters:

         - Ratification of the selection of Ernst & Young, LLP as the corporation's independent certified public accountants for the year ending December 31, 2000; and

         - Transaction of any other business that may properly come before the Sterling annual meeting.

                                  MATTER NO. 4
            RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS

         The Board of Directors engaged Trout, Ebersole & Groff, LLP as independent certified public accountants to audit Sterling's and the bank's books, records and accounts for the year 1999. A representative of Trout, Ebersole & Groff is expected to be present at the 2000 Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

         The Sterling Board of Directors at its meeting on October 26, 1999, approved the recommendation of the Audit Committee to retain Ernst & Young LLP as its independent public accountants for the examination of its financial statements for the fiscal year ending December 31, 2000. On November 4, 1999, Sterling agreed to retain Ernst & Young LLP as independent public accountants for the examination of Sterling's financial statements for the fiscal year ending December 31, 2000. During the last two most recent fiscal years and interim periods, there were no disagreements with Trout, Ebersole & Groff, LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s) if not resolved to the satisfaction of Trout, Ebersole & Groff, LLP would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

         The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Ernst & Young LLP as independent certified public accountants for the fiscal year ending December 31, 2000.

                      MISCELLANEOUS ADDITIONAL INFORMATION

CONDUCT OF THE MEETING

         Management of Sterling knows of no business other than as described in this proxy statement that is planned to be brought before the annual meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote on those matters according to their best judgment.

         Abstentions or broker nonvotes will be counted for purposes of determining whether a quorum is present at the annual meeting but will not be counted as votes cast for or against any matter to be considered at the annual meeting.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the yearly dollar change in the cumulative total shareholder return on Sterling's common stock against the cumulative total return of the S&P 500 Stock Index and the NASDAQ Bank Index for the period of five fiscal years commencing January 1, 1995, and ending December 31, 1999. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH



                           [INSERT PERFORMANCE GRAPH]

                           Comparison of Five-Year Cumulative Total Return

              Sterling Financial Corporation Common Stock, S&P 500 & NASDAQ Bank Indices

                                                          Period Ending

Index                        12/31/94    12/31/95     12/31/96     12/31/97      12/31/98     12/31/99
-----                        --------    --------     --------     --------      --------     --------
Sterling Financial Corp.      100.00      103.06        97.77       127.83        177.90       170.49

S & P 500                     100.00      137.58       169.03       225.44        289.79       350.78

NASDAQ Bank Index             100.00      149.00       196.73       329.39        327.11       314.42

         SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any shareholder proposal for consideration at the annual meeting of shareholders of Sterling to be held in 2001, must be received by Sterling at its principal offices not later than November 27, 2000, in order for it to be included in Sterling's proxy materials relating to the 2001 annual meeting of shareholders. A copy of the Sterling 1999 annual report to shareholders and Sterling's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, as amended, are included with this proxy statement/prospectus. Copies of other filings that Sterling has made with the Commission are available, without charge upon request addressed to Ronald L. Bowman, Vice President/Secretary, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133.

                     HANOVER ANNUAL MEETING - OTHER MATTERS

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on Hanover's common stock against the cumulative total return of representative indices and a selected peer group for the period of five (5) years commencing on January 1, 1995, and ended December 31, 1999. Shareholder return shown on the graph is not necessarily indicative of future performance.

                       Comparison of Five Year Cumulative Total Return

                             1994       1995        1996        1997        1998        1999
Hanover Bancorp, Inc.       100.00      99.53      101.99      127.51      132.60      118.30

Peer Group Index(1)         100.00     111.93      126.26      183.80      235.55      192.17

NASDAQ Bank Index           100.00     149.00      196.73      329.39      327.11      314.42

Russell 2000 Index          100.00     126.39      145.04      174.81      168.78      201.90

S&P 500 Index               100.00     137.58      169.03      225.44      289.79      350.78

(1) Peer group information includes the following companies: ACNB Corp., CNB Financial Corp., Citizens and Northern Corp., Drovers Bancshares Corp., First West Chester Corp., Franklin Financial Services Corp., Penn Security Bank and Trust Company, Pennrock Financial Services, Penns Woods Bancorp, Inc., and Sterling Financial Corp. These bank holding companies were originally selected based on four criteria: total assets between $200 million and $750 million; market capitalization greater than $25 million; headquarters located in Pennsylvania; and not listed on NASDAQ national market.

SHAREHOLDER PROPOSALS

         If the merger has not been completed, the Hanover Board will consider and include in the proxy statement for the annual meeting of shareholders in 2001 proposals that meet the regulations of the Commission and Pennsylvania law. In order to be considered for inclusion, proposals must be submitted to Hanover by November 18, 2000. Proposals should be addressed to the attention of Thomas
J. Paholsky, Secretary, Hanover Bancorp, Inc. 33 Carlisle Street, Hanover, Pennsylvania 17331.

OTHER MATTERS

         The Board of Directors does not intend to bring any other matter before the Hanover annual meeting and is not presently informed of any other business that others may bring before the Hanover annual meeting other than as set forth in the Notice of Annual Meeting of Shareholders. If any other matters should properly come before the annual meeting, or any postponement or adjournment of the meeting, however, proxy holders intend to vote on these matters as they, in their discretion, may determine.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Ernst & Young LLP, Certified Public Accountants of Harrisburg, Pennsylvania, has been retained as the Corporation's principal accountants for the year ending December 31, 2000. A representative of Ernst & Young LLP will be present at the annual shareholders meeting and will be available to respond to appropriate questions.

                                     EXPERTS

         The consolidated financial statements of Sterling and subsidiaries as of December 31, 1999, and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of Trout, Ebersole & Groff, LLP, independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

         The consolidated financial statements of Hanover Bancorp, Inc. incorporated by reference in Hanover Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         The legality of the shares of Sterling common stock to be issued in connection with the merger and certain other legal matters relating to the transaction will be passed upon by the law firm of Shumaker Williams, P.C., Camp Hill, Pennsylvania, Special Counsel to Sterling.

                       WHERE YOU CAN FIND MORE INFORMATION

         Sterling and Hanover are subject to the informational requirements of the Exchange Act, and, accordingly, file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information are available for inspection and copying at the Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Sterling and Hanover are electronic filers with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission Web site is http://www.sec.gov.

         You may also inspect materials and other information concerning Sterling at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C., because Sterling's common stock is authorized for quotation on the National Market System of The National Association of Securities Dealers Automated Quotation System.

         This proxy statement/prospectus forms a part of a Registration Statement that Sterling has filed with the Commission under the Securities Act, with respect to the Sterling common stock to be issued in the merger. This proxy statement/prospectus does not contain all of the information in the Registration Statement. The Commission's rules and regulations permit omission of certain information. You may inspect and copy the Registration Statement, including any amendments and exhibits, at the locations mentioned above. Statements contained in this proxy statement/prospectus as to the contents of any contract or other document are not necessarily complete. We refer you to the copy of the contract or other document, filed as an exhibit to the Registration Statement. We also qualify our discussions by these documents.

         Documents incorporated by reference are available from Sterling and Hanover without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Sterling or Hanover at the following addresses:

                  -        Sterling Financial Corporation
                           101 North Pointe Boulevard
                           Lancaster, Pennsylvania 17601
                           (717) 735-5608
                           Attention: Ronald L. Bowman

                  -        Hanover Bancorp, Inc.
                           33 Carlisle Street
                           Hanover, Pennsylvania 17331
                           (717)637-2201
                           Attention: Thomas J. Paholsky

         If you would like to request documents, please do so by June 6, 2000, in order to receive them before the annual meetings. If you request any incorporated documents from us, we will mail them to you by first-class mail, or other equally prompt means, within one business day of our receipt of your request.

         You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this document. This document is dated May 9, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Sterling's securities in the merger creates any implication to the contrary.

         Sterling provided all information in this proxy statement/prospectus that relates to Sterling. Hanover provided all information that relates to Hanover. Sterling and Hanover have also enclosed the following documents with this joint proxy statement/prospectus:

         -        Sterling 1999 Annual Report to Shareholders;

         - Sterling Annual Report on Form 10-K for the year ended December 31, 1999, as amended, and as filed with the Commission;

         -        Hanover 1999 Annual Report to Shareholders; and

         - Hanover Annual Report on Form 10-K for the year ended December 31, 1999, as amended, and as filed with the Commission

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                    DATED AS OF THE 25th DAY OF JANUARY, 2000
                                 BY AND BETWEEN
                         STERLING FINANCIAL CORPORATION
                                       AND
                              HANOVER BANCORP, INC.

                                TABLE OF CONTENTS

                                                                                                                   Page(s)
                                                                                                                   -------
ARTICLE I
THE PLAN OF MERGER
                  SECTION 1.1 The Merger, Closing: Effective Time................................................    2

ARTICLE II
CONVERSION OF SHARES AND
EXCHANGE OF STOCK CERTIFICATES
                  SECTION 2.1  Conversion of Shares..............................................................    3
                  SECTION 2.2  Exchange of Stock Certificates....................................................    5
                  SECTION 2.3  Other Matters.....................................................................    8

ARTICLE III
REPRESENTATIONS AND WARRANTIES
                  SECTION 3.1  Representations and Warranties of HBI.............................................    9
                  SECTION 3.2  Representations and Warranties of Sterling........................................   24

ARTICLE IV
COVENANTS OF HBI
                  SECTION 4.1  Conduct of Business...............................................................   36
                  SECTION 4.2  Best Efforts......................................................................   39
                  SECTION 4.3  Regulatory Matters and Consents ..................................................   40
                  SECTION 4.4  Access to Properties and Records..................................................   40
                  SECTION 4.5  Subsequent Financial Statements...................................................   41
                  SECTION 4.6  Board and Committee Minutes.......................................................   41
                  SECTION 4.7  Update Schedule...................................................................   41
                  SECTION 4.8  Notice............................................................................   41
                  SECTION 4.9  Other Proposals...................................................................   41
                  SECTION 4.10  Dividends........................................................................   42
                  SECTION 4.11  Core Deposits....................................................................   42
                  SECTION 4.12  Affiliate Letters................................................................   42
                  SECTION 4.13  No Purchases or Sales of Sterling Common
                                       Stock During Price Determination Period...................................   43
                  SECTION 4.14  Accounting Treatment.............................................................   43
                  SECTION 4.15  Press Releases...................................................................   43
                  SECTION 4.16 Phase I Environmental Audit.......................................................   43

ARTICLE V
CONDITIONS TO CONSUMMATION
                  SECTION 5.1  Common Conditions.................................................................   44
                  SECTION 5.2  Conditions to Obligations of Sterling.............................................   46
                  SECTION 5.3  Conditions to the Obligations of HBI..............................................   48

ARTICLE VI
TERMINATION
                  SECTION 6.1  Termination.......................................................................   49
                  SECTION 6.2  Effect of Termination.............................................................   50
                  SECTION 6.3  Expenses..........................................................................   50

ARTICLE VII
POST MERGER AGREEMENTS
                  SECTION 7.1   Employees and Benefits  .........................................................   51
                  SECTION 7.2   Officers.  ......................................................................   51
                  SECTION 7.3   Hanover Board of Directors.  ....................................................   52
                  SECTION 7.4   Board Appointments and Sterling Management Committee  ...........................   52
                  SECTION 7.5   Indemnification and Director and Officer Liability Insurance.....................   53
                  SECTION 7.6   Certain Matters..................................................................   53

ARTICLE VIII
OTHER MATTERS
                  SECTION 8.1  Certain Definitions; Interpretation...............................................   54
                  SECTION 8.2  Survival..........................................................................   54
                  SECTION 8.3  Parties in Interest...............................................................   55
                  SECTION 8.4  Captions..........................................................................   55
                  SECTION 8.5  Severability......................................................................   55
                  SECTION 8.6  Access; Confidentiality...........................................................   55
                  SECTION 8.7  Waiver and Amendment..............................................................   55
                  SECTION 8.8  Counterparts......................................................................   56
                  SECTION 8.9  Governing Law.....................................................................   56
                  SECTION 8.10  Expenses.........................................................................   56
                  SECTION 8.11  Change of Control Fee............................................................   56
                  SECTION 8.12  Notices..........................................................................   57
                  SECTION 8.13  Entire Agreement: Etc............................................................   58

         AGREEMENT AND PLAN OF MERGER dated as of the 25th day of January, 2000 (this "Plan" or this "Agreement"), is entered into by and between Sterling Financial Corporation, a Pennsylvania corporation ("Sterling"), and Hanover Bancorp, Inc., a Pennsylvania corporation ("HBI").

                                    RECITALS:

         WHEREAS, Sterling is a Pennsylvania corporation and multi-institution bank holding company; and

         WHEREAS, HBI is a Pennsylvania corporation and bank holding company;
and

         WHEREAS, the boards of directors of Sterling and HBI have each determined that it is in the best interests of their respective shareholders and other constituencies for HBI to statutorily merge with and into Sterling (the "Merger"), upon the terms and subject to the conditions set forth herein; and

         WHEREAS, Sterling and HBI desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth the conditions to the Merger; and

         WHEREAS, HBI and Sterling desire to merge in the manner provided for herein and to adopt this Agreement as a plan of merger and to consummate such plan in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Sterling's willingness to enter into this Plan, HBI has executed and delivered an Investment Agreement with Sterling (the "Investment Agreement") in substantially the form attached hereto as Exhibit "A", pursuant to which HBI is granting to Sterling an option to purchase, under certain circumstances, shares of HBI Common Stock.

         NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto, intending to be legally bound hereby, adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                               THE PLAN OF MERGER

SECTION 1.1 The Merger, Closing: Effective Time.

         (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the Commonwealth of Pennsylvania, at the Effective Time (as defined in Section 1. 1 (c)), HBI shall be merged with and into Sterling and the separate corporate existence of HBI shall thereupon cease. Sterling shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania and shall be a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the separate corporate existence of Sterling with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall be "Sterling Financial Corporation". The Merger shall have the effects specified in the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL").

          (b) The closing of the Merger (the "Closing") shall take place at such place and time and on such date, following three (3) business days' notice to HBI, as shall be agreed upon by all parties, which date shall not be later than the 30th business day after the last of: (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) all shareholder approvals required by the parties hereunder are received.

         (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to
                  Article VI hereof, Sterling and HBI will cause articles of merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger shall become effective on 11:59 p.m. on the day on which the Closing occurs and Articles of Merger are filed with the Department of State or such later date and time as may be agreed upon by the parties and specified in the Articles of Merger (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs.

         (d) At the Effective Time, the articles of incorporation and bylaws of Sterling in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of Sterling immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Corporation with such additions as provided in this Agreement.

         (e) As a result of the Merger, Bank of Hanover and Trust Company ("Hanover") shall be a wholly-owned operating subsidiary of Sterling subject to the provisions of Section 7.6 of this Agreement.


                                   ARTICLE II
                            CONVERSION OF SHARES AND
                         EXCHANGE OF STOCK CERTIFICATES

SECTION 2.1 Conversion of Shares.

         On the Effective Date, the shares of HBI Common Stock (defined below) then outstanding shall be converted into shares of Sterling Common Stock (defined below), as follows:

         (a) General. Subject to the provisions of this Article II, each share of HBI Common Stock, par value $0.83 per share ("HBI Common Stock") issued and outstanding immediately before the Effective Date (other than (i) shares of HBI Common Stock then owned by Sterling or any direct or indirect subsidiary of Sterling, except for trust account shares or shares acquired in connection with debts previously contracted (ii) shares the holders of which (each a "Dissenting Shareholder") are exercising appraisal rights pursuant to the PBCL (the "Dissenters' Shares"), if any), shall, on the Effective Date, be converted into and become, automatically and without any action on the part of the holder thereof, the right to receive shares of common stock, par value, $5.00 per share, of Sterling ("Sterling Common Stock") determined in conformity with the Exchange Ratio set forth at Schedule 2.1 hereof. As of the Effective Time, each share of HBI Common Stock held directly or indirectly by Sterling, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

         (b) Anti-dilution Provision. In the event that Sterling shall at any time before the Effective Date: (i) declare or pay a dividend in shares of Sterling Common Stock, (ii) combine the outstanding shares of Sterling Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of Sterling Common Stock into a greater number of shares, or (iv) reclassify the shares of Sterling Common Stock, then the Exchange Ratio shall be proportionately adjusted accordingly.

         (c) Assumption of Stock Options. Sterling shall assume the obligations of HBI under the stock options, outstanding as of the date of this Agreement, to purchase 132,657 shares of HBI Common Stock which remain unexercised on the Effective Date (the "HBI Options"). The holder(s) of the HBI Options shall receive stock options (the "Exchange Options") to purchase, on the same terms and conditions as were applicable under the assumed HBI Options, a number of shares of Sterling Common Stock equal to the product of the Exchange Ratio and the number of shares of HBI

                  Common Stock subject to such HBI Options. The option exercise price per share of the Exchange Options shall be equal to the option exercise price per share of HBI Common Stock divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). The Exchange Options to be received by the HBI Option holders shall be subject to proportional adjustment under Section 2.1(b) of this Agreement; provided, however, that the obligation to assume the HBI Options by Sterling is conditioned upon receipt of copies of all executed outstanding options as disclosed on Annex 2.1(c) and receipt of agreements from each of the holders of HBI Options to accept the Exchange Options in exchange therefor. Each Exchange Option shall be exercisable in accordance with the terms of the corresponding HBI Option (including any acceleration of exercisability as a result of the Merger and giving effect to the Exchange Ratio, as provided herein). To the extent an HBI Option qualifies as an incentive stock option under Section 422 of the Code, the corresponding Exchange Option shall also so qualify, to the extent permitted by the PCBL, the federal tax laws and the "pooling of interest"accounting rules. Prior to the Effective Time, Sterling shall reserve for issuance and, if not previously registered pursuant to the Securities Act of 1933, as amended, register the number of shares of Sterling Common Stock necessary to satisfy Sterling's obligations with respect to the issuance of Sterling's Common Stock pursuant to the exercise of the Exchange Options.

         (d) No Fractional Shares. No fractional shares of Sterling Common Stock, and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of HBI shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Schedule 2.1 to this Agreement).

         (e) HBI Treasury Stock. Each share of HBI Common Stock (other than trust account shares or shares acquired in connection with debts previously contracted) owned by HBI or any direct or indirect subsidiary of HBI on the Effective Date, if any, shall be canceled.

         (f) HBI Common Stock held by Sterling. Each share of HBI Common Stock (other than trust account shares or shares acquired in connection with debts previously contracted) owned by Sterling or any direct or indirect subsidiary of Sterling on the Effective Date, if any, shall be canceled.

         (g)      Sterling Common Stock.

                  (i) Each share of Sterling Common Stock issued and outstanding immediately prior to the Effective Date, shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Sterling Common Stock.

                  (ii) Each share of Sterling Common Stock issued and held in the treasury of Sterling as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Sterling.

SECTION 2.2 Exchange of Stock Certificates.

         HBI Common Stock certificates shall be exchanged for Sterling Common Stock certificates in accordance with the following procedures:

         (a) Exchange Agent. The transfer agent of Sterling shall act as exchange agent (the "Exchange Agent") to receive HBI Common Stock certificates from the holders thereof and to exchange such stock certificates for Sterling Common Stock certificates and (if applicable) to pay cash for fractional shares of HBI Common Stock pursuant to Section 2.1(d) above. The Exchange Agent shall, on or promptly after the Effective Date, mail to each former shareholder of HBI a notice specifying the procedures to be followed in surrendering such shareholder's HBI Common Stock certificates.

         (b) Surrender of Certificates. As promptly as possible after receipt of the Exchange Agent's notice, each former shareholder of HBI shall surrender his HBI Common Stock certificates to the Exchange Agent; provided, that if any former shareholder of HBI shall be unable to surrender his HBI Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by Sterling for issuing replacement certificates to Sterling shareholders whose Sterling Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of HBI Common Stock certificates from a former HBI shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, a Sterling Common Stock certificate representing the whole number of shares of Sterling Common Stock into which such shareholder's shares of HBI Common Stock have been converted in accordance with this
                  Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to Section 2.1(d) of this Agreement, in lieu of the issuance of a fractional share.

         (c) Dividend Withholding. Dividends, if any, payable by Sterling after the Effective Date to any former shareholder of HBI who has not prior to the payment date surrendered his HBI Common Stock certificates may, at the option of Sterling, be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of HBI upon proper surrender of his HBI Common Stock certificates.

         (d) Failure to Surrender Certificates. All HBI Common Stock certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of HBI shall not have properly surrendered his HBI Common Stock certificates within two (2) years after the Effective Date, the shares of Sterling Common Stock that would otherwise have been issued to him may, at the option of Sterling, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a non-interest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of HBI shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of HBI, without interest, upon proper surrender of his HBI Common Stock certificates.

         (e) Expenses of Share Surrender and Exchange. All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by Sterling. Notwithstanding the foregoing, no party hereto will be liable to any holder of HBI Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

         (f) Exchange Procedures. Each certificate for shares of HBI Common Stock delivered for exchange under this Article II must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Sterling Common Stock for which certificates will be issued pursuant to this Article II will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of HBI Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Sterling Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of HBI Common Stock which are surrendered. As promptly as practicable after the Effective Date, Sterling shall send, or cause to be sent, to each shareholder of record of HBI Common Stock, transmittal materials for use in exchanging certificates representing HBI Common Stock for certificates representing Sterling Common Stock into which the former have been converted in the Merger.

         (g) Closing of Stock Transfer Books; Cancellation of HBI Certificates. Upon the Effective Date, the stock transfer books for HBI Common Stock will be closed and no further transfers of shares of HBI Common Stock will thereafter be made or recognized. All certificates for shares of HBI Common Stock surrendered pursuant to this Article II will be canceled by Sterling.

         (h) Rights Evidenced by Certificate. Each certificate for shares of Sterling Common Stock issued in exchange for certificates of HBI Common Stock pursuant to Section 2.2(f) hereof will be dated as of the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of Sterling Common Stock from the Effective Date. Until surrendered, each certificate theretofore evidencing shares of HBI Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of Sterling Common Stock pursuant to Section 2.2(f) hereof. If certificates for shares of HBI Common Stock are exchanged for Sterling Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Sterling Common Stock subsequent to the Effective Date, Sterling will pay cash in an amount equal to dividends theretofore payable on such Sterling Common Stock and pay or deliver any other distribution to which holders of shares of Sterling Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this
                  Section 2.2 upon surrender of certificates for shares of Sterling Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of HBI Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of HBI Common Stock are surrendered by a HBI shareholder to Sterling for exchange, Sterling shall have the right to withhold dividends or any other distributions, without interest, on the shares of the Sterling Common Stock issuable to such shareholder.

         (i) Payment Procedures. As soon as practical after the Effective Date, Sterling shall make payment of the cash consideration provided for in Section 2.1(d) to each person entitled thereto.

         (j) Unclaimed Shares. In the event that any certificates for shares of HBI Common Stock have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, Sterling may at any time thereafter, with or without notice to the holders of record of such certificates, sell for the accounts of any or all of such holders any or all of the shares of Sterling Common Stock which such holders are entitled to receive under
                  Section 2.1(a) hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as Sterling shall determine. If, in the opinion of counsel for Sterling, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. Sterling shall not be obligated to make any sale of Unclaimed Shares if it shall determine not do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered certificates for shares of HBI Common Stock whose Unclaimed Shares have been sold, to be paid to them upon surrender of the certificates for shares of HBI Common Stock. From and after any such sale, the sole right of the holders of the unsurrendered certificates for shares of HBI Common Stock whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by Sterling for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by Sterling.

SECTION 2.3 Other Matters.

         Nothing set forth in this Agreement or any Exhibit hereto shall be construed:

                  (a) to preclude Sterling from acquiring or assuming, or to limit in any way the right of Sterling to acquire or assume, prior to or following the Effective Time, the stock, assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of Sterling Common Stock, or otherwise;

                  (b) to preclude Sterling from issuing, or to limit in any way the right of Sterling to issue, prior to or following the Effective Date, Sterling Common Stock, Sterling Preferred Stock or other securities;

                  (c) to preclude Sterling from granting options at any time with respect to Sterling Common Stock, Sterling Preferred Stock or other securities;

                  (d) to preclude option holders of Sterling from exercising options at any time with respect to Sterling Common Stock, Sterling Preferred Stock or other securities; or

                  (e) to preclude Sterling from taking, or to limit in any way its right to take, any other action not expressly and specifically prohibited by the terms of this Agreement; provided, however, that in the event Sterling desires to (A) take any action described in
                           Section 2.3(a) above, (B) merge or consolidate with or into, or convert to, any other person or entity, or otherwise effect a change of control of Sterling, and, as a result of such action(s) taken pursuant to
                           (A) or (B) hereof, Sterling shall become obligated to issue shares in an amount in excess of twenty percent (20%) of the number of shares of Sterling Common Stock then outstanding, or (C) enter into an agreement relating to, or effect, a Change of Control (as defined in Section 8.11 hereof) of Sterling, Sterling shall notify HBI simultaneously with taking any such action (including entering into any agreement relating thereto), and HBI shall have the right, in its sole discretion, to terminate this Agreement without cost, expense or liability on its part to any other party.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of HBI.

         HBI represents and warrants to Sterling (and the word "it" in this Section 3.1 refers to HBI, and each subsidiary of HBI) that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

         (a) Corporate Organization and Qualification. HBI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by HBI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on HBI and its subsidiaries, taken as a whole. HBI is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. HBI owns, directly or indirectly all of the issued and outstanding shares of capital stock of Hanover. Hanover is a Pennsylvania chartered bank and trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. HBI and Hanover each have the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as now being conducted and to own its properties and assets. HBI has made available to Sterling a complete and correct copy of the articles of incorporation and bylaws of HBI, and Hanover has made available to Sterling a complete and correct copy of the charter and bylaws of Hanover and such charter or articles, as applicable, and such bylaws are in full force and effect as of the date hereof.

         (b) Authorized Capital. The authorized capital stock of HBI consists of 9,000,000 shares of HBI Common Stock and 2,000,000 shares of preferred stock, of which 3,884,198 shares of HBI Common Stock were issued and outstanding as of the date of this Agreement. The stock of Hanover consists of 600,000 shares of common stock, $2.50 par value per share, of which 399,574 shares of common stock were issued and outstanding as of the date of this Agreement; all of these are held by HBI. All of the outstanding shares of capital stock of HBI have been duly authorized and are validly issued, fully paid and nonassessable. Neither HBI nor Hanover has any shares of capital stock reserved for issuance except pursuant to the Investment Agreement and the HBI Options. Neither HBI nor Hanover has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The shares of Hanover's common stock owned by HBI are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of HBI have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.1 (b) and in Annex 3.1(m), and as provided in the Investment Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of HBI. After the Effective Time, HBI will have no obligation which is being assumed by Sterling which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any HBI/Hanover Employee Plan (as defined in Section 3.1
                  (m)).

         (c) Subsidiaries. The only subsidiaries of HBI are as listed and described at Annex 3.l(c). The only subsidiaries of Hanover are as listed and described at Annex 3.1(c). Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable and is owned by HBI or Hanover, free and clear of all liens, security interests and encumbrances. Except as set forth in Annex 3.1(c), all such subsidiaries are organized under Pennsylvania law and make no use of fictitious names in the conduct of their respective businesses.

         (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by HBI's articles of incorporation or bylaws cast by all holders of HBI Common Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 5.1(b) hereof, HBI has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to either HBI or Hanover contemplated hereby. This Agreement has been duly and validly executed and delivered by HBI and constitutes the valid and binding obligations of HBI enforceable against each, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

         (e) No Violations. The execution, delivery and performance of this Agreement by it does not, the execution, delivery and performance of the Investment Agreement by it will not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) subject to receipt of the required regulatory approvals specified in Section 5.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under HBI's articles of incorporation, the charter of Hanover, or the bylaws of either of them, or (iii) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of its respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger; and the consummation of the transactions contemplated hereby or, upon its execution and delivery, the Investment Agreement, will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (w) all required approvals, consents and waivers of governmental authorities,
                  (x) the approval of its shareholders referred to in Section 5.1(a), (y) any such approval, consent or waiver that already has been obtained, and (z) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger.

         (f)      Reports.

                  (i) HBI's consolidated statement of financial condition as of September 30, 1999 previously provided to Sterling and each statement of financial condition provided after the date hereof to Sterling (including in each case any related notes and schedules) as required by Section 4.5 hereof fairly presents or will fairly present the financial position of it as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as maybe noted therein.

                  (ii) Except as set forth in Annex 3.1(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1999 with (A) the Pennsylvania Department of Banking (the "PDB"), (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), (D) the Securities and Exchange Commission (the "SEC"), and collectively with the SEC, the PDB, the FDIC, and the Board, the "HBI/Hanover Regulatory Agencies", and (F) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1999, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any HBI/Hanover Regulatory Agency, and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

         (g) Absence of Certain Changes or Events. Since September 30, 1999 to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any material change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

         (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through 1995. All federal, state, local and foreign tax returns, including, but not limited to, any and all Pennsylvania tax filings arising under the Bank Shares Tax, Single Excise Tax and the Amended 1989 Bank Shares Tax and/or similar taxes, required to be filed by it or on its behalf, have been timely filed, or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of HBI or Hanover, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (i) Litigation and Liabilities. Except as set forth in Annex 3.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

         (j) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the HBI/Hanover Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits, nor has it been advised by any HBI/Hanover Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

         (k)      Agreements.

                  (i) Except for the Investment Agreement and as set forth in Annex 3.1(k) attached hereto, as of the date of this Agreement, it is not a party to, or bound by, any oral or written:

                           (A) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                           (B) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $20,000 per annum, in the case of any such agreement;

                           (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                           (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $10,000.00;

                           (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                           (G) agreement, contract or understanding, other than this Agreement, and the Investment Agreement, regarding the capital stock of HBI and/or Hanover or committing to dispose of some or all of the capital stock or substantially all of the assets of HBI and/or Hanover; or

                           (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

                  (ii) It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

         (1) Labor Matters. It is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

         (m) Employee Benefit Plans. Annex 3.1(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of its present or former directors, officers or other employees (hereinafter referred to collectively as the "HBI/Hanover Employee Plans").

                  (i) All of the HBI/Hanover Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any HBI/Hanover Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

                  (ii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any HBI/Hanover Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with HBI or Hanover under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

                  (iii) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by
                           Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

                  (iv) Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (v) Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (vi) Each HBI/Hanover Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such HBI/Hanover Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of Section 401(a) of the Code.

                  (vii) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

                  (viii) Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

                  (ix) There is no pending or threatened litigation, administrative action or proceeding relating to any HBI/Hanover Employee Plan, other than routine claims for benefits.

                  (x) There has been no announcement or legally binding commitment by it to create an additional HBI/Hanover Employee Plan, or to amend an HBI/Hanover Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such HBI/Hanover Employee Plan, and it does not have any obligations for retiree health and life benefits under any HBI/Hanover Employee Plan that cannot be terminated without incurring any liability thereunder.

                  (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by HBI or Hanover to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any HBI/Hanover Employee Plan, increase any benefits payable under any HBI/Hanover Employee Plan, or, except as set forth in Annex 3.1(m), accelerate the time of payment or vesting of any such benefit.

                  (xii) All annual reports have been filed timely with respect to each HBI/Hanover Employee Plan, it has made available to Sterling a true and correct copy of
                           (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987, (B) such HBI/Hanover Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such HBI/Hanover Employee Plan, including amendments thereto, (D) the most recent summary plan description for such HBI/Hanover Employee Plan, including amendments thereto, if the HBI/Hanover Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such HBI/Hanover Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such HBI/Hanover Employee Plan is a Qualified Plan.

                  (xiii) There are no retiree health benefit plans except as required to be maintained by COBRA.

         (n) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the HBI consolidated financial statements or notes thereto, (ii) liens on real property for current real estate taxes not yet delinquent, or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or, to its knowledge, any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or, to its knowledge, any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and, to its knowledge, there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

         (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

         (p) Fees. Except as set forth in Annex 3.1(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

         (q) Environmental Matters. For purposes of this Section 3.1, the following terms shall have the indicated meaning:

                  "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq., the FEDERAL Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., and all comparable state and local lawS; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

                  "Hanover Loan Portfolio Properties and Other Properties Owned" means those properties serving as collateral for loans in Hanover's loan portfolio, or properties owned or operated by Hanover (including, without limitation, in a fiduciary capacity).

         Except as set forth on Annex 3.1(q) hereto:

                  (i) Neither HBI nor Hanover has been or is in violation of or liable under any Environmental Law.

                  (ii) To the knowledge of HBI, none of the Hanover Loan Portfolio Properties and Other Properties Owned have been or are in violation of or liable under any Environmental Law.

                  (iii) Neither HBI nor Hanover has any knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Hanover, except as disclosed on Annex 3.1(q). In particular, without limiting the generality of the foregoing sentence, except as disclosed on Annex 3.1(q), neither HBI nor Hanover have any knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by HBI or Hanover; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by HBI or Hanover; (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by HBI or Hanover.

                  (iv) Except as previously disclosed in Annex 3.1(q), there is no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that, to the knowledge of HBI, could result in the imposition on HBI or Hanover of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against HBI or Hanover; to the knowledge of HBI, there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and neither HBI nor Hanover is subject to any agreement, order, judgment, decree or memorandum by or with any court,



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                           governmental authority, regulatory agency or third
                           party imposing any such liability.

         (r) Allowance. The allowance for loan and lease losses shown on HBI's consolidated statement of financial condition as of December 31, 1998 was, and the allowance for loan and lease losses shown on HBI's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of HBI, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business as of the date thereof based on information available as of such date. It has disclosed to Sterling in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import, and it shall disclose promptly to Sterling after the end of each quarter after the date hereof and on the Effective Date the amount of each such classification. It has disclosed to Sterling in writing prior to the date hereof the amounts of all overdrafts occurring since January 1, 1999 and it shall disclose promptly to Sterling after the end of each quarter after the date hereof and on the Effective Date the amount of such overdrafts. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

         (s) Material Interests of Certain Persons. Except as noted in Annex 3.1(s), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

         (t) Insurance. It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(t). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

         (u) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1999 are set forth in Annex 3.1(u).

         (v) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

         (w) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of the directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement, the Investment Agreement and the transactions contemplated hereby and thereby and (c) directed that the Agreement be submitted for consideration by its shareholders at the HBI Shareholders' Meeting (as hereafter defined) with the recommendation of the board of directors that the shareholders approve the merger and the transactions contemplated thereby.

         (y) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to Sterling, to the effect that the Exchange Ratio specified in this Agreement, at the time of its execution, is fair to HBI shareholders from a financial point of view.

         (y) Fidelity Bonds. Since at least December 31, 1994, Hanover has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since December 31, 1994, the aggregate amount of all potential claims under such bonds has not exceeded $100,000 and neither HBI nor Hanover is aware of any facts which would reasonably form the basis of a claim under such bonds. Neither HBI nor Hanover has reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

         (z) Condition of Tangible Assets. Except as set forth in Annex 3.1(z), all buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

         (aa) Owned Software. To its knowledge, HBI and Hanover do not use any software material to either of their operations that has been designed or developed by HBI"s or Hanover's management information or development staff or by consultants on HBI's or Hanover's behalf.

         (bb) Licensed Software. The software material to its operations that is used by HBI and Hanover is licensed from third party licensors or constitutes "off-the-shelf" software, is held by HBI or Hanover legitimately and, except as set forth on Annex 3.1(bb), is fully transferable hereunder without any third party consent. All of HBI's or Hanover's computer hardware has legitimately licensed software installed therein.

         (cc) No Errors; Nonconformity. The software material to its operations that is used by HBI or Hanover is free from any material defect or programming or documentation error, operates and runs in a reasonable and efficient business manner and conforms to the stated specifications thereof.

         (dd) No Bugs or Viruses. Neither HBI nor Hanover has knowingly altered its data, or any software material to its operations which may, in turn, damage the integrity of the data, stored in electronic, optical, or magnetic or other form. Except as set forth on Annex 3.1(dd) hereto, neither HBI nor Hanover has knowledge of the existence of any bugs or viruses with respect to such software.

         (ee) Annual Reports and Financial Statements. HBI has delivered to Sterling true and complete copies of (i) its Balance Sheets, Statements of Earnings, Statements of Stockholders' Equity and Statements of Cash Flows of HBI for the years ended December 31, 1998, 1997 and 1996, certified by independent public accountants, and (ii) HBI's Quarterly Reports for the quarter ended September 30, 1999, containing unaudited consolidated balance sheets of HBI as at such dates and unaudited consolidated statements of earnings and cash flows of HBI for the three month period reflected therein. HBI has also delivered to Sterling true and correct copies of its annual reports to shareholders for the years 1998, 1997 and 1996. All such reports (collectively, the "HBI Reports") (i) comply in all material respects with the requirements of the Financial Accounting Standards Board ("FASB") and the American Institute of Certified Public Accountants, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by HBI with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which HBI is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

         (ff) Proxy Statement/Prospectus., Etc. Except for information relating to Sterling and its subsidiaries and pro forma financial information reflecting the combined operations of Sterling and HBI, neither (i) the Proxy Statement/Prospectus (as defined herein at Section 4.3(b)) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement (as defined hereinafter at Section 4.3(b)) is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of HBI or at the date of the meeting of the HBI shareholders at which the shareholders will consider this Agreement (the "HBI Shareholders' Meeting") nor (ii) any other documents to be filed by HBI with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby, will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (gg) Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to HBI, HBI Common Stock and HBI's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation the Annexes attached hereto, certificate, or other statement or document delivered by HBI to Sterling in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by HBI to Sterling in connection with the Registration Statement, both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

         (hh) Beneficial Ownership of Sterling Common Stock. Prior to the Effective Date, HBI and its officers and directors will not in the aggregate own beneficially (within the meaning of SEC Rule 13d-3(d)(1)) more than five percent (5%) of the outstanding shares of Sterling Common Stock.

         (ii) Assumability of Contracts and Leases. Except as disclosed on Annex 3.1(ii), all Material Contracts between HBI or Hanover and any other entity or person are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by HBI or Hanover to such person or entity, or change or modify the provisions or terms of such leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby. Except as disclosed on Annex 3.1(ii), each lease pursuant to which HBI or Hanover, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee any material existing default or any event which with notice or lapse of time, or both, would constitute such a default, other than defaults which would not individually or in the aggregate have a material adverse effect on the financial condition, business, prospects, or operating results of HBI.

         (jj) Absence of Questionable Payments. From and after December 31, 1994 neither HBI nor Hanover has, nor, to the knowledge of HBI or Hanover, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of, HBI or Hanover (i) used any HBI or Hanover corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any HBI or Hanover corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from HBI or Hanover.

         (kk) Powers of Attorney; Guarantees. Except as set forth on Annex 3.1(kk), neither HBI nor Hanover has any power of attorney outstanding, or any obligation or liability either actual, constructive or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the Ordinary Course of Business which are listed on Annex 3.1(ll)

         (ll) Accuracy of Representations. Until and as of Closing, HBI will promptly notify Sterling if any of the representations contained in this Section 3.1 cease to be true and correct subsequent to the date hereof. Further, no representations made by HBI or Hanover pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.

SECTION 3.2  Representations and Warranties of Sterling.

         Sterling represents and warrants to HBI (and the word "it" in this Section 3.2 refers to Sterling, and each subsidiary of it) that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

         (a) Corporate Organization and Qualification. Sterling is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Sterling requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Sterling and its subsidiaries, taken as a whole. Sterling is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Sterling has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its businesses as now being conducted and to own its properties and assets. Sterling owns, directly or indirectly all of the issued and outstanding shares of capital stock of Bank of Lancaster County, N.A. ("Bank of Lancaster County"), Northeast Bancorp, Inc. and The First National Bank of North East. Bank of Lancaster County and the First National Bank of North East are national banking associations duly organized, validly existing and in good standing under the laws of the United States, and are duly authorized to engage in the banking business as an insured bank under the Federal Deposit Insurance Act, as amended.

                  Bank of Lancaster County is authorized to engage in trust activities. Northeast Bancorp, Inc. is a Delaware corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Northeast Bancorp, Inc. has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its businesses as now being conducted and to own its properties and assets. Northeast Bancorp, Inc. directly owns all of the issued and outstanding shares of The First National Bank of North East. Sterling has made available to HBI a complete and correct copy of the articles of incorporation and bylaws of Sterling, and such articles and such bylaws are in full force and effect as of the date hereof.

         (b) Authorized Capital. The authorized capital stock of Sterling consists of 35,000,000 shares of Sterling Common Stock of which 8,931,568 shares were issued and outstanding as of the date of this Agreement, and 3,220 shares were issued and held as treasury shares as of the date of this Agreement. All of the outstanding shares of capital stock of Sterling have been duly authorized and are validly issued, fully paid and nonassessable. Sterling has no shares of capital stock reserved for issuance. Sterling has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The outstanding shares of capital stock of Sterling have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.2 (b) and in Annex 3.2(m), there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Sterling. After the Effective Time, Sterling will have no obligation which is being assumed by HBI which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any Sterling Employee Plan (as defined in Section 3.2 (m)).

         (c) Subsidiaries. The subsidiaries of Sterling are as listed and described at Annex 3.2(c). Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable (other than as provided at 12 U.S.C.Section 55) and is owned by Sterling, freE and clear of all liens, security interests and encumbrances. Except as set forth in Annex 3.2(c), all such subsidiaries are organized under Pennsylvania law and make no use of fictitious names in the conduct of their respective businesses.

         (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by Sterling's articles of incorporation or bylaws cast by all holders of Sterling Common Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 5.1(b) hereof, Sterling has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to Sterling contemplated hereby. This Agreement has been duly and validly executed and delivered by Sterling and constitutes the valid and binding obligations of Sterling enforceable against it, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

         (e) No Violations. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute
                  (i) subject to receipt of the required regulatory approvals specified in Section 5.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under Sterling's articles of incorporation or its bylaws, or (iii) except as disclosed in Annex 3.2(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of its respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (w) all required approvals, consents and waivers of governmental authorities, (x) the approval of its shareholders referred to in Section 5.1(a), (y) any such approval, consent or waiver that already has been obtained, and (z) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger.

         (f)      Reports.

                  (i) Except as previously disclosed to HBI, Sterling's consolidated statement of financial condition as of September 30, 1999, previously provided to HBI, and each statement of financial condition provided after the date hereof to HBI (including in each case any related notes and schedules) as required by Section
                           4.5 hereof fairly presents or will fairly present the financial position of it as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as maybe noted therein.

                  (ii) Except as set forth in Annex 3.2(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since 1994 with (A) the Office of the Comptroller of the Currency (the "OCC"), (B) the Federal Deposit Insurance Corporation (the "FDIC"),
                           (C) the Board of Governors of the Federal Reserve System (the "Board"), (D) the Securities and Exchange Commission (the "SEC"), and collectively with the SEC, the OCC, the FDIC, and the Board, the "Sterling Regulatory Agencies", and (F) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1999 including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Sterling Regulatory Agency, and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

         (g) Absence of Certain Changes or Events. Since September 30, 1999 to the date hereof, it has not materially changed its dividend policy, nor incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any material change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

         (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through 1990. All federal, state, local and foreign tax returns, including, but not limited to, any and all Pennsylvania tax filings arising under the Bank Shares Tax, Single Excise Tax and the Amended 1989 Bank Shares Tax and/or similar taxes, required to be filed by it or on its behalf, have been timely filed, or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of Sterling, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (i) Litigation and Liabilities. Except as set forth in Annex 3.2(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of
                  it), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

         (j) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the Sterling Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits, nor has it been advised by any Sterling Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

         (k) Agreements. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.



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                                                                  EXECUTION COPY
                                                                        01/25/00


(1) Labor Matters. It is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

         (m) Employee Benefit Plans. Sterling has provided to HBI a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements in respect to any of its present or former directors. officers or other employees (hereinafter referred to collectively as the "Sterling Employee Plans")

                  (i) All of the Sterling Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Sterling Employee Plan which is likely to result in any material penalties, taxes or other events under
                           Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

                  (ii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Sterling Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with Sterling under
                           Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

                  (iii) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by
                           Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of



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                           the actuarial assumptions used in the most recent
                           actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

                  (iv) Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (v) Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (vi) Each Sterling Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Sterling Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of Section 401(a) of the Code.

                  (vii) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

                  (viii) Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

                  (ix) There is no pending or threatened litigation, administrative action or proceeding relating to any Sterling Employee Plan, other than routine claims for benefits.

                  (x) There has been no announcement or legally binding commitment by it to create an additional Sterling Employee Plan, or to amend a Sterling


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                           Employee Plan, except for amendments required by
                           applicable law which do not materially increase the cost of such Sterling Employee Plan, and it does not have any obligations for retiree health and life benefits under any Sterling Employee Plan that cannot be terminated without incurring any liability thereunder.

                  (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Sterling to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Sterling Employee Plan, increase any benefits payable under any Sterling Employee Plan, or accelerate the time of payment or vesting of any such benefit.

                  (xii) All annual reports have been filed timely with respect to each Sterling Employee Plan.

         (n) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the Sterling consolidated financial statements or notes thereto; (ii) liens on real property for current real estate taxes not yet delinquent, or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or to its knowledge, any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or to its knowledge any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and to its knowledge there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

         (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.



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         (p)      Fees. Except as set forth in Annex 3.2(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

         (q) Environmental Matters. Other than as disclosed on Annex 3.2(q), there are no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that, to the knowledge of Sterling, could result in the imposition on Sterling of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against Sterling; to the knowledge of Sterling, there is no reasonable basis for any such proceeding, claim, action or governmental investigation; Sterling is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  To the knowledge of Sterling, there are and have been no Hazardous Substances or other conditions at any property (whether or not owned operated, or otherwise used by, or the subject of a security interest on behalf of, Sterling or any of its subsidiaries), and there are no reasonably anticipated future events, conditions circumstances, practices, plans. or legal requirements that could give rise to obligations under any Environmental Law.

         For purposes of this Section 3.2, the following terms shall have the indicated meaning:

                  "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq., the FederAL Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., and all comparable state and local laws; and any common law (including without limitation common law that may



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                  impose strict liability) that may impose liability or
                  obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

         (r) Allowance. The allowance for loan and lease losses shown on Sterling's consolidated statement of financial condition as of September 30, 1999, was, and the allowance for loan and lease losses shown on Sterling's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of Sterling and Bank of Lancaster County, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business as of the date thereof based on information available as of such date.

         (s) Material Interests of Certain Persons. Except as noted in Annex 3.2(s), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

         (t) Insurance. All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

         (u) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1999 are set forth in Annex 3.2(u).

         (v) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

         (w) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of the directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement and the transactions contemplated hereby and thereby and (c)


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                  directed that the Agreement be submitted for consideration by its shareholders at the Sterling Shareholders' Meeting (as hereafter defined) with the recommendation of the board of directors that the shareholders approve the merger and the transactions contemplated thereby.

         (x) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to HBI, to the effect that the Exchange Ratio specified in this Agreement, at the time of its execution, is fair to Sterling's shareholders from a financial point of view.

         (y) Fidelity Bonds. Since at least December 31, 1992, each Sterling subsidiary has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since December 31, 1992, the aggregate amount of all potential claims under such bonds has not exceeded $100,000 and Sterling is not aware of any facts which would reasonably form the basis of a claim under such bonds. Sterling has no reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

         (z) Condition of Tangible Assets. All buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

         (aa) Annual Reports and Financial Statements. Except as previously disclosed, Sterling has delivered to HBI true and complete copies of (i) its Balance Sheets, Statements of Earnings, Statements of Stockholders' Equity and Statements of Cash Flows of Sterling for the years ended December 31, 1998, 1997 and 1996, certified by independent public accountants, and
                  (ii) Sterling's Quarterly Reports for the quarter ended September 30, 1999, containing unaudited consolidated balance sheets of Sterling as at such dates and unaudited consolidated statements of earnings and cash flows of Sterling for the three month period reflected therein. Except as previously disclosed, Sterling has also delivered to HBI true and correct copies of its annual reports to shareholders for the years 1998, 1997 and 1996. Except as previously disclosed to HBI, all such reports (collectively, the "Sterling Reports") (i) comply in all material respects with the requirements of the Financial Accounting Standards Board ("FASB") and the American Institute of Certified Public Accountants, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by Sterling with the SEC or any regulatory



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                  agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Sterling is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

         (bb) Proxy Statement/Prospectus., Etc. Except for information relating to HBI and its subsidiaries and pro forma financial information reflecting the combined operations of Sterling and HBI, neither (i) the Proxy Statement/Prospectus (as defined herein at Section 4.3(b)) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Sterling or at the date of the meeting of the Sterling shareholders at which the shareholders will consider this Agreement (the "Sterling Shareholders' Meeting") nor (ii) any other documents to be filed by Sterling with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby, will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (cc) Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Sterling, Sterling Common Stock and Sterling's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation the Annexes attached hereto, certificate, or other statement or document delivered by Sterling to HBI in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Sterling to HBI in connection with the Registration Statement, both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

         (dd) Beneficial Ownership of HBI Common Stock. To the knowledge of Sterling, prior to the Effective Date, Sterling and its officers and directors will not in the aggregate own beneficially (within the meaning of SEC Rule 13d-3(d)(1)) more than five percent (5%) of the outstanding shares of HBI Common Stock.


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         (ee)     Absence of Questionable Payments. From and after December 31,
                  1994, Sterling nor has not, nor, to the knowledge of Sterling, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of, Sterling
                  (i) used any Sterling corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any Sterling corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Sterling.

         (ff) Accuracy of Representations. Until and as of Closing, Sterling will promptly notify HBI if any of the representations contained in this Section 3.2 cease to be true and correct subsequent to the date hereof. Further, no representations made by Sterling pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.


                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

SECTION 4.1 Conduct of Business.

         Except as otherwise consented to the other party in writing, HBI and Sterling and their respective subsidiaries (and the word "it" in this Section
4.1 refers to HBI, Sterling and each subsidiary of either) shall each:

         (a) use all reasonable efforts to carry on its business in, and only in, the ordinary course of business consistent with customary business practices of prudently managed banks (hereinafter referred to as "Ordinary Course of Business");

         (b) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with it;

         (c) maintain all of its structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

         (d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to it;

         (e) keep in full force and effect all insurance policies now carried by it;



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         (f)      perform in all material respects each of its obligations under all material agreements, contracts, instruments and other commitments to which it is a party or by which it may be bound or which relate to or affect its properties, assets and business;

         (g) maintain its books of account and other records in the Ordinary Course of Business;

         (h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to it and to the conduct of its business;

         (i) not amend its Articles of Incorporation or Bylaws, except in accordance with the terms hereof;

         (j) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

         (k) not take any action which would result in any of its representations and warranties set forth in this Agreement becoming untrue as of any date after the date hereof;

         (l) not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction;

and additionally, in the case of HBI and/or Hanover:

         (m) not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of its properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever, except for actions taken in the ordinary course of business, consistent with past practice and consistent with the HBI 2000 budget previously delivered to Sterling.

         (n) not declare, set aside or pay any dividend or make any other distribution in respect of its common stock, except as provided in Section 4.10 of this Article IV;

         (o) not make any loan or other credit facility commitment in excess of $3,000,000 (including without limitation, lines of credit and letters of credit) or compromise, expand, renew or modify any such outstanding commitment;

         (p) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of its common stock or any other of its equity



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                  or debt securities or any securities convertible into its
                  common stock except pursuant to the HBI Options;

         (q) not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any of its officers, directors, employees or consultants; except that it may grant general salary increases to individual employees in the ordinary course of business consistent with past practice and as indicated in the HBI budget previously delivered to Sterling;

         (r) not enter into any related party transaction of the kind contemplated in Section 3.1(k) or Section 3.2(k) of this Agreement except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectibility or present other unfavorable features and after disclosure of such to the other party;

         (s) except pursuant to the HBI Options, not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

         (t) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

         (u) except as may be permitted by Section 4.9 hereof, not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets other than in the Ordinary Course of Business and consistent with prior practice; and

         (v) not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulation or take any



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                  action that would preclude satisfaction of the condition to closing contained in Section 5.2(e) relating to financial accounting treatment of the Merger.

         (w) not open any new branches, enter into any contracts or make any expenditures with respect to any new branches without the prior written consent of Sterling, with the exception of the branch to be located in Red Lion, Pennsylvania, the business bank branch to be located in Westminster, Maryland and the relocation of the branch in New Oxford, Pennsylvania.

SECTION 4.2 Best Efforts.

         HBI and Sterling shall each use its reasonable best efforts in good faith, and each of them shall cause its subsidiaries to use their reasonable best efforts in good faith to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article V of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, each shall:

         (a) cooperate with the other party in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement;

         (b) call a special or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement by its shareholders at that meeting, including recommending the approval of such agreements by the shareholders. Unless, prior to calling such meeting, the party receives a written opinion consistent with the standard set forth in Section 4.9 of this Agreement;

         (c) after receipt of all required regulatory approvals, cooperate with the other party in making employees reasonably available for training prior to the Effective Date, to the extent that such training is deemed reasonably necessary to ensure that all offices of Hanover will be properly operated as a subsidiary of Sterling after the Merger;

         (d) make additions to loan loss reserves and make loan write-offs, write-downs and other adjustments that reasonably should be made in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the PDB, OCC and FDIC;

         (e)      in the case of HBI, execute and deliver the Investment
                  Agreement;

         (f) in the case, of HBI, suspend its dividend reinvestment plan, employee stock purchase plan and the option to purchase HBI Common Stock in its 401(k) plan; and



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         (g)      modify the Articles of Incorporation or Bylaws or any other documents reasonably requested by the other party necessary to effectuate the transactions contemplated hereby.

SECTION 4.3   Regulatory Matters and Consents

         (a) Applications for Regulatory Approval. Sterling and HBI shall promptly prepare and file, and use their reasonable best efforts to obtain, all required applications for regulatory approval of the transactions contemplated by this Agreement. Sterling shall provide copies of all applications for regulatory approval to HBI and its counsel for comment and review at least five (5) business days in advance of the anticipated filing date.

         (b) Registration Statement. Sterling and HBI shall promptly prepare and Sterling shall file with the SEC, a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of Sterling Common Stock to be issued under the provisions of this Agreement. Each party may rely upon all information provided to it by the other party in this connection and each party shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by it in reliance upon any information provided to by the other party or by its agents and representatives. Sterling will advise HBI, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post- Effective Amendment thereto has become effective or any supplement or amendment has been filed. Sterling shall provide a copy of the Registration Statement to HBI and its counsel for comment and review at least ten (10) business days in advance of the anticipated filing date.

         (c) State Securities Laws. Sterling, with the cooperation of HBI, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement. Sterling shall provide a copy of any anticipated application or filing to HBI for comment and review at least five (5) days in advance of the anticipated filing date.

SECTION 4.4 Access to Properties and Records.

         Each party shall give to the other party and their authorized representatives (including without limitation their counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all of its properties, books, contracts, documents and records as the other party may reasonably request, subject to the obligation, including the obligation of that party's authorized representatives, to maintain the confidentiality of all non-public information obtained by reason of such access.



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SECTION 4.5  Subsequent Financial Statements.

         Between the date of execution of this Agreement and the Effective Date, each party shall promptly prepare and deliver to the other party, as soon as practicable, all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities it has prepared, including all audit reports submitted to it by independent auditors in connection with each annual, interim or special audit of its books made by such accountants. In particular, without limiting the generality of the foregoing sentence, HBI shall deliver to Sterling, and Sterling shall deliver to HBI as soon as practicable a balance sheet as of December 31, 1999 and a related statement of income for the three (3) months then ended (which financial statements are hereinafter referred to as the "December 31, 1999 Financial Statements"). The representations and warranties set forth in Sections 3.1(f) and 3.2(f) of this Agreement shall apply to the December 31, 1999 Financial Statements

SECTION 4.6 Board and Committee Minutes.

         HBI shall provide to Sterling, within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of such meeting.

SECTION 4.7 Update Schedule.

         Each party shall promptly disclose to the other in writing any change, addition, deletion or other modification to the information set forth in the Annexes to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve any party from any and all liabilities for prior statements and disclosures to the other party.

SECTION 4.8  Notice.

         Each party shall promptly notify the other party in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to that party in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of the party with the burden of disclosure.

SECTION 4.9 Other Proposals.

         (a) HBI shall not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of HBI or any business combination with HBI other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above, provided, however, that it may respond to an unsolicited,



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                  bona fide, written offer, if the directors of HBI shall have determined in good faith, based of the written opinion of outside counsel (subject to appropriate qualifications) that failure to respond would be reasonably likely to constitute a breach of the HBI board of directors' fiduciary duty under Pennsylvania law; or fail to notify Sterling immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated with HBI;

         (b) HBI shall not authorize or permit any officer, director, employee, agent, consultant, counsel, financial advisor or other representative to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from any persons other than Sterling concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of HBI, or any assets or business thereof (except that HBI officers may respond to inquiries from analysts, regulatory authorities and holders of HBI Common Stock in the Ordinary Course of Business); and HBI shall notify Sterling immediately if any such discussions or negotiations are sought to be initiated with HBI by any such person other than Sterling or if any such requests for information, inquiries, proposals or communications are received from any person other than Sterling. Provided, however, that HBI may respond to an unsolicited bona fide written offer if the directors of HBI shall have determined in good faith, based on the written opinion of outside counsel (subject to appropriate qualifications) that the failure to respond would be reasonably likely to constitute a breach of the HBI board of directors' fiduciary duty under applicable law.

SECTION 4.10  Dividends.

         Between the date of this Agreement and the Effective Date, HBI shall only declare and pay cash dividends as provided herein. HBI shall only pay regular quarterly cash dividends in an amount not in excess of $0.12 per share during each of the first, second and third calendar quarters of 2000. HBI dividend declaration and payment dates shall be consistent with prior practices of HBI. Provided, however, that if the Effective Date of the Merger were to entitle HBI shareholders to a quarterly cash dividend for the respective calendar quarter from HBI and subsequently from Sterling, then HBI shall not pay a dividend in said quarter.

SECTION 4.11 Core Deposits.

         HBI shall cause Hanover to use commercially reasonable efforts to maintain its deposits.

SECTION 4.12 Affiliate Letters.

         HBI shall deliver or cause to be delivered to Sterling, at or before the Closing (as defined in Section 1.1(c) of this Agreement), a letter or agreement from its officers, directors and shareholders who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of HBI or Hanover, in form and substance satisfactory



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to Sterling, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of Sterling Common Stock to be received by such person pursuant to this Agreement.

SECTION 4.13 No Purchases or Sales of Sterling Common Stock During
             Price Determination Period.

         Neither party nor any of its executive officers or directors nor any of its shareholders who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) shall purchase or sell or submit a bid to purchase or an offer to sell, directly or indirectly, any shares of Sterling Common Stock or any options, rights or other securities convertible into shares of Sterling Common Stock during the Price Determination Period; provided, however, that Sterling may purchase shares of Sterling Common Stock in the Ordinary Course of Business during the Price Determination Period pursuant to Sterling's employee benefit plans, stock option plans or Sterling's dividend reinvestment and stock purchase plan.

SECTION 4.14 Accounting Treatment.

         Each party acknowledges that the other party presently intends to treat the business combination contemplated by this Agreement as a "pooling of interests" for financial reporting purposes. Neither party shall take (and shall use its best efforts not to permit any of its directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action which would preclude treating such business combination as a "pooling of interests" for financial reporting purposes.

SECTION 4.15 Press Releases.

         Neither party shall issue any press release related to this Agreement or the transactions contemplated hereby or thereby as to which the other party has not given its prior written consent, which shall not be unreasonably withheld, and shall consult with the other party as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit Sterling or HBI from making any disclosure which its counsel deems reasonably necessary.

SECTION 4.16 Phase I Environmental Audit.

         Each party shall permit the other party, if it elects to do so at its own expense, a "phase I environmental audit" to be performed at any physical location owned or occupied on the date hereof by it or any of its subsidiaries.



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                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION

SECTION 5.1 Common Conditions.

         The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

         (a) The Agreement and the transactions contemplated hereby and thereby shall have been approved by the requisite vote of the shareholders of HBI and Sterling in accordance with applicable law.

         (b) All approvals, consents or waivers required by any of the HBI Regulatory Agencies or the Sterling Regulatory Agencies with respect to this Agreement (including the Merger) and the transactions contemplated hereby and thereby including, without limitation, the approvals, notices to, consents or waivers of (i) the Board and (ii) the Pennsylvania Department of Banking (the HBI Regulatory Agencies and the Sterling Regulatory Agencies, are, collectively the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement, except those approvals, consents or waivers, if any, of which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Sterling, HBI or Hanover (after giving effect to the transaction contemplated hereby); provided, however, that no such approval shall have imposed any condition or requirement which would: (i) require or could reasonably be expected to require (A) any divestiture by Sterling of a portion of the business of Sterling or of any subsidiary or affiliate of Sterling, or (B) any divestiture by HBI or any of its subsidiaries of a portion of its business which Sterling in its good faith judgment believes will have a significant adverse impact on HBI's business or prospects; or
                  (ii) impose any condition upon Sterling or any of its subsidiaries or affiliates, which in Sterling's good faith judgment (x) would be materially burdensome to Sterling and its subsidiaries taken as whole, (y) would significantly increase the costs incurred or that would be incurred by Sterling as a result of consummating the Merger, or (z) would prevent Sterling from obtaining a material benefit contemplated to be attained as a result of the Merger.

         (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

         (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger



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                  or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

         (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Agreement.

         (f) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by Sterling with the SEC under the 1933 Act, and shall have been declared effective prior to the time the Proxy Statement/ Prospectus is first mailed to the respective shareholders of Sterling and HBI, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the Sterling Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of HBI entitled to receive such shares.

         (g) An opinion of Shumaker Williams, P.C., or from Ernst & Young, LLP, shall have been received by Sterling and HBI to the effect that:

                  (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and HBI and Sterling will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized by HBI or Sterling by reason of the Merger;

                  (iii) Except for cash received in lieu of fractional shares and cash received by HBI Shareholders who exercise their dissenter's rights, no gain or loss will be recognized by the shareholders of HBI who receive solely Sterling Common Stock upon the exchange of their shares of HBI Common Stock for shares of Sterling Common Stock;

                  (iv) The tax basis of the Sterling Common Stock to be received by the HBI shareholders will be, in each instance, the same as the basis of the HBI Common Stock surrendered in exchange therefor;

                  (v) The holding period of the Sterling Common Stock received by a HBI shareholder receiving Sterling Common Stock will include the period during which the HBI Common Stock surrendered in exchange therefor was held;



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                  (vi)     Cash received by a HBI shareholder in lieu of a
                           fractional share interest of Sterling Common Stock or upon exercise of dissenter's rights will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Sterling Common Stock, or the tax basis in the shares surrendered, as the case may be, which he would otherwise be entitled to receive and will qualify as capital gain or loss; and

                  (vii) Subject to any limitations imposed under Sections 381 and 382 of the Code, Sterling, as the survivor to the Merger, will carry-over and take into account all accounting items and tax attributes of HBI, including but not limited to earning and profits, methods of accounting, and tax basis and holding periods of HBI.

         In case a ruling from the IRS is sought, HBI and Sterling shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for Sterling and HBI, be necessary or advisable to obtain such ruling.

SECTION 5.2 Conditions to Obligations of Sterling.

         The obligations of Sterling to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

         (a) Each of the representations and warranties of HBI contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); HBI shall have performed each of its covenants and agreements contained in this Agreement; and Sterling shall have received certificates signed by the President or Vice President and the Secretary or Assistant Secretary of HBI, dated as of the date of the Closing, to the foregoing effect.

         (b) Ernst & Young, LLP, or such other accounting firm as is acceptable to the parties, shall have furnished to Sterling an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to Sterling to the effect that, based upon a procedure performed with respect to the financial condition of HBI, Hanover and affiliates, for the period from December 31, 1999 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of HBI, Hanover and affiliates, (b) inquiries made by them of officers and other employees of HBI, Hanover and affiliates responsible for financial and accounting matters as to transaction, and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1999 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the



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                  capitalization of HBI or Hanover on a consolidated basis, or
                  (B) any material adjustments would be required to the audited financial statements for the period ended December 31, 1999 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

         (c) Sterling shall have received an opinion or opinions dated as of the Effective Date, from Barley, Snyder, Senft and Cohen, LLC, substantially in the form attached hereto as Exhibit "B".

         (d) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of HBI or Hanover which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on HBI or Hanover.

         (e) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and Sterling shall have received a letter from Ernst & Young, LLP in form and substance reasonably satisfactory to Sterling as to the matters specified in Section 5.2(e).

         (f) Sterling shall have received from each of the persons identified by HBI pursuant to Section 4.12 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

         (g) Except as otherwise provided in this Agreement, prior to Closing, all issued and outstanding options, warrants or rights to acquire HBI Common Stock or any capital stock of Hanover ("Hanover Common Stock") shall have been canceled. No compensation or other rights will be payable or exchangeable in the Merger in respect of any such rights which remain unexercised at the Effective Time.

         (h) Holders of no more than six percent (6%) of the issued and outstanding shares of HBI Common Stock and holders of no more that five percent (5%) of the issued and outstanding shares of Sterling Common Stock shall have exercised their statutory appraisal or Dissenters' Rights.

         (i) No environmental problem of the kind contemplated in Section 3.1(q) of Article III of this Agreement and not previously disclosed on Annex 3.1(q) shall have been discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HBI or Hanover; provided, that for purposes of determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to Section 8.1 of this Agreement. The result of any "phase I environmental audit" conducted pursuant to
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                  respect to owned or occupied bank premises shall be reasonably satisfactory to Sterling.

         (j) Sterling shall have received an updated opinion from Garland McPherson & Associates, Inc. as of a date no later than the date of the Proxy Statement/Prospectus mailed to the Sterling shareholders in connection with the Merger to the effect that the Exchange Ratio is fair to Sterling's shareholders from a financial point of view.

         (k) All litigation pending against HBI or Hanover which, individually or in the aggregate, would have a Material Adverse Effect on HBI's consolidated operations, business or future prospects, shall have been settled or otherwise resolved on terms satisfactory to Sterling.

SECTION 5.3 Conditions to the Obligations of HBI.

         The obligations of HBI to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

         (a) Each of the representations, warranties and covenants of Sterling contained in this Agreement shall be true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Sterling shall have performed each of its covenants and agreements contained in this Agreement; and HBI shall have received certificates signed by the President or Vice President and Secretary or Assistant Secretary of Sterling.

         (b) HBI shall have received an opinion dated as of the Effective Date, from Shumaker Williams, P.C., counsel to Sterling, substantially in the form attached hereto as Exhibit "C".

         (c) Ernst & Young, LLP, or such other accounting firm as is acceptable to the parties, shall have furnished to HBI an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to HBI to the effect that, based upon a procedure performed with respect to the financial condition of Sterling and its affiliates, for the period from December 31, 1999 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of Sterling and its affiliates, (b) inquiries made by them of officers and other employees of Sterling and its affiliates responsible for financial and accounting matters as to transaction, and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1999 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the



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                  capitalization of Sterling on a consolidated basis, or (B) any material adjustments would be required to the audited financial statements for the period ended December 31, 1999 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

         (d) There shall not have occurred any material change in the dividend policy of Sterling nor any material change in the financial condition, properties, assets or business or results of operation of Sterling which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Sterling.

         (e) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and HBI shall have received a letter from Ernst & Young, LLP, in form and substance reasonably satisfactory to HBI as to the matters specified in
                  Section 5.3(e).

         (f) HBI shall have received an updated opinion from McConnell, Budd & Downes, Inc. as of a date no later than the date of the Proxy Statement/Prospectus mailed to the HBI shareholders in connection with the Merger to the effect that the Exchange Ratio is fair to HBI's shareholders from a financial point of view.

         (g) The shares of Sterling Common Stock to be issued in the Merger shall have been authorized to be listed for quotation on the NASDAQ National Market System.


                                   ARTICLE VI
                                   TERMINATION

SECTION 6.1  Termination.

         This Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of Sterling and HBI:

         (a) by the mutual, written consent of HBI and Sterling if the board of directors of each so determines by a vote of a majority of the members of the entire Board;

         (b) by HBI if (i) by written notice to Sterling that there has been a material breach by Sterling of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to Sterling by HBI or (ii) by written notice to Sterling that any condition precedent to HBI's obligations as set forth in Article V of this Agreement has not been met or waived by HBI at such time as such condition can no longer be satisfied through no fault of HBI or Hanover, on September 30, 2000.


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         (c)      by Sterling by written notice to HBI, in the event (i) of a material breach by HBI or Hanover of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to HBI by Sterling or (ii) any condition precedent to Sterling's obligations as set forth in Article V of this Agreement has not been met or waived by Sterling at such time as such condition can no longer be satisfied, through no fault of Sterling, on September 30, 2000.

         (d) by Sterling or HBI by written notice to the other, in the event that the Merger is not consummated by September 30, 2000, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate, provided, however, that such date may be extended by the written agreement of the parties hereto.

         (e) by HBI, whether before or after approval of the Merger by the HBI shareholders, by giving written notice to Sterling within one (1) business day following a determination that the conditions described in subsection (c) of Schedule 2.1 have been met.

         (f) by Sterling, whether before or after approval of the Merger by the Sterling shareholders, by giving written notice to HBI within one (1) business day following a determination that the conditions described in subsection (d) of Schedule 2.1 have been met.

         (g)      by HBI, pursuant to Section 2.3(e) of this Agreement.

SECTION 6.2 Effect of Termination.

         In the event of the termination of this Agreement as provided above, this Agreement shall thereafter become void and have no effect, except that the provisions of Section 3.1(p) (Fees), Sections 4.4 (relating to confidentiality and return of documents), Section 4.15 (Press Releases and Publicity) and Sections 6.3 and 8.10 (Expenses) of this Agreement shall survive any such termination and abandonment.

SECTION 6.3  Expenses.

         Any termination of this Agreement pursuant to Sections 6.1(a), (d),
(e), (f) or (g) hereof shall be without cost, expense or liability on the part of any party to the other. Any termination of this Agreement pursuant to Section 6.1(b) or 6.1(c) hereof shall also be without cost, liability or expense on the part of any party to the other, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party or the circumstances of, in which event said party shall be liable to the other party for all out-of pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses").



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                                   ARTICLE VII
                             POST MERGER AGREEMENTS

SECTION 7.1   Employees and Benefits.

         (a) Except as otherwise provided in this Agreement, Sterling and Hanover shall use their best efforts (but shall be under no obligation) to employ, as officers and employees of Hanover immediately following the Effective Date, any persons who are officers and employees of Hanover immediately before the Effective Date (the "Continuing Employees"), provided that such employment shall be on an "at will" basis. It shall be a condition to employment by Sterling or Hanover that any Continuing Employee agree to cancel any existing employment contract, agreement or understanding between himself or herself and HBI or Hanover, including without limitation all benefits related to severance arrangements upon a change of control or otherwise, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

         (b) After the Effective Date, all benefits of each of the Continuing Employees will be maintained at a level at least equal to the benefits enjoyed by the employee of Hanover prior to the Effective Date, with such changes to compensation and benefits in the future as may be appropriate, as determined by Sterling's and Hanover's Board of Directors.

         (c) After the Effective Date, Continuing Employees shall be eligible to apply for any positions available at Sterling, or any of its subsidiaries.

         (d) As provided herein, Sterling will permit, after the Merger, severance payments to employees of HBI and Hanover (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated (other than for cause) on or after the Effective Date, and before the expiration of six (6) months following the Effective Date and who sign a release of any and all claims the employee may have against HBI, Hanover, Sterling or a Sterling affiliate. Sterling, HBI and Hanover shall consult and mutually agree upon the individual amounts to be received by former HBI or Hanover employees who are eligible for severance payments.

SECTION 7.2   Officers.

         Hanover's senior executive officers who are employed in good standing and actively at work as of the Effective Date (the "Continuing Officers") shall be employed and retained in their current management positions with compensation initially at least equal to their current levels of compensation, with such
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may be appropriate, as determined by Sterling's and Hanover's Board of
Directors. Notwithstanding the foregoing, Sterling shall retain the right to terminate any of the Continuing Officers at any time following the Effective Date for "Good Reason", as that term shall be reasonably defined by Sterling.

SECTION 7.3  Hanover Board of Directors.

         Immediately following the Effective Date, the Board of Directors of Hanover shall consist of the members of the board immediately preceding the Effective Time, with the addition of Mr. John E. Stefan. Non-employee director's compensation for services as a member of the Hanover board of directors for service in all capacities shall remain the same as on the date of this Agreement for a period of three (3) years after the Effective Date, subject thereafter to change based on the ongoing needs of Sterling and Hanover. Each person serving on the board of directors of Hanover immediately following the Effective Date shall, absent a breach of such director's fiduciary duty to Hanover, be nominated and recommended by the board of directors of Sterling to serve three
(3) successive one year terms, and to serve until such time as his successor has been duly elected, qualified or appointed.

SECTION 7.4  Board Appointments and Sterling Management Committee.

         (a) Immediately following the Effective Date, subject to any necessary regulatory approval or notice, three (3) persons who are mutually agreed upon by Sterling and HBI and who previously served as directors of HBI shall be appointed to the board of directors of Sterling, one person to serve in the Class of Director to be elected at the year 2001 Sterling Annual Meeting of Shareholders, one person to serve in the Class of Director to be elected at the year 2002 Sterling Annual Meeting of Shareholders, and one person to serve in the Class of Director to be elected at the year 2003 Sterling Annual Meeting of Shareholders , so long as each such person qualifies for service as a director in accordance with the bylaws of Sterling. Upon the expiration of the initial term of the person appointed to the board of directors of Sterling to serve in the Class of Director to be elected at the year 2001 Sterling Annual Meeting of Shareholders, and consistent with the board members' fiduciary duties and law, the board of directors of Sterling shall nominate and recommend to the shareholders of Sterling, at the year 2001 Sterling Annual Meeting of Shareholders, the election of said person to the board of directors of Sterling for an additional three (3) year term, to serve until such time as his successor has been duly elected, qualified, or appointed. Each person so appointed shall serve until such time as his successor has been duly elected, qualified, or appointed.

         (b) Immediately after the Effective Date, subject to any necessary regulatory approval or notice, a person selected by HBI and agreed upon by Sterling shall be appointed to the board of directors of Bank of Lancaster County.

         (c) Immediately following the Effective Date, Sterling's Board of Directors shall elect or appoint (i) J. Bradley Scovill as President and Chief Executive Officer of Hanover and an Executive Vice President of Sterling, and (ii) Chad M. Clabaugh as Executive Vice President of Hanover and a Vice President of Sterling.



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         (d) Immediately following the Effective Date, Sterling agrees to appoint J. Bradley Scovill and Chad M. Clabaugh as members of the Sterling Management Committee to be established by the Board of Directors of Sterling.

SECTION 7.5 Indemnification and Director and Officer Liability Insurance.


         (a) For six (6) years after the Effective Date (except as described below), Sterling shall indemnify, defend and hold harmless the present and former directors, and executive officers of HBI (each, an "Indemnified Party") against all costs or expenses(including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Date (and also advance expenses incurred to the fullest extent permitted by applicable law), with the exception of (i) actions or omissions occurring in connection with the transactions contemplated by this Agreement and the Investment Agreement, whether asserted or claimed prior to, at or after the Effective Date, and (ii) liability for fraud, deception or intentional misrepresentation.; provided, however, that Sterling shall not have an obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (b) For a period of six (6) years following the Effective Date, Sterling shall pay the premiums for a Director and Officer Liability Insurance Tail Policy for the Directors and Officers of HBI as of the Effective Date and for all former directors and officers of HBI, if so permitted by the insurance carrier and within the financial limitations of this Section 7.5(b), with conditions and terms substantially comparable to the Director and Officer Liability Policy of HBI as of the date of this Agreement, so long as such policy can be obtained at a cost not in excess of 150% of the rate for such Director and Officer Liability Insurance Tail Policy in effect as of the date of this Agreement. In the event Sterling is unable to obtain such a Director and Officer Liability Insurance Tail Policy at a cost not in excess of 150% of such rate, Sterling shall obtain a Director and Officer Liability Insurance Tail Policy with the maximum coverage reasonably available for a cost that is equal to 150% of such rate.

SECTION 7.6 Certain Matters.

         (a) Sterling shall continue the separate corporate existence of Hanover as an operating subsidiary for a period not less than three (3) years following the Effective Date, with the corporate name "Bank of Hanover and Trust Company", and until such time as the Sterling and Hanover Board of Directors determine otherwise. Sterling shall use its best efforts to maintain the level of customer service and community support as has been the custom of HBI.



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         (b)      Notwithstanding anything herein to the contrary, the Board of
                  Directors of Hanover, consistent with the board members' fiduciary duties and law, may by majority vote, modify or waive any of all of the provisions of Sections 7.3 or 7.6.



                                  ARTICLE VIII
                                  OTHER MATTERS

SECTION 8.1  Certain Definitions; Interpretation.

         As used in this Agreement, the following terms shall have the meanings indicated:

                  "Material" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

                  "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that has or results in an effect which is material and adverse to (A) the financial condition, properties, assets, business or results of operations of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

                  "Person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

                  "Subsidiary," with respect to a person, means any other person controlled by such person.

         When a reference is made in this Agreement to Exhibits, Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

SECTION 8.2  Survival.

         Except as otherwise provided in this Agreement, the representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of



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the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time.

SECTION 8.3 Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Merger pursuant to Article II hereof, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 8.4  Captions.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

SECTION 8.5  Severability.

         If any provision of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 8.6 Access; Confidentiality.

         The parties hereby agree to conduct the investigations and discussions contemplated by Section 4.4 of this Agreement in a manner so as to not interfere unreasonably with normal operations and customer and employee relationships. If the transactions contemplated by this Agreement are not consummated, the parties hereby agree to destroy or return all documents and records obtained from the other or their respective representatives during the course of any investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party which has obtained such information or any of its respective representatives or agents and except to the extent disclosure of any such information is legally required. Each party hereby agrees to give the other party prompt notice of any contemplated disclosure where such disclosure is so legally required.

SECTION 8.7 Waiver and Amendment.

         Prior to the Effective Time, any provision of this Agreement may be:
(i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the



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amount of the merger consideration or otherwise have the effect of prejudicing the Sterling or HBI shareholders' interest in the merger consideration following the Sterling or HBI Shareholders' Meeting.

SECTION 8.8  Counterparts.

         This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

SECTION 8.9 Governing Law.

         This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

SECTION 8.10  Expenses.

         Except as otherwise provided in this Agreement, and subject to the provisions of Section 6.3 hereof, each party hereto will bear all Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions contemplated hereby shall be paid by Sterling.

SECTION 8.11   Change of Control Fee.

         (a) In the event that a Change of Control of HBI is effected, or HBI or Hanover enters into an agreement to effect a Change of Control, within sixty (60) days of the termination of this Agreement in accordance with the terms hereof (and provided that such period shall be extended to November 30, 2000, if such termination results from a breach by HBI of its obligations hereunder), and so long as Sterling shall not have breached its obligations hereunder, then HBI shall promptly, but in no event later than two (2) business days after the Change of Control or entering into an agreement to effect a Change in Control, pay Sterling a fee of $500,000 in addition to paying Sterling's Expenses hereunder, which total amount shall be payable by wire transfer of same day funds. If HBI fails to promptly pay the amount due pursuant to this Section
                  8.11 and, in order to obtain such payment, Sterling commences a suit which results in a judgment against HBI for all or a substantial portion of the fee set forth in this Section 8.11, HBI shall pay to Sterling all costs and expenses (including reasonable attorneys' fees) incurred by Sterling in connection with such suit. This Section 8.11 shall survive any termination of this Agreement.

         (b)      As used in this Section 8.11 and subsection (d) of Schedule
                  2.1 and Section 2.3(e) of this Agreement, "Change of Control" shall mean the occurrence of any of the following:



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         (i)      (A) a merger, consolidation or division involving HBI, Hanover or Sterling, as the case may be, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of HBI, Hanover or Sterling, as the case may be, or (C) a purchase by HBI or Hanover of substantially all of the assets of another entity, unless (y) the shareholders of HBI or Sterling, as the case may be, are to hold shares of the legal entity resulting from or existing after the transaction to be outstanding immediately after such transaction entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors; or

         (ii) any other change of control of HBI, Hanover or Sterling, as the case may be, similar in effect to any of the foregoing.

         SECTION 8.12  Notices.

         All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         If to Sterling, to:

                  Sterling Financial Corporation
                  North Pointe Banking Center
                  101 North Pointe Boulevard
                  Lancaster, PA 17601
                  Attention: Mr. John E. Stefan
                             President and Chief Executive Officer

         With copies to:

                  Shumaker Williams, P.C.
                  3425 Simpson Ferry Road
                  Camp Hill, PA 17011
                  Attention: Nicholas Bybel, Jr., Esquire

         If to HBI, to:

                  Hanover Bancorp, Inc.
                  25 Carlisle Street
                  P.O. Box 513
                  Hanover, PA 17331-2404
                  Attention: J.  Bradley Scovill
                             Chief Executive Officer


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         With copies to:

                  Barley, Snyder, Senft & Cohen, LLC
                  126 East King Street
                  Lancaster, PA 17602
                  Attention:  Paul G. Mattaini, Esquire

         SECTION 8.13  Entire Agreement: Etc.

         This Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

         IN WITNESS WHEREOF, the parties hereto have caused this to be executed by their duly authorized officers as of the day and year first above written.




                                   STERLING FINANCIAL CORPORATION




/s/ Ronald L. Bowman               /s/ John E.  Stefan
------------------------------     --------------------------------------------
  Ronald L. Bowman, Secretary      By: John E.  Stefan
                                   Title: President and Chief Executive Officer



                                   HANOVER BANCORP, INC.



/s/ Thomas J.  Paholsky            /s/ Terrence L.  Hormel
------------------------------     --------------------------------------------
 Thomas J. Paholsky, Secretary     By: Terrence L. Hormel
                                   Title: Chairman of Board



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                                   /s/ J.  Bradley Scovill
                                   --------------------------------------------
                                   By: J. Bradley Scovill
                                   Title: President and Chief Executive Officer



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                                  SCHEDULE 2.1


                               Exchange Provisions


         (a) Each of the outstanding shares of HBI Common Stock shall be exchanged for 0.93 shares of Sterling Common Stock and the Exchange Ratio shall be 0.93. Subject to the provisions of Section 2.1(b), the aggregate number of shares of Sterling Common Stock to be issued under this Agreement shall not exceed 3,735,675 shares (assuming the exercise of all of the HBI Options prior to the Effective Date).

         (b) The Closing Market Price of Sterling Common Stock shall be the arithmetic average of the per share mean of the closing bid price and the closing asked price for Sterling Common Stock for each of the twenty (20) trading days immediately preceding the date which is five (5) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ/NMS), the foregoing twenty (20) trading days being hereinafter sometimes referred to as the "Price Determination Period". (For example, if June 30, 2000 were to be the Effective Date, then the Price Determination Period would be May 25, 26, 30, 31, June 1, 2, 5, 6, 7, 8, 9, 12, 13, 14, 15, 16, 19, 20, 21 and
22.) In the event that NASDAQ/NMS shall fail to report a closing bid price and closing asked price, respectively, for Sterling Common Stock for any trading day during the Price Determination Period, then the per share mean price for that day shall be equal to the average of the closing bid prices and the closing asked prices as quoted: (i) by two market makers in Sterling Common Stock listed in Sterling's 1999 Third Quarter Report to Shareholders; or (ii) in the event that neither of these firms is then making a market in Sterling Common Stock, by two brokerage firms then making a market in Sterling Common Stock to be selected by Sterling and approved by the Board of Directors of HBI which approval shall not be unreasonably withheld.

         (c) HBI shall have the right to terminate the Agreement in accordance with Section 6.1(e) if: (i) both (A) the Closing Market Price is less than $21.67 (80% of the Starting Price) and (B) the Sterling Ratio is less than the Index Ratio by more than 5%; or (ii) the Closing Market Price is less than $18.96 (70% of the Starting Price).

         (d) Sterling shall have the right to terminate the Agreement in accordance with Section 6.1(f) if: (i) both (A) the Closing Market Price is greater than $32.50 (120% of the Starting Price and (B) the Sterling Ratio is greater than the Index Ratio by more than 5%; or (ii) the Closing Market Price is greater than $35.22 (130% of the Starting Price); provided, however, that Sterling shall not have the right the terminate this Agreement under Section 6.1(f) if a Change of Control (as such term is defined in Section 8.11 of the Agreement) of Sterling occurs or is announced prior to the Effective Date.

         (e) For purposes of this Schedule 2.1, the following terms shall have the meanings indicated:



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         "Average NASDAQ Bank Index Value For The Price Determination Period"
means the average of the NASDAQ Bank Index Value as quoted by NASDAQ for the Price Determination Period.

         "Starting Price" shall mean the mean between the closing bid and the closing asked price per share of Sterling Common on January 24, 2000, as reported by the NASDAQ Stock Market reporting system (as reported on the NASDAQ Stock Market Internet Web Site (www.nasdaq.com)). For January 24, 2000, the closing bid price was reported to be $26.625 and the closing asked price was reported to be $27.5625, for a starting price calculated to be $27.09375, rounded to $27.09.

         "Sterling Ratio" shall mean the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Closing Market Price by the Starting Price ($27.09).

         "Index Ratio" shall mean the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Average NASDAQ Bank Index Value For the Price Determination Period by the NASDAQ Bank Index Value on the Starting Date (1,516.67).


         The Starting Price and the Closing Market Price shall be appropriately adjusted for an event described in Section 2.1(b) herein.



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                              INVESTMENT AGREEMENT


         THIS AGREEMENT dated as of January 25, 2000, between STERLING FINANCIAL CORPORATION ("STERLING") and HANOVER BANCORP, INC. ("HANOVER BANCORP"),

                                   WITNESSETH:

         WHEREAS, Sterling and Hanover Bancorp have, simultaneously with executing this Agreement, entered into an Agreement and Plan of Merger dated as of the date hereof (the "Plan"); and

         WHEREAS, as a condition to Sterling's entry into the Plan and in consideration of such entry, Hanover Bancorp has agreed to issue to Sterling, on the terms and conditions set forth herein, options entitling Sterling to purchase up to an aggregate of 772,955 shares (the "Shares") of Hanover Bancorp's common stock, par value $0.83 per share ("Hanover Bancorp Common Stock");

         NOW, THEREFORE, in consideration of the execution of the Plan and the agreements herein contained, Sterling and Hanover Bancorp, intending to be legally bound hereby, agree as follows:

         1. Concurrently with the execution of the Plan and this Agreement, Hanover Bancorp shall issue to Sterling an option or options in the form of Attachment A hereto (the "Option", which term as used herein shall include any options issued upon transfer or exchange of the original Option or pursuant to Paragraph 4 of this Agreement) to purchase up to 772,955 shares of Hanover Bancorp Common Stock. Each Option shall be exercisable at a price per share of $14.00, subject to adjustment as therein provided (the "Exercise Price"). So long as the Option is outstanding and unexercised, Hanover Bancorp shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued or treasury shares of Hanover Bancorp Common Stock as may be necessary so that the Option may be exercised without additional authorization of Hanover Bancorp Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Hanover Bancorp Common Stock at the time outstanding. Hanover Bancorp represents and warrants that it has duly authorized the issuance of the Shares upon exercise of the Option and covenants that the Shares issued upon exercise of the Option shall be duly authorized, validly issued and fully paid and nonassessable and subject to no preemptive rights. The Option and the Shares are hereinafter collectively referred to, from time to time, as the "Securities".

         So long as the Option is owned by Sterling, in no event shall Sterling exercise the Option for a number of shares of Hanover Bancorp Common Stock which, when added to the number of shares of Hanover Bancorp Common Stock owned or controlled by Sterling (otherwise than in a fiduciary capacity) would result in Sterling owning or controlling (otherwise than in a fiduciary



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capacity) more than 19.9 percent of the shares of Hanover Bancorp Common Stock issued and outstanding immediately after giving effect to such exercise.

         2. Subject to the terms and conditions hereof, Sterling may exercise or sell the Option, in whole or in part, upon: (i) the failure of Hanover Bancorp's shareholders to approve the Plan at a meeting called for such purpose after the announcement by a qualified and financially capable person (other than Sterling) of a bona fide written offer to acquire 20 percent or more of Hanover Bancorp Common Stock, or to acquire, merge or consolidate with Hanover Bancorp or to purchase or acquire all or substantially all of Hanover Bancorp's assets; (ii) the acquisition by any person (other than Sterling) of beneficial ownership of 20 percent or more of Hanover Bancorp Common Stock exclusive of shares of Hanover Bancorp Common Stock sold directly or indirectly to such person by Sterling; (iii) any person (other than Sterling) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of Hanover Bancorp such that, upon consummation of such offer, such person would own, control or have the right to acquire 20 percent or more of Hanover Bancorp Common Stock (before giving effect to any exercise of the Option); or (iv) Hanover Bancorp shall have entered into an agreement with a person (other than Sterling) for such person to acquire, merge or consolidate with Hanover Bancorp or to purchase or acquire all or substantially all of Hanover Bancorp's assets. Sterling's right to exercise the Option shall terminate and be of no further effect, except as to notices of exercise given prior thereto, upon termination of the Option as provided in Paragraph 10 thereof. As used in this Paragraph 2, "person" and "beneficial ownership" shall have the same meanings as in the Option. Notwithstanding the foregoing, Hanover Bancorp shall not be obligated to issue Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory approval or consent necessary for Hanover Bancorp to issue the Shares or for Sterling to exercise the Option or prior to the expiration or termination of any waiting period required by law or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Shares. Any sale of the Option, in whole or in part, or any of the Shares by Sterling, other than a sale to a majority-owned subsidiary of Sterling, shall be subject to the right of first refusal of Hanover Bancorp (or any assignee or assignees of Hanover Bancorp the identity of whom or which prior to the date thereof has been given to Sterling) at a price equal to the written offer price which Sterling receives from a third party (other than a majority-owned subsidiary of Sterling) and intends to accept. The right of first refusal shall terminate 20 days after notice of Sterling's intention to sell has been delivered to Hanover Bancorp. If an offer is made for a consideration which in whole or in part consists of other than cash, the value of the non-cash portion of the consideration shall be determined by a recognized investment banking firm selected jointly by Sterling and Hanover Bancorp, and such determination shall in no event be made later than the fifth day after notice of Sterling's intention to sell has been delivered to Hanover Bancorp. In the event of the failure or refusal of Hanover Bancorp to purchase the Option or all the Shares covered by Sterling's notice to sell, Sterling may, within 30 days from the date of such notice, unless additional time is needed to give notification to or to obtain approval from any governmental or regulatory authority and, if so required, within five days after the date on which the required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period with respect thereto has passed, sell all, but not less than all, of the portion of the Option or such Shares covered by such notice to such proposed transferee at no less than the price specified and on terms no more favorable to the buyer than those set forth in the notice.

         3. Subject to applicable regulatory restrictions, from and after the date on which any event described in the second paragraph of this Paragraph 3 occurs, the Holder as defined in the Option (which shall include a former Holder) who has exercised the Option in whole or in part shall have the right to require Hanover Bancorp to redeem some or all of the Shares at a redemption price per share (the "Redemption Price") equal to the highest of: (i) one hundred and fifteen percent (115%) of the Exercise Price in the case of an event under subsection (i) of the second paragraph of this Paragraph 3 occurs or one hundred twenty-five percent (125%) of the Exercise Price in the case of an event under subsection (ii) of the second paragraph of this Paragraph 3 occurs;
(ii) the highest price paid or agreed to be paid for any share of Hanover Bancorp Common Stock by an Acquiring Person (as defined in the Option) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under the third paragraph of this Paragraph 3 (as appropriately adjusted to reflect any of the events described in Paragraph 7(A) of the Option); and (iii) in the event of a sale of all or substantially all of Hanover Bancorp's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Hanover Bancorp as determined by a recognized investment banking firm selected by such Holder, divided by (y) the number of shares of Hanover Bancorp Common Stock then outstanding. If the price paid consists in whole or in part of the securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require Hanover Bancorp to redeem some or all of the Shares under this Paragraph 3 shall expire on the close of business on the 180th day following the occurrence of any event described in the second paragraph of this Paragraph 3.

         The redemption rights provided in this Paragraph 3 shall become exercisable upon the occurrence of any of the following events: (i) the acquisition by any person (other than Sterling or any subsidiary of Sterling) of beneficial ownership of 20 percent or more of the Hanover Bancorp Common Stock (before giving effect to any exercise of the Option) exclusive of shares of Hanover Bancorp Common Stock sold directly or indirectly to such person by Sterling or (ii) a transaction of the type specified in Paragraph 2(iv) shall have been consummated. As used in this Paragraph 3 "person" and "beneficial ownership" shall have the same meanings as in the Option.

         The Holder may exercise its right to require Hanover Bancorp to redeem some or all of the Shares pursuant to this Paragraph 3 by surrendering for such purpose to Hanover Bancorp, at its principal office within the time period specified in the preceding paragraph, a certificate or certificates representing the number of Shares to be redeemed accompanied by a written notice stating that it elects to require Hanover Bancorp to redeem all or a specified number of such Shares in accordance with the provisions of this Paragraph 3. As promptly as practicable, and in any event within ten business days after the surrender of such certificates and the receipt of such notice relating thereto, Hanover Bancorp shall deliver or cause to be delivered to the Holder the Redemption Price multiplied by the number of Shares that the Holder is requiring Hanover

Bancorp to redeem which it is not then prohibited under applicable law or regulation from redeeming, and, if the Holder has given Hanover Bancorp notice that less than the full number of Shares evidenced by the surrendered certificate or certificates are to be redeemed, a new certificate or certificates, of like tenor, for the number of Shares evidenced by such surrendered certificate or certificates, less the number of Shares redeemed. To the extent that Hanover Bancorp is prohibited under applicable law or regulation, or by judicial or administrative action, from redeeming all of the Shares as to which the Holder has given notice to redeem hereunder, Hanover Bancorp shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the applicable Redemption Price for such number of the Shares as it is not prohibited from redeeming within ten business days after the date on which Hanover Bancorp is no longer so prohibited; provided, however, that at the option of Sterling, at any time after receipt of such notice from Hanover Bancorp, Hanover Bancorp shall deliver to the Holder a certificate for such number of the Shares as it is then prohibited from redeeming, or, at the Holder's option, all the Shares, and Hanover Bancorp shall have no further obligation to redeem such Shares.

         4. In the event that Hanover Bancorp issues any additional Shares of Hanover Bancorp Common Stock pursuant to outstanding stock options after the date of this Agreement, Hanover Bancorp shall issue additional options to Sterling, such that, after such issuance, the number of Shares of Hanover Bancorp Common Stock subject to all options hereunder, together with any shares of Hanover Bancorp Common Stock previously issued pursuant hereto, equals 19.9 percent of the shares of Hanover Bancorp Common Stock then issued and outstanding. Such additional options shall be identical to the Option.

         5. Hanover Bancorp will not enter into any transaction described in
(a), (b) or (c) of Paragraph 6(A) of the Option unless the Acquiror (as defined in the Option) assumes in writing, in form and substance satisfactory to the Holder, all the obligations of Hanover Bancorp hereunder.

         6. This Agreement shall not be assignable by Sterling except to any direct or indirect subsidiary, affiliate or successor of Sterling.

         7. Without limiting the foregoing or any remedies available to Sterling, it is specifically acknowledged that Sterling would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

[CORPORATE SEAL]

ATTEST:                                             HANOVER BANCORP, INC.



By:/s/ Thomas J. Paholsky                           By:/s/ Terrence L. Hormel
---------------------------------                   ---------------------------
Thomas J. Paholsky, Secretary                          Terrence L. Hormel
                                                       Title: Chairman of Board


                                                    By: /s/ Bradley Scovill
                                                    ---------------------------
                                                       J. Bradley Scovill
                                                       Title: President and CEO





[CORPORATE SEAL]

ATTEST:                                             STERLING FINANCIAL
                                                        CORPORATION


By:/s/ Ronald L. Bowman                             By:/s/ John E. Stefan
---------------------------------                   ---------------------------
                                                       John E. Stefan
                                                       President and CEO

                                                                    ATTACHMENT A

                                     OPTION

                       TO PURCHASE UP TO 772,955 SHARES OF
                                  COMMON STOCK
                                       OF
                              HANOVER BANCORP, INC.


         This is to certify that, for value received, STERLING FINANCIAL CORPORATION ("Sterling") or any permitted transferee (Sterling or such transferee hereinafter the "Holder") is entitled to purchase, subject to the provisions of this Option and of the Agreement (as hereinafter defined), from HANOVER BANCORP, INC. ("Hanover Bancorp"), at any time on or after the date hereof, an aggregate of up to 772,955 fully paid and nonassessable shares of common stock, par value $0.83 per share ("Hanover Bancorp Common Stock") of Hanover Bancorp at a price per share equal to $14.00, subject to adjustment as herein provided (the "Exercise Price").

         1. Exercise of Option. Subject to the provisions hereof and the limitations set forth in Paragraph 2 of an Investment Agreement dated as of January 25, 2000, by and between Sterling and Hanover Bancorp (the "Agreement") executed and delivered in connection with an Agreement and Plan of Merger dated as of January 25, 2000, between Sterling and Hanover Bancorp (the "Plan"), this Option may be exercised at any time or from time to time on or after the date hereof. This Option shall be exercised by presentation and surrender hereof to Hanover Bancorp at its principal office, accompanied by (i) a written notice of exercise, (ii) payment to Hanover Bancorp, for the account of Hanover Bancorp, of the Exercise Price for the number of shares of Hanover Bancorp Common Stock specified in such notice and (iii) a certificate of the Holder specifying the event or events which have occurred which entitle the Holder to exercise the Option. The Exercise Price for the number of shares of Hanover Bancorp Common Stock specified in the notice shall be payable in immediately available funds. This Option may not be exercised in part for less than 10,000 shares, except (i) for an initial exercise resulting in ownership of approximately 5 percent of the outstanding shares of Hanover Bancorp Common Stock after giving effect to the exercise, (ii) as limited by applicable law, regulation or regulatory order or (iii) when this Option becomes exercisable for less than 10,000 shares, the remaining shares for which it is then exercisable.

         Upon such presentation and surrender, Hanover Bancorp shall issue promptly (and within five business days if requested by the Holder) to the Holder or its assignee, transferee or designee the shares of Hanover Bancorp Common Stock to which the Holder is entitled hereunder.

         If this Option should be exercised in part only, Hanover Bancorp shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares of Hanover Bancorp Common Stock purchasable hereunder. Upon receipt by Hanover Bancorp of this Option, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Hanover Bancorp Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Hanover Bancorp may then be closed or that certificates representing such shares of Hanover Bancorp Common Stock shall not then be actually delivered to the Holder. Hanover Bancorp shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.


         2. Reservation of Shares; Preservation of Rights of Holder. Hanover Bancorp shall at all times while this Option is outstanding and unexercised maintain and reserve, free from preemptive rights, such number of authorized but unissued or treasury shares of Hanover Bancorp Common Stock as may be necessary so that this Option may be exercised without additional authorization of Hanover Bancorp Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Hanover Bancorp Common Stock at the time outstanding. Hanover Bancorp further agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Agreement by Hanover Bancorp,
                  (ii) that it will use its best efforts to take all action (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.Section 18a and the regulations promulgated thereunder and (B) in the event that under the Bank Holding Company Act of 1956 or the Change in Bank Control Act or any other law, prior approval of the Board of Governors of the Federal Reserve System (the "Board"), the Securities Regulatory Commissions (SEC), or any other regulatory agency is necessary before this Option may be exercised, cooperating fully with the Holder in preparing any and all such applications and providing such information to the Board as such agency may require) in order to permit the Holder to exercise this Option and Hanover Bancorp duly and effectively to issue shares of Hanover Bancorp Common Stock hereunder, and (iii) that it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.

         3. Fractional Shares. Hanover Bancorp shall not be required to issue fractional shares of Hanover Bancorp Common Stock upon exercise of this Option but shall pay for such fraction of a share in cash or by certified or official bank check at the Exercise Price.

         4. Exchange, Transfer or Loss of Option. This Option is exchangeable or, subject to Paragraph 2 of the Investment Agreement, transferable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of Hanover Bancorp for other Options of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Hanover Bancorp Common Stock purchasable hereunder. The term "Option" as used herein includes any Options for which this Option may be exchanged. Upon receipt by Hanover Bancorp of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, Hanover Bancorp will execute and deliver a new Option of like tenor and date.

         This Option may not be exercised or sold except in accordance with the terms of the Agreement.

         5.       Redemption.

                  (A) Subject to applicable regulatory restrictions, from and after the date on which any event described in the second paragraph of Paragraph 3 of the Agreement occurs, the Holder shall have the right to require Hanover Bancorp to redeem this Option at a redemption price (the "Redemption Amount") equal to (x) the highest of: (i) the number of shares of Hanover Bancorp Common Stock for which this Option is then exercisable (the "Conversion Number") multiplied by the Exercise Price multiplied by 115% in the case of an event under subsection (i) of the second paragraph of Paragraph 3 of the Agreement occurs or 125% in the case of an event under subsection (ii) of the second paragraph of Paragraph 3 of the Agreement occurs; (ii) the highest price paid or agreed to be paid for any share of Hanover Bancorp Common Stock by the Acquiring Person (as hereinafter defined) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under Paragraph 5(B)(such price to be appropriately adjusted to reflect the effect of any of the events described in Paragraph 7(A) hereof), multiplied by the Conversion Number; and (iii) in the event of the sale of all or substantially all of the assets of Hanover Bancorp, the Conversion Number multiplied by
         (I) the sum of (a) the price paid for such assets and (b) the current market value of the remaining assets of Hanover Bancorp, as determined by a recognized investment banking firm selected by the Holder, divided by (II) the sum of the number of shares of Hanover Bancorp Common Stock then outstanding, less (y) the Exercise Price multiplied by the Conversion Number. If, for the purpose of this calculation or calculating the Assigned Value (as hereinafter described), the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require Hanover Bancorp to redeem this Option under this Paragraph 5 shall expire at the close of business on the 180th day following the occurrence of any event described in the second paragraph of Paragraph 3 of the Agreement.

                  (B) The Holder of this Option may exercise its right to require Hanover Bancorp to redeem this Option pursuant to this Paragraph 5 by surrendering for such purpose to Hanover Bancorp, at its principal office, within the period specified above, this Option accompanied by a written notice stating that the Holder elects to require Hanover Bancorp to redeem this Option in accordance with the provisions of this Paragraph 5. As promptly as practicable, and in any event within ten business days after the surrender of this Option and the receipt of such notice relating thereto, Hanover Bancorp shall deliver or cause to be delivered to the Holder the Redemption Amount therefor or the portion thereof which it is not then prohibited under applicable law and regulation from delivering to the Holder.


                  To the extent that Hanover Bancorp is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from redeeming this Option in full, Hanover Bancorp shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the portion of the Redemption Amount which it is no longer prohibited from delivering to the Holder within ten business days after the date on which Hanover Bancorp is no longer so prohibited; provided, however, that, at the option of the Holder, at any time after receipt of such notice, Hanover Bancorp shall deliver to the Holder a new Option evidencing the right to the Holder to purchase that number of shares of Hanover Bancorp Common Stock obtained by multiplying the Conversion Number in effect at such time by a fraction, the numerator of which is the Redemption Amount less the portion thereof (if any) theretofore delivered to the Holder and the denominator of which is the Redemption Amount, and Hanover Bancorp shall have no further obligation to redeem such new Option.

                  (C) As used in this Option, the following terms have the meanings indicated:

                           (a) "Acquiring Person" shall mean any "Person"
                  (hereinafter defined) who or which shall be the "Beneficial Owner" (as hereinafter defined) of 20% or more of Hanover Bancorp Common Stock;

                           (b) A "Person" shall mean any individual, firm,
                  corporation or other entity and include as well any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;

                           (c) A Person shall be a "Beneficial Owner" of all
                  securities:

                                    (i) which such Person or any of its
                           "Affiliates" (as hereinafter defined) or "Associates" (as hereinafter defined) beneficially owns, directly or indirectly; and

                                    (ii) which such Person or any of its
                           Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; and

                           (d) "Affiliate" and "Associate" shall have the
                  respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of the Agreement.

         6.       Certain Transactions.

                  (A) In case Hanover Bancorp (a) shall consolidate with or merge into any Person, other than the Holder or one of its Affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any Person, other than the Holder or one of its Affiliates, to merge into Hanover Bancorp and Hanover Bancorp shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Hanover Bancorp Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or shall represent less than 25% of the shares of Hanover Bancorp Common Stock immediately after giving effect to the merger, or (c) shall sell or otherwise transfer all or substantially all of its assets to any Person, other than the Holder or one of its Affiliates, then, and in each such case, the agreement governing such transaction shall make proper provision so that this Option shall (at the option of the Holder, in whole or in part), upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a option, at the option of the Holder, of either (I) the Acquiring Corporation (as hereinafter defined), (II) any company which controls the Acquiring Corporation, or
         (III) in the case of a merger described in clause (A)(b), Hanover Bancorp, in which case such option shall be a newly issued option (in any such case, the "Substitute Option").

                  (B) The following terms have the meanings indicated:

                           (a) "Acquiring Corporation" shall mean (i) the
                  continuing or surviving corporation of a consolidation or merger with Hanover Bancorp (if other than the Hanover Bancorp), (ii) the corporation merging into Hanover Bancorp in a merger in which the Hanover Bancorp is the continuing or surviving person and in connection with which the then outstanding shares of Hanover Bancorp Common Stock are changed into or exchanged for stock of other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of Hanover Bancorp Common Stock immediately after giving effect to the merger, and (iii) the transferee of all or substantially all of Hanover Bancorp's assets, Hanover Bancorp or all or substantially all of the Hanover Bancorp's assets;

                           (b) "Substitute Common Stock" shall mean the common
                  stock issued by the issuer of the Substitute Option;

                           (c) "Assigned Value" shall mean the Redemption Price
                  per share of Hanover Bancorp Common Stock (as defined in Paragraph 3 of the Agreement) multiplied by the Conversion Number;

                           (d) "Average Price" shall mean the average closing
                  price (or if unavailable, the average of the daily averages of the closing bid and asked prices) of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price (or average of the closing bid and asked prices) of a share of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Hanover Bancorp is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into Hanover Bancorp or by any company which controls such Person, as the Holder may elect. If the Average Price cannot be computed as aforesaid because neither closing prices nor closing bid and asked prices are available for such one-year period, then the Average Price shall be the average fair market value of a share of Substitute Common Stock for such period (but in no event higher than the fair market value on the day preceding such consolidation, merger or sale) as determined by a recognized investment banking firm selected by Sterling.

                  (C) The Substitute Option shall have the same terms as this Option provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as this Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder of the Substitute Option in substantially the same form as the Agreement, which shall be applicable to the Substitute Option. For purposes of the Substitute Option and such agreement, any event referred to in Paragraph 2 or Paragraph 3 of the Agreement shall be deemed to have occurred when it occurred with respect to Hanover Bancorp.

                  (D) The Substitute Option shall be immediately exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the Conversion Number and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                  (E) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the outstanding shares of Substitute Common Stock and the shares of Substitute Common Stock issuable upon exercise of the Substitute Option.

         7. Adjustment. The number of shares of Hanover Bancorp Common Stock purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 7:

                           (A)(1) In case Hanover Bancorp shall pay or make a
                  dividend or other distribution on any class of capital stock of Hanover Bancorp in Hanover Bancorp Common Stock, the number of shares of Hanover Bancorp Common Stock purchasable upon exercise of this Option shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Hanover Bancorp Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution, provided, however, that in no event shall the Option be exercised for more than 19.9% of the shares of Hanover Bancorp Common Stock issued and outstanding.

                           (2) In case outstanding shares of Hanover Bancorp
                  Common Stock shall be subdivided into a greater number of shares of Hanover Bancorp Common Stock, the number of shares of Hanover Bancorp Common Stock purchasable upon exercise of this Option at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Hanover Bancorp Common Stock shall each be combined into a smaller number of shares of Hanover Bancorp Common Stock, the number of shares of Hanover Bancorp Common Stock purchasable upon exercise of this Option at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective, provided, however, that in no event shall the Option be exercised for more than 19.9% of the shares of Hanover Bancorp Common Stock issued and outstanding.

                           (3) The reclassification (excluding any transaction
                  in which a Substitute Option would be issued) of Hanover Bancorp Common Stock into securities (other than Hanover Bancorp Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Hanover Bancorp Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective," as the case may be, within the meaning of clause (2) above.

                           (4) Hanover Bancorp may make such increases in the
                  number of shares of Hanover Bancorp Common Stock purchasable upon exercise of this Option, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

                  (B) Whenever the number of shares of Hanover Bancorp Common Stock purchasable upon exercise of this Option is adjusted as herein provided, the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Hanover Bancorp Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Hanover Bancorp Common Stock purchasable after the adjustment.

                  (C) For the purpose of this Paragraph 7, the term "Hanover Bancorp Common Stock" shall include any shares of Hanover Bancorp of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of Hanover Bancorp and which is not subject to redemption by Hanover Bancorp.

         8.       Notice.

                  (A) Whenever the number of shares for which this Option is exercisable is adjusted as provided in Paragraph 7, Hanover Bancorp shall promptly compute such adjustment and mail to the Holder a certificate, signed by a principal financial officer of Hanover Bancorp, setting forth the number of shares of Hanover Bancorp Common Stock for which this Option is exercisable as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

                  (B) Upon the occurrence of any event which results in this Option becoming redeemable, as provided in Paragraph 5, Hanover Bancorp shall promptly notify the Holder of such event; and promptly compute the Redemption Amount and furnish to the Holder a certificate, signed by a principal financial officer of Hanover Bancorp, setting forth the Redemption Amount and the basis and computation thereof.

                  (C) Upon the occurrence of an event which results in this Option becoming convertible into, or exchangeable for, the Substitute Option, as provided in Paragraph 6, the Acquiring Corporation and Hanover Bancorp shall promptly notify the Holder of such event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Option, the Acquiring Corporation and Hanover Bancorp shall promptly compute the number of shares of Substitute Common Stock for which the Substitute Option is exercisable and furnish to the Holder a certificate, signed by a principal financial officer of each of the Acquiring Corporation and Hanover Bancorp, setting forth the number of shares of Substitute Common Stock for which the Substitute Option is exercisable, a computation thereof and when such adjustment will become effective.

         9.       Rights of Holder.

                  (A) Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provision of this Option and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Option.

                  (B) Except as provided in the third paragraph of Paragraph 1 hereof, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in Hanover Bancorp.

         10. Termination. This Option and the rights conferred hereby shall terminate upon: (i) willful breach of the Plan by Sterling; (ii) at the Effective Time of the Merger pursuant to the Plan; (iii) to the extent this Option has not previously been exercised, 18 months after the occurrence of an event described in Paragraph 2 of the Agreement (unless termination of the Plan in accordance with its terms occurs prior to the occurrence of such event, in which case clause (iv) below shall apply), provided that such termination pursuant to this clause (iii) shall not affect any redemption under Paragraph 5 as to which exercise under Paragraph 5(B) has previously occurred; or (iv) upon termination of the Plan in accordance with its terms, unless an event described in Paragraph 2 of the Agreement occurs prior to such termination, in which case this Option and the rights conferred hereby shall not terminate until 18 months after the occurrence of such event.

         11. Governing Law. This Option shall be governed by, and interpreted in accordance with, the substantive laws of the Commonwealth of Pennsylvania.




Dated: January 25, 2000

[CORPORATE SEAL]

ATTEST:                                             HANOVER BANCORP, INC.

By:/s/ Thomas J. Paholsky                           By:/s/ Terrence L. Hormel
   -------------------------------                     ------------------------
Thomas J. Paholsky, Secretary                          Terrence L. Hormel
                                                       Title: Chairman of Board


                                                    By: /s/ J. Bradley Scovill
                                                       ------------------------
                                                        J. Bradley Scovill
                                                        Title: President and CEO

                                     ANNEX B

April 26, 2000

The Board of Directors
Sterling Financial Corporation
101 North Pointe Boulevard
Lancaster, PA 17601

Members of the Board:

You have requested that we update our opinion as to the fairness, from a financial point of view, to the shareholders of Sterling Financial Corporation ("Sterling") of the Agreement and Plan of Merger (the "Agreement") pursuant to which Hanover Bancorp, Inc. ("Hanover") will combine with and into Sterling by means of a merger (the "Merger"). Under the terms of the Agreement, each outstanding share of Hanover common stock will be converted into 0.93 shares of Sterling common stock.

Garland McPherson & Associates, Inc., as part of its investment banking and bank consulting business, is routinely engaged in the valuation of financial institution securities for a variety of purposes, including mergers and acquisitions, and the determination of adequate consideration in such transactions.

For purposes of this opinion and the original opinion that was rendered on January 25, 2000, we reviewed and analyzed information pertaining to the financial and operating condition of Sterling and Hanover. This review included, but was not limited to: (i) the Agreement and Plan of Merger; (ii) financial and other information which was publicly available or provided to us by Sterling and Hanover; (iii) certain financial information relating to the banking industry in general; (iv) the respective history of dividends paid by the two institutions;
(v) our evaluation of future prospects for the merged institution; (vi) terms and conditions of comparable merger transactions and (vii) such other financial reviews, analyses, and investigations as we deemed appropriate.

In rendering our opinion, we conducted discussions with members of senior management of Sterling and Hanover concerning their respective businesses and prospects and have relied on the accuracy and completeness of information and representations delivered to us by Sterling and Hanover and their officers, directors, counsel, and other agents. We have not independently verified the information reviewed by us (either publicly available or provided to us by Sterling and Hanover) and, in rendering our opinion, have relied upon such information as being complete and accurate in all material respects.

We have assumed that the allowances for loan losses indicated on the balance sheets of Sterling and Hanover as of December 31, 1999 are adequate to cover such losses. We have not reviewed the loan files of Sterling or Hanover, nor did we make an independent valuation or appraisal of the assets and liabilities of Sterling and Hanover.

We assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on Hanover that would have a material adverse effect on the contemplated benefits of the Merger to Sterling. We further assumed that no change would occur in applicable law or regulation that would cause a material adverse change in the prospects or operations of Hanover after the Merger. We express no opinion as to the tax consequences of the merger to Sterling and its shareholders.

Our conclusion is based on the market, economic and other conditions prevailing as of the date hereof and the current conditions and prospects of Sterling and Hanover. Events occurring subsequent to this date could materially affect the assumptions and conclusions contained in our opinion. We express no opinion as to what the value of Sterling common stock will be at the time the Merger is consummated. Our opinion pertains only to the financial consideration of the Merger and does not constitute a recommendation to the Board of Sterling nor a recommendation as to how Sterling shareholders should vote with regard to the Merger.

Based upon and subject to the foregoing, it is our opinion as of the date hereof, that the exchange ratio and the consideration to be paid by Sterling in the transaction is fair, from a financial point of view, to the shareholders of Sterling Financial Corporation.

Sincerely,


/s/ Garland McPherson & Associates, Inc.
    Garland McPherson & Associates, Inc.

                                     ANNEX C

                                                                  April __, 2000

The Board of Directors
Hanover Bancorp, Inc.
33 Carlisle Street
Hanover, Pennsylvania 17331


The Board of Directors:

      You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of' Hanover Bancorp, Inc ("Hanover") of the exchange ratio governing the exchange of shares of the common stock of Hanover for shares of common stock of Sterling Financial Corporation ("Sterling") in connection with the proposed acquisition of Hanover by Sterling pursuant to an Agreement and Plan of Merger (the "Merger Agreement') dated January 25, 2000 by and between Hanover and Sterling. Pursuant to the Merger Agreement, Hanover will merge with and into Sterling, with Sterling being the surviving corporation.

      As is more specifically set forth in the Merger Agreement, upon consummation of the merger, each outstanding share of Hanover common stock, except for shares held by Sterling and its subsidiaries or by Hanover and its subsidiaries (in both cases, other than shares held in a fiduciary capacity or as a result of debts previously contracted), will be converted into and exchangeable for 0.93 shares of Sterling common stock. The exchange ratio referenced is a fixed exchange ratio and consequently the market value of the consideration to be received by Hanover stockholders will fluctuate with changes in Sterling's stock price. The Merger Agreement may be terminated under certain conditions prior to the effective time of the merger by the Board of Directors of either party based on defined criteria.

      McConnell, Budd & Downes, Inc., as part of its investment banking business, is regularly engaged in the valuation of bank holding companies and banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, competitive bidding processes, market making as a NASD market maker, secondary distributions of listed securities and valuations for corporate, estate and other purposes. Our experience and familiarity with Hanover includes having worked as a financial advisor to Hanover throughout the process and negotiations leading up to the proposed merger with Sterling. In the course of our role as financial advisor to Hanover in connection with the merger, we have received fees for our services and will receive additional fees contingent on the occurrence of certain defined events. While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arm's-length mergers and other business combination transactions upon consummation of such transactions, as is the case with this transaction, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of this transaction.

        In arriving at our opinion, we have reviewed the Merger Agreement and the joint proxy statement/prospectus in substantially the form in which this letter appears as an exhibit. We have also reviewed publicly available business, financial and shareholder information relating to Hanover and its subsidiaries and certain publicly available financial and shareholder information relating to Sterling.

        In connection with the foregoing, we have (i) reviewed Hanover's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the four calendar years ended December 31, 1999 and Hanover's Quarterly Report on Form 10-Q and related unaudited financial information for 1999; (ii) reviewed Sterling's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the four calendar years ended December 31, 1999 and Sterling's Quarterly Report on Form 10-Q and related unaudited financial information for 1999; (iii) reviewed certain internal financial information and financial forecasts, relating to the business, earnings, cash flows, assets and prospects of the respective companies furnished to McConnell, Budd & Downes, Inc. by Hanover and Sterling, respectively; (iv) held discussions with members of the senior management and board of Hanover concerning the past and current results of operations of Hanover, its current financial condition and management's opinion of its future prospects; (v) held discussions with members of senior management of Sterling concerning the past and current results of operations of Sterling, its current financial condition and management's opinion of its future prospects; (vi) reviewed the historical record of reported prices, trading volume and dividend payments for both Hanover and Sterling common stock; (vii) considered the current state of and future prospects for the economy of Pennsylvania generally and the relevant market areas for Hanover and Sterling in particular; (viii) reviewed specific merger analysis models employed by McConnell, Budd & Downes, Inc. to evaluate potential business combinations of financial institutions; (ix) reviewed the reported financial terms of selected recent business combinations in the banking industry; and (x) performed such other studies and analyses as McConnell, Budd & Downes, Inc. considered appropriate under the circumstances associated with this particular transaction.

      In the course of our review and analysis we considered, among other things, such topics as the historical and projected future contributions of recurring earnings by the parties, the anticipated future earnings per share results for the parties on both a combined and stand-alone basis, the potential to realize significant recurring operating expense reductions and the impact thereof on projected future earnings per share, the relative capitalization and capital adequacy of each of the parties, the availability of non-interest income to each of the parties, the relative asset quality and apparent adequacy of the reserve for loan losses for each of the parties. We also considered the composition of deposits and the composition of the loan portfolio of each of Hanover and Sterling. In addition, we considered the historical trading range, trading pattern and relative market liquidity of the common shares of each of the parties. In the conduct of our review and analysis we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial information provided to us by Hanover and Sterling and or otherwise publicly obtainable. In reaching our opinion we have not assumed any responsibility for the independent verification of such information or any independent valuation or appraisal of any of the assets or the liabilities of either Hanover or Sterling, nor have we obtained from any other source, any current appraisals of the assets or liabilities of either Hanover or Sterling. We have also relied on the management of Hanover and Sterling as to the reasonableness of various financial and operating forecasts and of the assumptions on which they are based, which were provided to us for use in our analyses.

      In the course of rendering this opinion, which is being rendered prior to the receipt of certain required regulatory approvals necessary before consummation of the merger, we assume that no conditions will be imposed by any regulatory agency in connection with its approval of the merger that will have a material adverse effect on the results of operations, the financial condition or the prospects of Sterling following consummation of the merger.

      Based upon and subject to the foregoing, it is our opinion, that as of the date of this letter, the exchange ratio is fair to the stockholders of Hanover from a financial point of view.

                                             Very truly yours,

                                             McConnell, Budd & Downes, Inc.

                                     ANNEX D

            PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED
                          EXCERPTS FROM SUBCHAPTER 19C

        SECTION 1930. DISSENTERS RIGHTS

               (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).


                                 SUBCHAPTER 15D

                                Dissenters Rights

        Section:

        1571.    Application and effect of subchapter.

        1572.    Definitions.

        1573.    Record and beneficial holders and owners.

        1574.    Notice of intention to dissent.

        1575.    Notice to demand payment.

        1576.    Failure to comply with notice to demand payment, etc.

        1577.    Release of restrictions or payment for shares.

        1578.    Estimate by dissenter of fair value of shares.

        1579.    Valuation proceedings generally.

        1580.    Costs and expenses of valuation proceedings.


        SECTION 1571. APPLICATION AND EFFECT OF SUBCHAPTER.

               (a)     General rule. Except as otherwise provided in subsection
                       (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

                       Section 1906(c) (relating to dissenters rights upon special treatment).

                       Section 1930 (relating to dissenters rights).

                       Section 1931(d) (relating to dissenters rights in share exchanges).

                       Section 1932(c) (relating to dissenters rights in asset transfers).

                       Section 1952(d) (relating to dissenters rights in division).

                       Section 1962(c) (relating to dissenters rights in conversion).

                       Section 2104(b) (relating to procedure).

                       Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

                       Section 2325(b) (relating to minimum vote requirement).

                       Section 2704(c) (relating to dissenters rights upon election).

                       Section 2705(d) (relating to dissenters rights upon renewal of election).

                       Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

                       Section 7104(b)(3) (relating to procedure).

               (b)     Exceptions.

                       (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be
                              voted on, are either:

                              (i)     listed on a national securities exchange;
                                      or

                              (ii)    held of record by more than 2,000
                                      shareholders;

                              shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

                       (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                              (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                              (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                              (iii)   Shares entitled to dissenters rights under
                                      section 1906(c) (relating to dissenters
                                      rights upon special treatment).

                       (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

               (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

               (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                       (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

                       (2)    a copy of this subchapter.

               (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

               (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

               (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

        SECTION 1572. DEFINITIONS.

        The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

               "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

               "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

               "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

               "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

        SECTION 1573. RECORD AND BENEFICIAL HOLDERS AND OWNERS.

               (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

               (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

        SECTION 1574. NOTICE OF INTENTION TO DISSENT.

               If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.



        SECTION 1575. NOTICE TO DEMAND PAYMENT.

               (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

                       (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                       (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                       (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

                       (4)    Be accompanied by a copy of this subchapter.

               (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

        SECTION 1576. FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

               (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

               (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

               (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

        SECTION 1577. RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.

               (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

               (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

               (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                       (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                       (2) A statement of the corporation's estimate of the fair value of the shares.

                       (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

               (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.


        SECTION 1578. ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.

               (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

               (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

        SECTION 1579. VALUATION PROCEEDINGS GENERALLY.

               (a)     General rule. Within 60 days after the latest of:

                       (1)    effectuation of the proposed corporate action;

                       (2)    timely receipt of any demands for payment under
                              Section 1575 (relating to notice to demand payment); or

                       (3)    timely receipt of any estimates pursuant to
                              section 1578 (relating to estimate by dissenter of fair value of shares);

                       if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

               (b) Mandatory joinder of dissenters. All, dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

               (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

               (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

               (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

        SECTION 1580. COSTS AND EXPENSES OF VALUATION PROCEEDINGS.

               (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

               (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

               (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

         Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. Sections 1101-4162) provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

         Article V of Sterling's Amended Bylaws provide for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended. We attach the pertinent provisions of Subchapter D as Exhibit 99.8 to this Registration Statement.


Item 21.                Exhibits and Financial Statement Schedules

         (a)            Exhibits:

         2.1 Agreement and Plan of Merger dated as of January 25, 2000, by and between Sterling Financial Corporation and Hanover Bancorp, Inc., including exhibits. (Included in Annex A to the proxy statement prospectus).

         3(i) Sterling Financial Corporation Amended Articles of Incorporation. (Incorporated by reference to Exhibit 3(i) to Sterling Financial Corporation's Current Report on Form 8-K, filed with the Commission on June 14, 1996.)

         3(ii)          Sterling Financial Corporation Amended Bylaws.
                        (Incorporated by reference to Exhibit 3(ii) to Sterling Financial Corporation's Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

         4.1 Sterling Financial Corporation Amended Articles of Incorporation. (Incorporated by reference to Exhibit 3(i) to Sterling Financial Corporation's Current Report on Form 8-K, filed with the Commission on June 14, 1996.)

         4.2            Sterling Financial Corporation Amended Bylaws.
                        (Incorporated by reference to Exhibit 3(ii) to Sterling Financial Corporation's Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

         5 Opinion of Shumaker Williams, P.C. re: Legality of Sterling Financial Corporation Common Stock.

         8              Opinion of Shumaker Williams, P.C. re: Tax Matters.

         10.1 Sterling Financial Corporation 1996 Stock Incentive Plan. (Incorporated by reference to Exhibit 4.3 of Registration Statement No. 333-28065 on Form S-8, filed with the Securities and Exchange Commission, on May 30, 1997.)

         10.2 The Sterling Financial Corporation Dividend Reinvestment and Stock Purchase Plan. (Incorporated by reference to Registration Statement No. 33-55131 on Form S-3, filed with the Securities and Exchange Commission on August 18, 1994, and amended by the Registrant's Rule 424 (b) prospectus filed with the Commission on December 23, 1998.)

         10.3 Letter Agreement between Sterling Financial Corporation and Howard E. Groff, Sr., dated June 30, 1994. (Incorporated by reference to Exhibit 99 on Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission, on March 28, 2000.)

         10.4 The Corporation's 1997 Directors Stock Compensation Plan and Policy. (Incorporated by reference to Exhibit 4.3 to the Corporation's Registration Statement No. 333-28101 on Form S-8, filed with the Securities and Exchange Commission on May 30, 1997.)

         10.5 Change in Control Agreement, dated July 27, 1999 between Sterling Financial Corporation and Bank of Lancaster County and John E. Stefan. (Incorporated by reference to the Exhibit 10.1 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.6 Change in Control Agreement, dated August 4, 1999 between Sterling Financial Corporation and Bank of Lancaster County and J. Roger Moyer, Jr. (Incorporated by reference to the Exhibit 10.2 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.7 Change in Control Agreement, dated July 30, 1999 between Sterling Financial Corporation and Bank of Lancaster County and Jere L. Obetz. (Incorporated by reference to the Exhibit 10.3 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.8 Change in Control Agreement, dated July 7, 1999 between Sterling Financial Corporation and Bank of Lancaster County and Thomas P. Dautrich. (Incorporated by reference to the Exhibit 10.4 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.9 Employment Agreement, dated July 27, 1999 between Sterling Financial Corporation and Bank of Lancaster County and John E. Stefan. (Incorporated by reference to the Exhibit 10.5 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.10 Employment Agreement, dated as of January 25, 2000, among Sterling Financial Corporation, Bank of Hanover and Trust Company and J. Bradley Scovill.

         11 Statement re: Computations of Earnings Per Share (Incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended.)

         12 Computation of Ratios. (Incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended.)

         21 Subsidiaries of Registrant. (Incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended.)

         23.1           Consent of Shumaker Williams, P.C.

         23.2           Consent of Garland McPherson & Associates, Inc.

         23.3           Consent of McConnell, Budd & Downes, Inc.

         23.4           Consent of Trout Ebersole & Groff LLP.

         23.5           Consent of Ernst & Young LLP.

         23.6           Consent of Whisman, Grygiel & Giordano, P.A.

         24             Power of Attorney.

         99.1           Letter to Shareholders of Sterling Financial
                        Corporation.

         99.2           Notice of  Meeting (Sterling Financial Corporation).

         99.3           Letter of Shareholders of Hanover Bancorp, Inc.

         99.4           Notice of Meeting (Hanover Bancorp, Inc.)

         99.5           Form of Proxy (Sterling Financial Corporation).

         99.6           Form of Proxy (Hanover Bancorp, Inc.).

         99.7 Statute Relating to Dissenters' Rights (Included as Annex D to the Proxy Statement contained herein.)

         99.8           Statute Relating to Indemnification.

         (b)            Financial Statement Schedules:

                        None required.

         (c)            Opinion of Financial Advisor:

                        The Opinions of Financial Advisors are included in the proxy statement/prospectus as Annex B and C.

Item 22. Undertakings.

         (a)

         1.       The undersigned Registrant hereby undertakes as follows:

                  (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, that paragraphs (1)(a)(i) and
(1)(a)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (C) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            The registrant undertakes that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-operative amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supplement by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement No. 333-33976, on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lancaster, Commonwealth of Pennsylvania on April 27, 2000.

                           STERLING FINANCIAL CORPORATION

                           By: /s/ John E. Stefan
                               ------------------------------------------
                                   John E. Stefan
                                   President, Chief Executive Officer and
                                   Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Capacity                                Date
John E. Stefan                 President, CEO and Chairman of the      April 27, 2000
                               Board and Director
                               (Principal Executive Officer)

J. Roger Moyer, Jr.            Executive Vice President                April 27, 2000

Jere L. Obetz                  Executive Vice President and            April 27, 2000
                               Treasurer and Chief Financial
                               Officer
                               (Principal Financial Officer)

Ronald L. Bowman               Secretary                               April 27, 2000
                               (Principal Accounting Officer)

Richard H. Albright, Jr.       Director                                April 27, 2000

S. Amy Argudo                  Director                                April 27, 2000

Robert H. Caldwell             Director                                April 27, 2000

Howard E. Groff, Jr.           Director                                April 27, 2000

Joan R. Henderson              Director                                April 27, 2000

J. Robert Hess                 Director                                April 27, 2000

Calvin G. High                 Director                                April 27, 2000

David E. Hosler                Director                                April 27, 2000

E. Glenn Nauman                Director                                April 27, 2000

W. Garth Sprecher              Director                                April 27, 2000

Glenn R. Walz                  Director                                April 27, 2000

/s/ John E. Stefan
------------------
John E. Stefan
(Attorney-in-Fact)

                                  EXHIBIT INDEX


                                                                                         Page Number
                                                                                        In Sequential
Number                  Title                                                           Number System
         2.1            Agreement and Plan of Merger dated as of January 25,
                        2000, by and between Sterling Financial Corporation and
                        Hanover Bancorp, Inc., including exhibits. (Included in
                        Annex A to the proxy statement prospectus).

         3(i)           Sterling Financial Corporation Amended Articles of
                        Incorporation. (Incorporated by reference to Exhibit
                        3(i) to Sterling Financial Corporation's Current Report on Form 8-K, filed with the Commission on June 14, 1996.)

         3(ii)          Sterling Financial Corporation Amended Bylaws.
                        (Incorporated by reference to Exhibit 3(ii) to Sterling
                        Financial Corporation's Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

         4.1            Sterling Financial Corporation Amended Articles of
                        Incorporation. (Incorporated by reference to Exhibit
                        3(i) to Sterling Financial Corporation's Current Report on Form 8-K, filed with the Commission on June 14, 1996.)

         4.2            Sterling Financial Corporation Amended Bylaws.
                        (Incorporated by reference to Exhibit 3(ii) to Sterling
                        Financial Corporation's Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

         5              Opinion of Shumaker Williams, P.C. re: Legality of
                        Sterling Financial Corporation Common Stock.

         8              Opinion of Shumaker Williams, P.C. re: Tax Matters.

         10.1           Sterling Financial Corporation 1996 Stock Incentive
                        Plan. (Incorporated by reference to Exhibit 4.3 of Registration Statement No. 333-28065 on Form S-8, filed with the Securities and Exchange Commission, on May 30,
                        1997.)

         10.2 The Sterling Financial Corporation Dividend Reinvestment and Stock Purchase Plan. (Incorporated by reference to Registration Statement No. 33-55131 on Form S-3, filed with the Securities and Exchange Commission on August 18, 1994, and amended by the registrant's Rule 424 (b) prospectus filed with the Commission on December 23, 1998.)

         10.3 Letter Agreement between Sterling Financial Corporation and Howard E. Groff, Sr., dated June 30, 1994. (Incorporated by reference to Exhibit 99 on Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission, on March 28, 2000.)

         10.4 The Corporation's 1997 Directors Stock Compensation Plan and Policy. (Incorporated by reference to Exhibit 4.3 to the Corporation's Registration Statement No. 333-28101 on Form S-8, filed with the Securities and Exchange Commission on May 30, 1997.)

         10.5 Change in Control Agreement, dated July 27, 1999 between Sterling Financial Corporation and Bank of Lancaster County and John E. Stefan. (Incorporated by reference to the Exhibit 10.1 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.6 Change in Control Agreement, dated August 4, 1999 between Sterling Financial Corporation and Bank of Lancaster County and J. Roger Moyer, Jr. (Incorporated by reference to the Exhibit 10.2 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.7 Change in Control Agreement, dated July 30, 1999 between Sterling Financial Corporation and Bank of Lancaster County and Jere L. Obetz. (Incorporated by reference to the Exhibit 10.3 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.8 Change in Control Agreement, dated July 7, 1999 between Sterling Financial Corporation and Bank of Lancaster County and Thomas P. Dautrich. (Incorporated by reference to the Exhibit 10.4 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.9 Employment Agreement, dated July 27, 1999 between Sterling Financial Corporation and Bank of Lancaster County and John E. Stefan. (Incorporated by reference to the Exhibit 10.4 to the Quarterly Report on 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999, and as amended on April 4, 2000.)

         10.10 Employment Agreement, dated as of January 25, 2000, among Sterling Financial Corporation, Bank of Hanover and Trust Company and J. Bradley Scovill.

         11             Statement re: Computation of Earnings Per Share.
                        (Incorporated by Reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended.)

         12 Computation of Ratios. (Incorporated by Reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended.)

         21 Subsidiaries of Registrant. (Incorporated by Reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended.)

         23.1 Consent of Shumaker Williams, P.C. (Incorporated by Reference to Exhibit 5.)

         23.2           Consent of Garland McPherson & Associates, Inc.

         23.3           Consent of McConnell, Budd & Downes, Inc.

         23.4           Consent of Trout Ebersole & Groff LLP.

         23.5           Consent of Ernst & Young LLP.

         23.6           Consent of Whisman, Grygiel & Giordano, P.A.

         24             Power of Attorney  (included on Signature Page.)

         99.1           Letter to Shareholders of Sterling Financial
                        Corporation.

         99.2           Notice of  Meeting (Sterling Financial Corporation).

         99.3           Letter to Shareholders of Hanover Bancorp, Inc.

         99.4           Notice of Meeting (Hanover Bancorp, Inc.).

         99.5           Form of Proxy (Sterling Financial Corporation).

         99.6           Form of Proxy (Hanover Bancorp, Inc.).

         99.7 Statute Relating to Dissenters' Rights. (Included as Annex D to the Proxy Statement contained herein.)

         99.8           Statute Relating to Indemnification.